UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
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Ciena Corporation

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Ciena Corporation
1201 Winterson Road
Linthicum, Maryland 21090
_____________________________________________________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 21, 2012
_____________________________________________________________

To the stockholders of Ciena Corporation:
The 2012 Annual Meeting of Stockholders of Ciena Corporation will be held at The Westin Baltimore Washington Airport — BWI, located at 1110 Old Elkridge Landing Road, Linthicum, Maryland, on March 21, 2012 at 3:00 p.m. local time for the following purposes:

1.
To elect two members of the Board of Directors from the nominees named in the attached proxy statement to serve as Class III directors for three-year terms ending in 2015, or until their respective successors are elected and qualified;

2.
To approve the amendment of the 2008 Omnibus Incentive Plan to increase the number of shares available for issuance thereunder by 5.5 million shares and to re-approve material terms of performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended;

3.
To approve the amendment and restatement of the Employee Stock Purchase Plan to (a) increase the number of shares available for issuance thereunder by five million shares, (b) extend the term thereof, and (c) make such other changes described herein;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2012;

5.	To hold an advisory vote on our executive compensation, as described in these proxy materials; and

6.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
These matters are more fully described in the proxy statement accompanying this notice.
In accordance with Securities and Exchange Commission rules, we are furnishing these proxy materials and our annual report to stockholders on the Internet. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our Annual Meeting.
As a stockholder of Ciena, your vote is important. Whether or not you plan to attend the Annual Meeting in person, it is important that you vote as soon as possible to ensure that your shares are represented. Stockholders may listen to a webcast of the Annual Meeting by following the instructions that will be available in the “Investors” section of our website at www.ciena.com.
By Order of the Board of Directors,
David M. Rothenstein
Secretary
Linthicum, Maryland
February 2, 2012

i

CIENA CORPORATION
1201 WINTERSON ROAD
LINTHICUM, MARYLAND 21090
________________________

PROXY STATEMENT
________________________

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 21, 2012

Our Board of Directors has made these proxy materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail. We are furnishing this proxy statement in connection with the solicitation by our Board of Directors of proxies to be voted at our 2012 Annual Meeting. The Annual Meeting will be held at The Westin Baltimore Washington Airport — BWI, located at 1110 Old Elkridge Landing Road, Linthicum, Maryland, on Wednesday, March 21, 2012 at 3:00 p.m. local time, or at any adjournment thereof. We mailed our Notice of Internet Availability of Proxy Materials to each stockholder entitled to vote at the Annual Meeting on or about February 2, 2012.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Who may vote at the Annual Meeting?

The Board of Directors has set January 24, 2012 as the record date for the Annual Meeting. If you were the owner of Ciena common stock at the close of business on January 24, 2012, you may vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the record date.

A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the Annual Meeting, during normal business hours for a period of ten days before the Annual Meeting at our corporate offices at 1201 Winterson Road, Linthicum, Maryland 21090, and at the time and place of the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

A majority of our shares of common stock outstanding as of the record date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a “quorum.” On the record date, there were 98,650,166 shares of Ciena common stock outstanding. Your shares are counted as present at the Annual Meeting if you either are present and vote in person at the Annual Meeting or properly submit your proxy prior to the Annual Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide stockholders access to our proxy materials over the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (“Notice”) to all of our stockholders as of the record date. The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

What proposals will be voted on at the Annual Meeting?

The items scheduled to be voted on at the Annual Meeting are:

•	the election of two Class III directors to the Board of Directors for three-year terms ending in 2015, or until their respective successors are elected and qualified;

•
the amendment of the 2008 Omnibus Incentive Plan to increase the number of shares available for issuance thereunder by 5.5 million shares and to re-approve material terms of performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);

•
the amendment and restatement of the Employee Stock Purchase Plan to (a) increase the number of shares available for issuance thereunder by five million shares, (b) extend the term thereof, and (c) make such other changes described herein;

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2012; and

•	an advisory vote on our executive compensation, as described in these proxy materials.

How will voting on any business not described in this proxy statement be conducted?

We are not currently aware of any other business to be acted upon at the Annual Meeting. If any other matters are properly submitted for consideration at the Annual Meeting, including any proposal to adjourn the Annual Meeting, the persons named as proxies will vote the shares represented thereby in their discretion. Adjournment of the Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of common stock representing a majority of the votes present in person or by proxy at the Annual Meeting, whether or not a quorum exists, without further notice other than by an announcement made at the Annual Meeting.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

•	“FOR” the election of the two Class III nominees named in this proxy statement;

•	“FOR” the amendment of the 2008 Omnibus Incentive Plan and re-approval of the material terms of performance-based compensation under Section 162(m) of the Code;

•	“FOR” the amendment and restatement of the Employee Stock Purchase Plan;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm; and

•	“FOR” the advisory vote on our executive compensation.

How many votes are required to approve each proposal?

In the case of an uncontested election, our bylaws require that each director be elected by the vote of a majority of the votes cast by holders of shares present in person or represented by proxy at the Annual Meeting. For this purpose, “a majority of the votes cast” means that the number of votes cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director’s election. For more information regarding the Board’s required procedures and disclosures associated with this majority vote standard, please see “Majority Vote Standard in Director Elections” in the “Corporate Governance and the Board of Directors” section below. In the case of a contested election (i.e., an election in which the number of candidates exceeds the number of directors to be elected), directors will be elected by plurality vote. The election of directors at the Annual Meeting is uncontested, meaning that the nominees will be elected by a majority of the votes cast.

Approval of proposals 2-5 each require the affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on these proposals.

How are votes counted?

With regard to proposals 1-5 set forth in this proxy statement to be presented at the Annual Meeting, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you abstain from voting on these proposals, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting. An abstention will not count as a vote “FOR” or “AGAINST” the proposals at the Annual Meeting and will have no effect on the outcome of the election of our directors in an uncontested election or the outcome of the vote on the remaining proposals.

What are broker non-votes and how are they counted at the Annual Meeting?

Broker non-votes occur when brokers do not receive voting instructions from their customers and the broker does not have discretionary voting authority with respect to a proposal. If you hold shares through a broker, bank or other nominee and you do not give instructions as to how to vote, your broker may have authority to vote your shares on certain routine items but not on other items. Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of the election of directors and will have no effect on the outcome of the vote on the remaining proposals.

What is the difference between holding shares as a “stockholder of record” and as a beneficial owner of shares held in “street name”?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record” with respect to those shares, and the Notice was sent directly to you.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

How do I vote my shares without attending the Annual Meeting?

Whether you are a “stockholder of record” or hold your shares in “street name,” you may direct your vote without attending the Annual Meeting in person.

If you are a stockholder of record, you may vote by Internet by following the instructions on the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card and returning it by mail or by submitting your vote by telephone. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

If you are the beneficial owner of shares held in street name, you may be eligible to vote your shares electronically over the Internet or by telephone by following the instructions on the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing the voter instruction card provided by your bank or broker and returning it by mail. If you provide specific voting instructions by mail, telephone or the Internet, your shares will be voted by your broker or nominee as you have directed.

The persons named as proxies are executive officers of Ciena. All proxies properly submitted in time to be counted at the Annual Meeting will be voted in accordance with the instructions contained therein. If you submit your proxy without voting instructions, your shares will be voted by the proxy holders in accordance with the recommendations of the Board of Directors set forth above.

How do I vote my shares in person at the Annual Meeting?

Even if you plan to attend the Annual Meeting, we encourage you to vote by telephone or Internet, or by returning a proxy card following your request of printed materials. This will ensure that your vote will be counted if you are unable to, or later decide not to, attend the Annual Meeting. If you are a stockholder of record, you may vote in person by marking and signing the ballot to be provided at the Annual Meeting. If you hold your shares in “street name,” you must first obtain a proxy in your name from your bank, broker or other stockholder of record in order to vote by ballot at the Annual Meeting.

What happens if my shares are held in more than one account?

If your shares are held in more than one account, you will receive a Notice for each account. To ensure that all of your shares in each account are voted, you must vote in accordance with the Notice you receive for each account.

May I revoke my proxy and change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may revoke your proxy by submitting a written notice of revocation to Ciena Corporation, 1201 Winterson Road, Linthicum,

Maryland 21090, Attention: Corporate Secretary. You may also revoke your proxy by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card with a later date, or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing at that time that your prior proxy be revoked.

What happens if additional matters are presented at the meeting?

Management knows of no matters to be presented for action at the Annual Meeting other than those mentioned in this proxy statement and the deadline under our bylaws for stockholder proposals and director nominations has passed. However, if any additional matters properly come before the Annual Meeting, it is intended that the persons named as proxies will vote on such other matters in accordance with their judgment of the best interests of Ciena. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxies will vote for such other candidate or candidates as may be nominated by the Board of Directors.

Will the Annual Meeting be webcast?

Yes. The Annual Meeting will be webcast live. You can access it by following the instructions in the “Investors” section of our website at www.ciena.com. The webcast will enable you to listen only. You will not be able to ask questions. The Annual Meeting audio webcast will be available on our website for a period of time after the meeting.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of elections and will be subsequently published by us by the filing of a current report on Form 8-K with the SEC shortly following our Annual Meeting. This filing will also be available on our website at www.ciena.com.

Who is soliciting my vote and who will bear the cost of this solicitation?

Our Board of Directors is making this solicitation and Ciena will bear the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We have engaged Phoenix Advisory Partners as our proxy solicitor to help us solicit proxies for a fee of $10,000, plus reasonable out of pocket expense. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of Ciena common stock, and normal handling charges may be paid for such forwarding service. Officers and other Ciena employees, who will receive no additional compensation for their services, may solicit proxies by mail, e-mail, via the Internet, personal interview or telephone.

PROPOSAL NO. 1

ELECTION OF CLASS III DIRECTORS

Overview

Our Board of Directors currently consists of nine directors and is divided into three classes, each consisting of three directors. Each class of our Board of Directors serves a staggered three-year term. Class III, whose term expires at the Annual Meeting, consists of Stephen P. Bradley, Ph.D, Bruce L. Claflin and Patrick T. Gallagher.

On December 6, 2011, Professor Bradley informed the Board of Directors that he will not stand for re-election at the Annual Meeting and that he intends to retire from the Board of Directors upon the completion of his current term at the Annual Meeting. The Board of Directors expresses its sincere gratitude to Professor Bradley for his service to Ciena and his contributions to the Board of Directors. The Governance and Nominations Committee is planning to conduct a search to identify a new director, but does not anticipate completing its search before the Annual Meeting. In connection with Professor Bradley's retirement, the Board of Directors, in accordance with Ciena's bylaws, acted by resolution to reduce its size from nine members to eight, effective immediately prior to the Annual Meeting. This reduction will have the effect of reducing the number of directors in Class III of the Board of Directors from three members to two.

As a result, at the Annual Meeting, two directors will be elected to fill positions in Class III. Messrs. Claflin and Gallagher, each of whom is a current Class III director, are the nominees for election at the Annual Meeting. The nomination of these directors to stand for election at the Annual Meeting has been recommended by the Governance and Nominations Committee and has been approved by the Board of Directors. Each of the nominees for Class III, if elected, will serve for a three-year term expiring at the 2015 Annual Meeting, or until his or her successor is elected and qualified, or until such director's earlier death, resignation or removal from the Board.

Director Qualifications

The Governance and Nominations Committee reviews candidates for service on the Board and recommends nominees for election to fill vacancies on the Board of Directors, including nomination for re-election of directors whose terms are due to expire. In discharging its responsibilities to nominate candidates for election to the Board of Directors, the Governance and Nominations Committee endeavors to identify, recruit and nominate candidates characterized by wisdom, maturity, sound judgment, excellent business skills and high integrity. The Governance and Nominations Committee seeks to assure that the Board of Directors is composed of individuals of diverse backgrounds who have a variety of complementary experience, training and relationships relevant to Ciena’s business. This diversity of background and experience includes ensuring that the Board includes individuals with experience or skills sufficient to meet the requirements of the various rules and regulations of The NASDAQ Stock Market and the SEC, such as the requirements to have a majority of independent directors and an audit committee financial expert. In nominating candidates to fill vacancies created by the expiration of the term of a director, the Governance and Nominations Committee determines whether the incumbent director is willing to stand for re-election. If so, the Governance and Nominations Committee evaluates his or her performance to determine suitability for continued service, taking into consideration, among other things, each director’s contributions to the Board, the value of the continuity of his or her service, and the individual’s familiarity with Ciena’s business, operations or markets.

Each of the nominees has consented to serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election, or declines to accept election, or is otherwise unavailable for election prior to our Annual Meeting, proxies solicited by our Board of Directors will be voted by the proxy holders for the election of any other person or persons as the Board of Directors may recommend, or our Board of Directors, at its option, may further reduce the number of directors that constitute the entire Board of Directors.

Information Regarding Nominees and Continuing Directors

Information for each person nominated for election as a Class III director at the Annual Meeting, including age, term of office and business experience, including directorships during the past five years, as well as for each director continuing service on the Board, is set forth below. In addition, for each person, we have included information regarding the business or other experience, qualifications, attributes or skills that factored into the determination by the Governance and Nominations Committee and by our Board of Directors that each such person should serve as a director on our Board.

Nominees for Election to Board — Class III Directors with Terms Expiring in 2015

Bruce L. Claflin
Mr. Claflin, age 60, has served as a Director of Ciena since August 2006. Mr. Claflin served as President and Chief Executive Officer of 3Com Corporation from January 2001 until his retirement in February 2006. Mr. Claflin joined 3Com as President and Chief Operating Officer in August 1998. Prior to 3Com, Mr. Claflin served as Senior Vice President and General Manager, Sales and Marketing, for Digital Equipment Corporation. Mr. Claflin also worked for 22 years at IBM, where he held various sales, marketing and management positions, including general manager of IBM PC Company’s worldwide research and development, product and brand management, as well as president of IBM PC Company Americas. Mr. Claflin also serves on the board of directors of Advanced Micro Devices (AMD), where he is currently Chairman of the Board, and Chairman of its Nominating and Governance Committee.

The Board believes that Mr. Claflin’s prior service as a Chief Executive Officer of a technology company in an adjacent industry provides the Board with a high level of expertise and experience in the operations of a global, high technology company. In addition to his strategic insights, Mr. Claflin brings to the Board his previous management and oversight experience relating to sales, marketing, research and development, supply chain management and manufacturing. Mr. Claflin also brings to the Board experience in international business transactions, risk management, executive compensation and a business-oriented approach to resolving operational challenges. The Board also benefits from Mr. Claflin’s service as Chairman of the Board of a public technology company.

Patrick T. Gallagher
Mr. Gallagher, age 56, has served as a Director of Ciena since May 2009. Mr. Gallagher currently serves as Chairman of Ubiquisys Ltd., a leading developer and supplier of femtocells for the global 3G mobile wireless market. From January 2008 until February 2009, Mr. Gallagher was Chairman of Macro 4 plc, a global software solutions company, and from May 2006 until March 2008, served as Vice Chairman of Golden Telecom Inc., a leading facilities-based provider of integrated communications in Russia and the CIS. From 2003 until 2006, Mr. Gallagher was Executive Vice Chairman and served as Chief Executive Officer of FLAG Telecom Group and, prior to that role, held various senior management positions at British Telecom. Mr. Gallagher also serves on the boards of directors of Harmonic Inc. and Sollers JSC.

The Board believes that Mr. Gallagher’s extensive international business experience provides the Board with expertise and an important perspective regarding international transactions and markets. His experience as a senior executive of major European telecommunications service providers offers the Board insight into carrier customer perspectives as well as industry opportunities, marketing and sales strategies and operational challenges outside of the United States. His industry knowledge and prior management expertise also provide the Board with significant industry knowledge and expertise in submarine and wireless network applications and strategic growth market opportunities for Ciena. The Board also benefits from Mr. Gallagher's experience as a public company director in both the U.S. and Europe.

Continuing Directors — Class I Directors with Terms Expiring in 2013

Lawton W. Fitt
Ms. Fitt, age 58, has served as a director of Ciena since November 2000. From October 2002 to March 2005, Ms. Fitt served as Director of the Royal Academy of Arts in London. From 1979 to October 2002, Ms. Fitt was an investment banker with Goldman Sachs & Co., where she was a partner from 1994 to October 2002, and a managing director from 1996 to October 2002. In addition to her service as a director of non-profit organizations, Ms. Fitt currently serves on the boards of directors of Thomson Reuters and The Progressive Corporation, and has previously served on the boards of directors of Overture Acquisition Corporation and Frontier Communications Company.

The Board believes that Ms. Fitt’s substantial investment banking experience and expertise in structuring and negotiating acquisition and financing transactions, together with her understanding of the capital markets, are significant assets for the Board. Ms. Fitt brings a strong financial background to her service as Chairperson of the Audit Committee along with significant experience in the areas of raising capital, financial oversight and risk analysis. The Board also believes it benefits from Ms. Fitt’s previous executive management experience and her service as a director and member of the audit committee of other companies.

Patrick H. Nettles, Ph.D
Dr. Nettles, age 68, has served as a director of Ciena since April 1994 and as Executive Chairman of the Board of Directors of Ciena since May 2001. From October 2000 to May 2001, Dr. Nettles was Chairman of the Board and Chief Executive Officer of Ciena, and he was President and Chief Executive Officer from April 1994 to October 2000. Dr. Nettles serves as a Trustee for the California Institute of Technology and serves on the boards of directors of Axcelis Technologies, Inc. and The Progressive Corporation. Dr. Nettles also serves on the board of directors of Optiwind Corp., a privately held company, and has previously served on the board of directors of Apptrigger, Inc., formerly known as Carrius Technologies, Inc.

As a founder and former Chief Executive Officer of Ciena, the Board believes that Dr. Nettles provides significant institutional and industry knowledge and provides key insight and advice in the Board’s consideration and oversight of corporate strategy and management development. The Board believes that Dr. Nettles’ executive management experience with Ciena, along with his operational management experience and technical expertise, provide the Board a unique perspective and enable him to make significant contributions to the Board. The Board also benefits from Dr. Nettles’ experience as a public company director.

Michael J. Rowny
Mr. Rowny, age 61, has served as a director of Ciena since August 2004. Mr. Rowny has been Chairman of Rowny Capital, a private equity firm, since 1999. From 1994 to 1999, and previously from 1983 to 1986, Mr. Rowny was with MCI Communications in positions including President and Chief Executive Officer of MCI’s International Ventures, Alliances and Correspondent Group, acting Chief Financial Officer, Senior Vice President of Finance, and Treasurer. Mr. Rowny’s career in business and government has also included positions as Chairman and Chief Executive Officer of the Ransohoff Company, Chief Executive Officer of Hermitage Holding Company, Executive Vice President and Chief Financial Officer of ICF Kaiser International, Inc., Vice President of the Bendix Corporation, and Deputy Staff Director of The White House. Mr. Rowny currently serves on the board of directors of Neustar, Inc.

Continuing Directors — Class I Directors with Terms Expiring in 2013

Michael J. Rowny (cont'd)
Serving in his role as the Audit Committee Financial Expert, the Board believes that Mr. Rowny provides a high level of expertise and significant leadership experience in the areas of finance, accounting and audit oversight. In addition to his previous executive management and experience in international and telecommunications businesses, Mr. Rowny brings to the board a strong understanding of the capital markets, cash management practices and strategic business opportunities, including acquisitions and other investments. The Board also benefits from Mr. Rowny’s experience as a public company director.

Continuing Directors — Class II Directors with Terms Expiring in 2014

Harvey B. Cash
Mr. Cash, age 73, has served as a Director of Ciena since April 1994. Mr. Cash is a general partner of InterWest Partners, a venture capital firm in Menlo Park, California, which he joined in 1985. Mr. Cash currently serves on the boards of directors of First Acceptance Corp., Silicon Laboratories, Inc. and Argonaut Group, Inc. and has previously served on the boards of directors of i2 Technologies, Inc., Voyence, Inc. and Staktek Holdings, Inc.

As a result of his tenure with Ciena, Mr. Cash has strong institutional knowledge of Ciena’s business and industry, which he is able to leverage in his capacity as Ciena’s lead outside director and as Chairperson of the Committee on Governance and Nominations. As a venture capital professional, Mr. Cash also brings to the Board expertise, deep experience and extensive relationships in the high technology sector in general, including the component and chip industries, and the telecommunications industry in particular. The Board believes that Mr. Cash’s experience in venture capital offers important insight into market conditions, strategic investments and emerging technologies.

Judith M. O’Brien
Ms. O’Brien, age 61, has served as a Director of Ciena since July 2000. Ms. O’Brien currently serves as a business advisor focused primarily on the technology industry. Ms. O'Brien served as Executive Vice President and General Counsel of Obopay, Inc., a provider of mobile payment services, from November 2006 through December 2010. From February 2001 until October 2006, Ms. O’Brien served as a Managing Director at Incubic Venture Fund, a venture capital firm. From August 1980 until February 2001, Ms. O’Brien was a lawyer with Wilson Sonsini Goodrich & Rosati, where, from February 1984 to February 2001, she was a partner specializing in corporate finance, mergers and acquisitions and general corporate matters. Ms. O’Brien has previously served on the board of directors of Adaptec, Inc.

As a result of both her experience working in a private law firm focused on technology companies, and of her service as a venture capital professional and as in-house general counsel, the Board believes that Ms. O’Brien provides an important perspective with respect to the overall technology sector and in identifying and assessing legal and regulatory risks. The Board benefits from Ms. O’Brien’s expertise in assessing and structuring strategic transactions, including capital raising opportunities, intellectual property matters, acquisitions, joint ventures and strategic alliances. Ms. O’Brien also brings extensive knowledge and experience in the areas of executive compensation and corporate governance to her service as Chairperson of the Compensation Committee and her membership on the Governance and Nominations Committee.

Continuing Directors — Class II Directors with Terms Expiring in 2014

Gary B. Smith
Mr. Smith, age 51, joined Ciena in 1997 and has served as President and Chief Executive Officer since May 2001. Mr. Smith has served on Ciena’s Board of Directors since October 2000. Prior to his current role, his positions with Ciena included Chief Operating Officer, and Senior Vice President, Worldwide Sales. Mr. Smith previously served as Vice President of Sales and Marketing for INTELSAT and Cray Communications, Inc. Mr. Smith also serves on the board of directors for Avaya Inc. and CommVault Systems, Inc. Mr. Smith also serves as a member of the President’s National Security Telecommunications Advisory Committee (NSTAC), the Global Information Infrastructure Commission and the Center for Corporate Innovation (CCI).

As the Chief Executive Officer of Ciena, Mr. Smith brings his leadership skills, industry experience and comprehensive knowledge of Ciena’s business, financial position, and operations to Board deliberations. Having led the company for over ten years, including through a transformative acquisition and complex integration, Mr. Smith offers the Board a unique perspective on the strategic and operational challenges and opportunities faced by Ciena. With almost 30 years of experience in the telecommunications industry, during which time he has lived and worked on four continents, Mr. Smith’s global industry sales and marketing experience also provide the Board an important perspective into Ciena’s markets and business and selling strategies.

Proposal No. 1 — Recommendation of the Board of Directors

The Board of Directors recommends that Ciena stockholders vote “FOR” the election of the two Class III nominees listed above.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Ciena has adopted a number of policies and practices, some of which are described below, which highlight its commitment to sound corporate governance principles. Ciena also maintains a corporate governance page on its website that includes additional related information, as well as Ciena's bylaws, codes of conduct, principles of corporate governance, and the charters for each of the Audit Committee, Compensation Committee and Governance and Nominations Committee. The corporate governance page can be found by clicking on the “Corporate Governance” link in the “Investors” section of our website at www.ciena.com.

Independent Directors

In accordance with the current listing standards of The NASDAQ Stock Market, the Board of Directors, on an annual basis, affirmatively determines the independence of each director or nominee for election as a director. The Board of Directors has determined that, with the exception of Dr. Nettles and Mr. Smith, both of whom are employees of Ciena, all of its members are “independent directors,” using the definition of that term in the listing standards of The NASDAQ Stock Market. Also, all members of the Board’s standing Audit, Compensation and Governance and Nominations Committees, more fully described below, are independent directors.

Communicating with the Board of Directors

The Board of Directors has adopted a procedure for receiving and addressing communications from stockholders. Stockholders may send written communications to the entire Board of Directors, to the independent directors serving on the Board, or to any of the Board’s committees, by addressing communications to Ciena Corporation, 1201 Winterson Road, Linthicum, Maryland 21090, Attention: Corporate Secretary. Communication by e-mail should be addressed to ir@ciena.com and marked “Attention: Corporate Secretary” in the “Subject” field. Our General Counsel serves as Corporate Secretary and determines, in his discretion, whether the nature of the communication is such that it should be brought to the attention of the Board, the independent directors or one of the Board committees. As a general matter, the Corporate Secretary does not forward spam, junk mail, mass mailings, job inquiries, surveys, business solicitations or advertisements, or offensive or inappropriate material.

Codes of Ethics

Ciena has adopted a Code of Business Conduct and Ethics that is applicable to all of its directors, officers and employees. The Code of Business Conduct and Ethics reflects Ciena’s policy of dealing with all persons, including our customers, employees, investors, and suppliers, with honesty and integrity. All new employees are required to complete training on our Code of Business Conduct and Ethics and we conduct recurring, annual training and periodic courses related to specific topics contained therein.

In accordance with the Sarbanes-Oxley Act of 2002, Ciena has also adopted a Code of Ethics for Senior Financial Officers that is specifically applicable to Ciena’s Chief Executive Officer, Chief Financial Officer and Controller. Its purpose is to promote honest and ethical conduct, and compliance with the law, particularly as it relates to the maintenance of Ciena’s financial records and the preparation of financial statements filed with the SEC.

A copy of both Ciena’s Code of Business Conduct and Ethics and its Code of Ethics for Senior Financial Officers can be found on the “Corporate Governance” page of the “Investors” section of our website at www.ciena.com. You may also obtain copies of these documents without charge by writing to: Ciena Corporation, 1201 Winterson Road, Linthicum, Maryland 21090, Attention: Corporate Secretary.

Principles of Corporate Governance, Bylaws and Other Governance Documents

Our Board of Directors has adopted Principles of Corporate Governance and other corporate governance documents that supplement certain provisions of our bylaws and relate to, among other things, the composition, structure, interaction and operation of the Board of Directors. Some of the key governance features of our Principles of Corporate Governance, bylaws and other governance documents are summarized below.

Majority Vote Standard in Director Elections.  Ciena’s bylaws and Principles of Corporate Governance provide that, in the case of an uncontested election, each director be elected by the vote of a majority of the votes cast by holders of shares present in person or represented by proxy at the Annual Meeting. For this purpose, “a majority of the votes cast” means that the number of votes cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director’s election. In the case of a contested election (i.e., an election in which the number of candidates exceeds the number of directors to be elected), however, directors will be elected by plurality vote.

As a condition of their nomination, incumbent directors and director nominees are required to submit to Ciena an irrevocable resignation that becomes effective only if (i) that person fails to receive a majority vote in an election; and (ii) the Board of Directors accepts his or her resignation. Should any director fail to receive a majority of the votes cast in an uncontested election, the Governance and Nominations Committee will promptly consider the resignation and recommend to the Board whether to accept or reject it, or whether other action should be taken. No later than 90 days following the date of the certification of the election results, the Board of Directors will disclose its decision by press release and a Form 8-K filed with the SEC. The Board of Directors will provide a full explanation of the process by which the decision was reached and, if applicable, the rationale for rejecting the resignation. If a resignation is accepted by the Board, the Governance and Nominations Committee will recommend to the Board whether to fill the vacancy or to reduce the size of the Board of Directors.

Any director whose resignation is being considered is not permitted to participate in the recommendation of the Governance and Nominations Committee or the decision of the Board as to his or her resignation. If the resignations of a majority of the members of the Governance and Nominations Committee have become effective as a result of the voting, the remaining independent directors will appoint a special committee among themselves for the purpose of considering the resignations and recommending whether to accept or reject them.

Selection of Board Members; Vacancies.  For any director elected by the Board of Directors to fill a vacancy, Ciena’s bylaws limit the term of office of such person until the first annual meeting following election.

Service on Other Boards of Directors.  Ciena’s Board of Directors believes that directors should not serve on more than four other boards of public companies in addition to our Board of Directors. In the event that a director wishes to join the board of directors of another public company in excess of the limit above, our Board, in its sole discretion, will determine whether service on the additional board of directors is likely to interfere with the performance of the director’s duties to Ciena, taking into account the individual, the nature of his or her other activities and such other factors or considerations as our Board deems relevant. In selecting nominees for election as a director, the Governance and Nominations Committee and the Board will take into account the other demands on the time of a candidate, and will avoid candidates whose other responsibilities might interfere with effective service on our Board of Directors.

Change in Principal Occupation of Director.  In some cases, when a director changes his or her principal occupation, the change may result in an increased workload, actual or apparent conflicts of interest, or other consequences that may affect his or her ability to continue to serve on Ciena’s Board of Directors. As a result, the Board of Directors has determined that when a director substantially changes his or her principal occupation, including by retirement, that director will tender his or her resignation to the Board of Directors. In considering the notice of resignation, the Governance and Nominations Committee will weigh such factors as it deems relevant and recommend to the Board of Directors whether the resignation should be accepted, and the Board will act promptly on the matter.

Stock Ownership Requirements.  In order to further align the interests of Ciena’s executive officers and directors with those of Ciena’s stockholders, and to illustrate and promote our commitment to sound corporate governance, we maintain stock ownership guidelines for executive officers and non-employee directors. These guidelines require such persons to hold shares of Ciena stock of a value equal to the lesser of a multiple of annual base salary or a fixed number of shares as follows:

Position	Stock Ownership Requirement
CEO & Executive Chairman	Lesser of 3.0x annual base salary or 100,000 shares
Executive Officers (including NEOs)	Lesser of 1.5x annual base salary or 40,000 shares
Non-Employee Directors	Lesser of 3.0x annual retainer or 15,000 shares

Each executive officer has until the later of December 2014 or five years from the date such individual first becomes subject to the guidelines to attain the requisite stock ownership. Shares that count toward satisfaction of the stock ownership guidelines include: (i) shares owned outright by such person or his or her immediate family members residing in the same household; (ii) shares held in trust for the benefit of such person or his or her family; and (ii) shares purchased on the open market. Unexercised stock options, whether or not vested, and unvested restricted stock units, do not count toward the satisfaction of the guidelines. The guidelines may be waived, at the Governance and Nominations Committee’s discretion, if compliance would create hardship or prevent compliance with a court order.

Committee Responsibilities.  The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominations Committee. Each committee meets regularly and has a written charter that can be found on the “Corporate Governance” page of the “Investors” section of our website at www.ciena.com. At each regularly scheduled Board meeting, the chairperson or a member of each committee reports on any significant matters addressed by the committee.

Executive Sessions.  Our independent directors on the Board of Directors meet regularly in executive session without employee-directors or other executive officers present. The lead independent director presides at these meetings.

Outside Advisors.  The Board of Directors, and each of its standing committees, may retain outside advisors and consultants at its discretion and at Ciena’s expense. Management’s consent to retain outside advisors is not required.

Board Effectiveness.  To ensure that our Board of Directors and its committees are performing effectively and in the best interests of Ciena and its stockholders, the Board performs an annual assessment of itself, its Committees and each of its members.

Copies of our Principles of Corporate Governance and bylaws can be found on the “Corporate Governance” page of the “Investors” section of our website at www.ciena.com.

Board Leadership Structure

Although our Board of Directors does not have a formal policy on whether the roles of Chief Executive Officer and Chairman should be separate, Ciena has separately maintained these positions since 2001. Separating the Executive Chairman and Chief Executive Officer roles allows us to efficiently develop and implement corporate strategy that is consistent with the Board’s oversight role, while facilitating strong day-to-day executive leadership. Mr. Smith currently serves as Chief Executive Officer and Dr. Nettles, who previously served as Chief Executive Officer until Mr. Smith assumed that role in 2001, serves as Executive Chairman.

One of our independent Board members is elected to serve as lead independent director. The lead independent director is responsible for coordinating the activities of the other independent directors and has the authority to preside at all meetings of the Board of Directors at which the Executive Chairman is not present, including executive sessions of the independent directors. The lead independent director serves as principal liaison on Board-wide issues between the independent directors and the Executive Chairman, and approves meeting schedules and agendas and monitors the quality of information sent to the Board. The lead independent director may also recommend the retention of outside advisors and consultants who report directly to the Board of Directors. If requested by stockholders, when appropriate, the lead independent director will also be available for consultation and direct communication. Mr. Cash currently serves as Ciena’s lead independent director.

The Board believes its leadership structure is appropriate for Ciena. Through the role of the lead independent director, the independence of the Board’s committees, and the regular use of executive sessions of the independent directors, the Board is able to maintain independent oversight of our business strategies and activities. These features, together with the role and responsibilities of the lead independent director described above, work to ensure a full and free discussion of issues important to Ciena. At the same time, the Board is able to take advantage of the unique blend of leadership, experience and knowledge of our industry and business that Dr. Nettles brings to the role of Executive Chairman.

Board Oversight of Risk

The Board of Directors believes that risk management is an important part of establishing, updating and executing Ciena’s business strategy. The Board, as a whole and at the committee level, has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations and the financial condition and performance of the company. The Board focuses its oversight on the most significant risks facing the company and on its processes to identify, prioritize, assess, manage and mitigate those risks. The Board and its committees receive regular reports from members of senior management on areas of material risk to the company, including strategic, operational, financial, legal and regulatory risks. The Board also receives an annual report from senior management on the status of any material risks as part of Ciena's enterprise risk management process. While the Board has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the company.

The Audit Committee as part of its responsibilities oversees the management of financial risks, including but not limited to accounting matters, liquidity and credit risks, corporate tax positions, insurance coverage, and cash investment strategy and financial results. The Audit Committee is also responsible for overseeing the management of risks relating to the performance of the company’s internal audit function and its independent registered public accounting firm, as well as the company’s systems of internal controls and disclosure controls and procedures. The Compensation Committee is responsible for overseeing the management of risks relating to the company’s executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. The Governance and Nominations Committee oversees the management of risks associated with the company’s overall compliance and corporate governance practices, and the independence, composition and compensation of the Board. Each of these committees provides regular reports to the full Board on at least a quarterly basis.

Committees of the Board of Directors and Meetings

During fiscal 2011, the Board of Directors held six meetings. The three standing committees of the Board of Directors held meetings as follows:

•	the Audit Committee held seven meetings;

•	the Compensation Committee held seven meetings; and

•	the Governance and Nominations Committee held five meetings.

All of our directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the committees on which they served during fiscal 2011. Ciena encourages, but does not require, members of the Board of Directors to attend the Annual Meeting. All of our directors attended Ciena’s 2011 Annual Meeting.

Composition of Standing Committees

The table below details the composition of Ciena’s standing Board committees. Mr. Smith and Dr. Nettles do not serve on committees of the Board of Directors.

Director	Audit Committee	Compensation Committee	Governance and Nominations Committee
Stephen P. Bradley, Ph.D.	X		X
Harvey B. Cash		X	Chairperson
Bruce L. Claflin	X	X
Lawton W. Fitt	Chairperson
Patrick T. Gallagher	X
Judith M. O’Brien		Chairperson	X
Michael J. Rowny	X

Audit Committee

The Audit Committee falls within the definition of “audit committee” under Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (“Exchange Act”). The Board of Directors has determined that each member of the Audit Committee meets the independence criteria established by the SEC under Rule 10A-3 under the Exchange Act and qualifies under the independence standards of The NASDAQ Stock Market. The Board of Directors has determined that Mr. Rowny is an “audit committee financial expert” as defined in Item 407 of Regulation S-K of the Exchange Act.

Among its responsibilities, the Audit Committee appoints and establishes the compensation for Ciena’s independent registered public accounting firm, approves in advance all engagements with Ciena’s independent registered public accounting firm to perform audit and non-audit services, reviews and approves the procedures used by Ciena to prepare its periodic reports, reviews and approves Ciena’s critical accounting policies, discusses audit plans and reviews results of the audit engagement with Ciena’s independent registered public accounting firm, reviews the independence of Ciena’s independent registered public accounting firm, and oversees Ciena’s internal audit function and Ciena’s accounting processes, including the adequacy of its internal controls over financial reporting. Ciena’s independent registered public accounting firm and internal audit department report directly to the Audit Committee. The Audit Committee also reviews and considers any related person transactions in accordance with our Policy on Related Person Transactions and applicable rules of The NASDAQ Stock Market.

Governance and Nominations Committee

The Governance and Nominations Committee reviews, develops and makes recommendations regarding various aspects of the Board of Directors, including its size, composition, standing committees and practices. The Governance and Nominations Committee also reviews and implements corporate governance policies, practices and procedures. The Governance and Nominations Committee conducts an annual review of the performance of the Board of Directors and its individual members. The Governance and Nominations Committee is also responsible for making recommendations to the Board of Directors regarding the compensation, composition and independence of its non-employee members. The members of the Governance and Nominations Committee are all independent directors under applicable rules of The NASDAQ Stock Market.

It is the policy of the Governance and Nominations Committee to consider recommendations for nomination from other sources, including Ciena’s officers, directors and stockholders. In considering these recommendations, the Governance and Nominations Committee utilizes the same standards described above, and considers the current size and composition of the Board, and the needs of the Board and its committees. When appropriate, the Governance and Nominations Committee may retain executive recruitment firms to assist in identifying suitable candidates. Stockholders who wish to recommend potential nominees may address their recommendations in writing to Ciena Corporation, 1201 Winterson Road, Linthicum, Maryland 21090, Attention: Corporate Secretary. For a description of the process by which stockholders may nominate directors in accordance with our bylaws, please see “Stockholder Proposals for 2012 Annual Meeting” below.

Compensation Committee

The Compensation Committee has responsibility, authority and oversight relating to the development of Ciena’s overall compensation strategy and compensation programs. The Compensation Committee establishes our compensation philosophy and policies, and administers compensation plans for executive officers and non-executive employees. The Compensation Committee seeks to assure that our compensation practices promote stockholder interests and support our compensation objectives and philosophy. Ciena’s compensation program for executive officers focuses on addressing the following principal objectives:

•	attract and retain talented personnel by offering competitive compensation packages;

•	motivate employees to achieve strategic and tactical objectives and the profitable growth of Ciena;

•	reward employees for individual and corporate performance; and

•	align executive compensation with stockholder interests.

In making compensation decisions, the Committee also seeks to promote teamwork among and high morale within our executive team.

The Compensation Committee determines the compensation of our executive officers. As part of this determination, the Compensation Committee annually evaluates the performance of our Chief Executive Officer and Executive Chairman, and considers evaluations by or recommendations from our Chief Executive Officer regarding the other executive officers. The Committee also receives information from its compensation consultant. The Committee reviews and has final authority to approve and make decisions with respect to the compensation of Ciena’s executive officers. For detailed information regarding the Compensation Committee, its determination of the form and amount of compensation paid to our executive officers, including the “Named Executive Officers,” and Mr. Smith’s role in such determination, please see “Compensation Discussion and Analysis” below.

The members of the Compensation Committee qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code, qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and comply with the independence requirements of The NASDAQ Stock Market. The Compensation Committee’s charter permits the Committee to delegate authority to our Chief Executive Officer in connection with new hires, promotions and other discretionary awards. The Compensation Committee has delegated limited authority to Mr. Smith to make equity awards to employees who are not part of the executive leadership team, within certain parameters and guidelines applicable to, among other things, the size, terms and conditions of such awards. The Compensation Committee regularly reviews at its meetings quarterly and year-to-date grant activity pursuant to this delegated authority.

Compensation Consultant.  To assist it in carrying out its responsibilities, the Compensation Committee is authorized to retain the services of independent advisors. For purposes of advice and consultation with respect to compensation of our executive officers during fiscal 2011, the Committee engaged Compensia, Inc., a national compensation consulting firm. In order to assure Compensia’s continued independence and to avoid any actual or apparent conflict of interest, the Committee does not permit Ciena to engage Compensia to perform any services for Ciena beyond those services provided to the Committee. The Committee has sole authority to retain or terminate Compensia as the Committee’s executive compensation consultant and to approve its fees and other terms of engagement. The Committee regularly, but not less than annually, considers the independence of Compensia and determines whether any related conflicts of interest require disclosure.

In establishing executive compensation for fiscal 2011, the Compensation Committee relied upon Compensia to:

•	assist in the selection of a group of peer companies;

•	provide information on compensation paid by peer companies to their executive officers;

•	provide survey data to supplement publicly available information on compensation paid by peer companies;

•	advise on alternative structures, forms of compensation and allocation considerations;

•	advise the Committee on appropriate levels of compensation for the Named Executive Officers and the other members of the executive leadership team; and

•
prepare “tally sheets” showing, for each executive officer, all elements of compensation received in previous fiscal years, equity grant detail, the projected value of vested and unvested awards outstanding, and a competitive assessment of compensation relative to a peer group.

In addition to its advisory work regarding executive compensation during fiscal 2011, Compensia was also engaged by the Committee to assist in evaluating the competitiveness of our director compensation program, provide data relating to the Committee's consideration of the executive severance plan, provide advice in connection with the Committee's assessment of Ciena's ESPP, and the Committee’s review of the compensation risk assessment materials and draft Compensation Discussion and Analysis prepared by management.

Compensation Committee Interlocks and Insider Participation

Messrs. Cash and Claflin and Ms. O’Brien, who comprised the Compensation Committee as of the end of fiscal 2011, are independent directors and were not, at any time during fiscal 2011, or at any other time, officers or employees of Ciena. During fiscal 2011, no member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors an executive officer of Ciena served.

DIRECTOR COMPENSATION

Our director compensation program is designed to attract and retain highly qualified, independent directors to represent stockholders on the Board of Directors and to act in their best interest. The Governance and Nominations Committee, which consists solely of independent directors, has primary responsibility for reviewing and recommending any changes to our director compensation program, with compensation changes approved or ratified by the full Board of Directors.

Our Board of Directors includes two Ciena executive officers: Dr. Nettles, who serves as Executive Chairman of the Board, and Gary Smith, who serves as Ciena’s President and Chief Executive Officer. Except as set forth in “Equity Compensation” below, Dr. Nettles does not receive compensation for his services as a director. As a Named Executive Officer, information regarding the determination of Mr. Smith’s compensation can be found in the “Compensation Discussion and Analysis” and “Executive Compensation Tables” below. Mr. Smith does not receive compensation for his service as a director.

Fiscal 2011 Board Compensation

In determining Board compensation for fiscal 2011, the Compensation Committee engaged Compensia to assist in evaluating the competitiveness of our director compensation program. This evaluation was then reviewed by our Governance and Nominations Committee. The Governance and Nominations Committee also considered an overview of the corporate governance environment as well as recent trends and developments relating to director compensation. The Governance and Nominations Committee specifically considered the amount and various components of our director compensation program, as well as the aggregate director compensation costs, in comparison to the boards of directors of the same group of peer companies that the Compensation Committee used in determining executive officer compensation. After considering the factors above and the recommendations of the Governance and Nominations Committee, our Board of Directors approved a revised director compensation program for fiscal 2011, increasing the cash elements for directors serving on Committees and chairpersons thereof, and increasing total delivered value for equity compensation awards in the form of restricted stock units (“RSUs”). In so doing, the Committee also recommended, and the Board agreed, that director compensation would not be reviewed again until fiscal 2013. The cash and equity components of the revised director compensation program are described below.

Cash Compensation.  Our cash compensation program for non-employee directors for fiscal 2011 was as follows:

Amount ($)
Cash Compensation
Non-Employee Director Annual Retainer	$50,000
Additional Annual Retainer for Lead Outside Director	$10,000
Audit Committee Annual Retainer	$35,000 (Chairperson) $15,000 (other directors)
Compensation Committee Annual Retainer	$25,000 (Chairperson) $10,000 (other directors)
Governance and Nominations Committee Annual Retainer	$15,000 (Chairperson) $6,000 (other directors)

Under this program, the Board of Directors does not pay meeting attendance fees unless the Board, or any standing Board committee, is required to hold an unusually high number of meetings. In the event that the Board or a standing Board committee holds more than ten meetings in a fiscal year, each non-employee director serving on that committee will be entitled to receive an additional $1,500 per meeting for the Chairperson, and $1,000 for other directors. In the event that the Board, or a standing Board committee, creates a special committee or subcommittee that holds more than three meetings in a fiscal year, each non-employee director serving on that committee or subcommittee will be entitled to receive an additional $1,000 per meeting.

We pay the retainer fees set forth above in quarterly installments. Meeting attendance fees, when applicable, are generally paid promptly following the end of the fiscal year, and directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board and committee meetings.

Equity Compensation.  Our equity compensation program for non-employee directors and Dr. Nettles for fiscal 2011 was as follows:

Targeted Delivered Value ($)
Equity Compensation
Initial RSU Award Upon Election or Appointment	$200,000
Annual RSU Award — Non-Employee Directors	$125,000
Annual RSU Award — Executive Chairman of the Board	$125,000

The actual number of shares underlying RSU awards granted in order to achieve the applicable “targeted delivered value” in the table above is determined based on the average closing price of Ciena’s common stock over the 30-day period immediately prior to the date of the grant. Initial equity awards are made upon first election or appointment to the Board of Directors with the targeted delivered value prorated for the fiscal year based on date of election or appointment. Initial equity awards vest in equal annual installments over a three-year period from the date of grant. Annual equity awards are made on the date of each Annual Meeting of stockholders and vest in equal annual installments over a three-year period from the date of grant. Vesting of the RSU awards is subject to acceleration upon the director’s death, disability, retirement, or upon or in connection with a change in control of Ciena. Delivery of the shares upon vesting is subject to any applicable instruction provided by the director under the Directors’ Restricted Stock Deferral Plan described below.

Director Compensation Table

The following table and the accompanying footnotes describe the “total compensation” received by our non-employee directors and by Dr. Nettles during fiscal 2011:

Director Compensation Table

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Name	($)(1)	($)(2)	($)	($)(3)	($)
Patrick H. Nettles, Ph.D.	—	$111,726	—	$319,471	$431,197
Stephen P. Bradley, Ph.D.	$71,000	$111,726	—	—	$182,726
Harvey B. Cash	$85,000	$111,726	—	—	$196,726
Bruce L. Claflin	$75,000	$111,726	—	—	$186,726
Lawton W. Fitt	$85,000	$111,726	—	—	$196,726
Judith M. O’Brien	$81,000	$111,726	—	—	$192,726
Michael J. Rowny	$65,000	$111,726	—	—	$176,726
Patrick T. Gallagher	$65,000	$111,726	—	—	$176,726
_______________________________________

(1)	Reflects the aggregate dollar amount of all cash compensation earned for service as a director, including the retainers and meeting attendance fees described in “Cash Compensation” above.

(2)
The amount set forth in the “Stock Awards” column represent the aggregate grant date fair value of restricted stock unit awards granted during fiscal 2011, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The aggregate grant date fair value is calculated using the closing price of our common stock on the March 23, 2011 grant date as if all of the shares underlying these awards were vested and delivered on the grant date. Each of these awards was granted under the 2008 Omnibus Incentive Plan (“2008 Plan”) and vests over a three-year period from the date of grant. The aggregate grant date fair values will likely vary from the actual amount ultimately realized by any director based on a number of factors, including the number of shares that ultimately vest, the effect of any deferral elections, the timing of any sale of shares, and the market price of our common stock. For information regarding the number of unvested restricted stock units held by each of the non-employee directors and Dr. Nettles as of the end of fiscal 2011, see the “Outstanding Equity Awards for Directors at Fiscal Year End” table below.

(3)	Non-employee directors do not receive any perquisites or other compensation as part of their compensation. Dr. Nettles does not receive cash compensation for his service as a director and the amount reported reflects (a) his $300,000 annual base salary for service as an executive officer of Ciena, (b) the incremental expense of an insurance premium paid by Ciena for a supplemental executive long-term disability insurance policy held by Dr. Nettles, (c) the cost of tax preparation service reimbursement and a related tax gross-up made available to executive officers prior to its elimination in calendar year 2011; and (d) Section 401(k) plan matching contributions paid by Ciena and available to all full-time U.S. employees on the same terms.

Outstanding Equity Awards for Directors at Fiscal Year-End

The following table sets forth, on an aggregate basis, information related to unexercised stock options and unvested RSU awards held by each of the non-employee directors and by Dr. Nettles as of the end of fiscal 2011. We have not granted stock options to our non-employee directors since fiscal 2006. A significant portion of the stock options held by our directors and reported in the table below were “out-of-the-money,” based upon the $13.82 closing market price per share of Ciena common stock at the end of fiscal 2011.

Outstanding Equity Awards at Fiscal Year-End

	Unexercised Option Awards		Stock Awards
	Aggregate Number of Shares Underlying Exercisable Options	Aggregate Number of Shares Underlying Unexercisable Options	Aggregate Number of Unvested Shares or Units
Name	(#)	(#)	(#)
Patrick H. Nettles, Ph.D.	110,356	—	14,390
Stephen P. Bradley, Ph.D.	23,213	—	14,390
Harvey B. Cash	23,213	—	14,390
Bruce L. Claflin	6,428	—	14,390
Lawton W. Fitt	23,213	—	14,390
Patrick T. Gallagher	—	—	11,674
Judith M. O’Brien	23,213	—	14,390
Michael J. Rowny	13,451	—	14,390

Directors’ Restricted Stock Deferral Plan

The Directors’ Restricted Stock Deferral Plan allows non-employee directors to defer receipt of all or a portion of the shares underlying RSU awards granted in connection with their service on the Board of Directors. Generally, deferral elections may only be made for awards to be granted in a subsequent calendar year. Directors can elect the amount deferred, the deferral period and the form of distribution of their shares. If a director elects to defer any portion of an award, upon the vesting of that award, we credit a stock account with the amount deferred. There are no other investment options under the plan and all accounts are distributed in shares of Ciena common stock. Distributions may be made in a lump sum or installments, as designated by the participating director, subject to early distribution of vested awards in a lump sum in the event of the participant’s death, termination of service, a change in control of Ciena or termination of the plan.

PROPOSAL NO. 2

AMENDMENT OF CIENA'S 2008 OMNIBUS INCENTIVE PLAN

Overview

We are requesting that our stockholders vote in favor of the proposed amendment of our 2008 Omnibus Incentive Plan and re-approve certain material terms relating to performance-based compensation thereunder. In this proxy statement, we sometimes refer to this plan the “2008 Plan.” On January 20, 2012, upon recommendation of our Compensation Committee, our Board of Directors approved the amendment of the 2008 Plan described in this proposal, subject to stockholder approval at the Annual Meeting.  If approved by the stockholders, the amendment will increase, by 5.5 million shares, the number of shares of Ciena common stock available for issuance under the 2008 Plan. A copy of the proposed amendment of the 2008 Plan is attached as Annex A to this proxy statement.

Our 2008 Plan is our only equity incentive compensation plan under which we are granting equity incentive awards, such as stock awards, to directors, officers and employees. As of January 1, 2012, 1,392,885 shares remained available for issuance under the 2008 Plan. We believe that this remaining amount is insufficient to meet our equity compensation requirements during fiscal 2012 and beyond.

Why You Should Vote for the 2008 Plan Amendment and Re-approval Under Section 162(m) of the Code

We believe that the 2008 Plan is important to our continued growth and success. The purpose of the 2008 Plan is to attract, motivate and retain highly qualified officers, directors, key employees and other key individuals. We believe that providing these individuals an opportunity to acquire a direct proprietary interest in the operations and future success of Ciena will motivate these individuals to serve Ciena and to expend maximum effort to improve our business and results of operations. We believe that equity awards under the 2008 Plan are a valuable incentive to participants and benefit stockholders by aligning more closely the interests of participants in the 2008 Plan with those of our stockholders.

A combination of factors in recent years has driven increased share usage under the 2008 Plan, thereby reducing the shares remaining available under the plan, including:

•	Declines in the trading price of our common stock have resulted in increased share usage to achieve targeted market compensation levels;

•	Exclusive use of stock awards in fiscal 2011, and near exclusivity in fiscal years 2010 and 2009, has accelerated share depletion due to the application of a fungible share ratio under the 2008 Plan;

•	Our employee headcount has doubled since the end of fiscal 2009; and

•	Efforts to preserve our cash resources during a sustained period of market volatility and uncertainty have resulted in increased reliance upon equity compensation.

Despite the dynamics above, we believe that our usage of the 2008 Plan illustrates our commitment to best practices in equity compensation, prudent use of these limited resources and the promotion of a strong alignment with stockholder interest, as exhibited by our awards and plan design. We ask stockholders to vote for the proposed amendment of the 2008 Plan for the following reasons:

We manage our use of equity incentive awards carefully and maintained a reasonable “burn rate” in fiscal 2011. The Compensation Committee carefully monitors our total dilution, burn rate and equity expense to ensure that we maximize stockholder value and exercise prudence by granting only such number of equity awards as we deem necessary to attract, reward and retain our employees. Burn rate is defined as the number of shares subject to equity awards issued in a fiscal year as a percentage of Ciena's weighted average shares outstanding. Ciena's burn rate during fiscal 2011 was approximately 3.2%, which approximated the 45th percentile relative to the peer group used by the Compensation Committee for executive compensation purposes. Moreover, Ciena's three-year average burn rate is considerably lower than the 5.73% burn rate used by Institutional Shareholders Services (ISS) to assess companies in our industry — in spite of nearly doubling Ciena's headcount in fiscal 2010 and issuing awards to key new hires resulting from the Ciena's acquisition (‘MEN Acquisition”) of the optical networking and Carrier Ethernet assets of Nortel's metro Ethernet Networks business (the “MEN Business”).

Ciena's equity “overhang” is reasonable compared to peers and includes a large number of awards significantly

“underwater” or expiring in the near term. Overhang is defined as to stock awards and option awards outstanding, plus shares remaining available for grant under the 2008 Plan. Ciena's equity overhang at the end of fiscal 2011 approximated the 35th percentile of the peer group used for executive compensation purposes. Ciena's equity overhang includes approximately 3.7 million shares underlying stock options. Ciena has not granted stock options broadly in many years and the weighted average remaining term of our outstanding options is 3.4 years. Approximately 93.1% of our stock options outstanding at January 1, 2012 were “underwater” (i.e., having an exercise price above the current trading price) and approximately 63% of outstanding option awards had an exercise price greater than $25.00 per share — a more than 100% increase over the closing market price per share of Ciena common stock on December 30, 2011.

    Equity incentive awards are an important part of our overall compensation philosophy.  The 2008 Plan is critical to our ongoing effort to build stockholder value. As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, equity incentive awards have historically been and remain a critically important component of our compensation program. Our Compensation Committee believes that our ability to grant equity incentive awards to employees is an important factor in our ability to attract, retain and motivate key employees. Our Compensation Committee believes that equity compensation provides a strong incentive for employees to work to grow the business and build stockholder value.

Share exhaustion under the 2008 Plan would harm the competitiveness of our compensation program. We believe we must continue to offer competitive equity compensation in order to attract and motivate our workforce. If the 2008 Plan were to run out of shares available for grant, we would not be able to issue additional equity awards. While we could consider increasing cash compensation if we are unable to grant equity incentives, we believe it would be more prudent to conserve our cash resources, particularly in light of the uncertainty surrounding macroeconomic conditions. In addition, our Compensation Committee believes that equity-based awards are a more effective compensation vehicle than cash at a growth-oriented company because they align employee and stockholder interests while having a smaller impact on current income and cash flow. We believe that an inability to award equity compensation would result in difficulty attracting, retaining and motivating our employees.

2008 Plan Design Highlights Ciena's Commitment to Compensation Best Practices. The 2008 Plan includes a number of important provisions, summarized below, that are designed to protect our stockholders' interests and that reflect Ciena's commitment to best practices and effective management of equity compensation:

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Plan Limits and Additional Shares. The 2008 Plan authorizes a fixed number of shares, and requires stockholder approval to increase the maximum number of securities that may be issued thereunder. The 2008 Plan does not contain an evergreen provision or other feature which periodically adds new shares for grant thereunder.

•
Application of Fungible Share Ratio for Counting Grant of Full Value Awards. Under the 2008 Plan, every share underlying restricted stock units, including performance-based or performance-accelerated restricted stock units, is subject to a fungible share ratio that reduces the number of shares remaining available for issuance under the plan by a factor greater than one. The current fungible share ratio is 1.31 shares for each full value share awarded.

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Reasonable Share Counting Provisions. In general, when awards granted under the 2008 Plan expire or are canceled without having been fully exercised, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, shares of common stock that are delivered to the grantee or withheld by Ciena as payment of the exercise price in connection with the exercise of a stock option or payment of the tax withholding obligation in connection with any award are not returned to the share reserve.

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Minimum Vesting Periods on Full Value Awards.   The 2008 Plan provides that restricted stock and stock units subject to time-based vesting conditions may not vest in full in less than three years from the date of grant. Restricted stock and stock units subject to performance-based vesting conditions may not vest in full in less than one year from the date of grant. These minimum vesting periods are subject to exceptions where vesting has occurred due to (i) a participant's death, disability or retirement, or (ii) a change in control. Only a limited number of shares, equaling 5% of the shares authorized under the 2008 Plan, can be granted with, or subsequently modified to contain, terms that do not meet the minimum vesting period restrictions above.

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No Discount Stock Options or Stock Appreciation Rights (SARs). All stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted. To date we have not granted any stock appreciation rights under the 2008 Plan.

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No Repricing.  Under the 2008 Plan, repricing of stock options and SARs (including reduction in the exercise price of stock options or replacement of an award with cash or another award type) is prohibited without stockholder approval.

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Limitation on Amendments. No material amendments that will increase the benefits under the 2008 Plan (including changing the vesting restrictions described above) or that will increase the aggregate number of shares that may be issued under the plan can be made to the plan without stockholder approval.

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Section 162(m) Eligibility. Under the 2008 Plan, the Compensation Committee maintains the flexibility to approve equity and cash awards eligible for treatment as performance-based compensation under Section 162(m) of the Internal Revenue Code, as amended (the “Code”).

Section 162(m) of the Code limits publicly-held companies such as Ciena to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The 2008 Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m). In order for us to be able to continue to have the flexibility to pay performance-based compensation that meets the requirements of Section 162(m) after the five-year anniversary of the initial approval of the 2008 Plan, we are also seeking re-approval of the material terms of performance-based compensation made under Section 162(m) that are authorized to be made pursuant to the terms of the 2008 Plan. The material terms of performance-based compensation are (i) eligibility for awards, (ii) individual grant limits on awards and (iii) the business criteria that can be used as performance grants for awards.

Equity Awards Outstanding and Available

As of January 1, 2012, we had the following equity incentive compensation awards outstanding and shares remaining available for grant under our 2008 Plan:

Equity Awards Outstanding and Available Summary

Stock options outstanding (1)	3,671,213
RSUs, performance stock units and performance accelerated restricted units outstanding	5,695,125
Shares remaining available for grant under 2008 Plan (2)	1,392,885
Weighted average exercise price of outstanding options	$29.87
Weighted average exercise price of exercisable options	$30.40
Weighted average remaining term of outstanding options (in years)	3.4
(1) Of the stock options outstanding, approximately 93.1% were “underwater” (i.e., having an exercise price above the current trading price) as of January 1, 2012.
(2) Equivalent to approximately 1.06 million shares available for future stock awards given the applicable fungible share ratio under the 2008 Plan.

The amendment of the 2008 Plan will not be effective unless and until approved by stockholders. Participation and the types of awards under the 2008 Plan are subject to the discretion of the Compensation Committee and, as a result, the benefits or amounts that will be received by any participant or groups of participants if the amendment of the 2008 Plan is approved are not currently determinable. On the record date, there were ten executive officers, seven non-employee directors and approximately 4,400 employees who were eligible to participate in the 2008 Plan.

Summary Description of the 2008 Plan

A description of the provisions of the 2008 Plan is set forth below. This summary does not purport to be complete, and is qualified in its entirety by reference to the detailed provisions of the 2008 Plan, a copy of which is incorporated by reference as an exhibit to Ciena's annual report on Form 10-K for the fiscal year ended October 31, 2011.

Administration. The 2008 Plan is administered by the Compensation Committee of the Board of Directors. The members of the Compensation Committee qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934 and comply with the independence requirements of The NASDAQ Stock Market. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan. Members of the Compensation Committee serve at the pleasure of the Board of Directors. The Board of Directors may also appoint one or more separate committees, composed of one or more directors who need not satisfy the independence requirements described above, that may administer the 2008 Plan with respect to participants, provided such grantees are not Ciena executive officers or directors. The Compensation Committee may delegate its authority under the Plan to the extent permitted by applicable law.

Common Stock Reserved for Issuance under the Plan. If stockholders approve this proposal and the 2008 Plan is amended, the shares remaining available for the issuance under the 2008 Plan will increase by 5.5 million shares. The common stock issued or to be issued under the 2008 Plan consists of authorized but unissued shares or, to the extent permitted by applicable law, issued shares that have been reacquired by Ciena. If any shares covered by an award under the 2008 Plan or a prior plan (as defined in the 2008 Plan) are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the 2008 Plan. The number of shares of common stock available for issuance under the 2008 Plan will not be increased by any shares tendered or awards surrendered in connection with the purchase of shares of common stock upon exercise of a stock option or any shares of common stock deducted or forfeited from an award in connection with Ciena's tax withholding obligations. The number of shares of common stock available for issuance under the 2008 Plan will also be increased by the number of shares subject to awards that are assumed or substituted in connection with the acquisition of another company.

Eligibility. Awards may be made under the 2008 Plan to employees, directors, and consultants of Ciena or its affiliates, and any other individual whose participation in the plan is determined to be in the best interests of Ciena by the Board of Directors.

Amendment or Termination of the Plan. The Board of Directors may terminate the 2008 Plan at any time and for any reason. The 2008 Plan will terminate, in any event, ten years after its effective date. The Board of Directors may also amend the 2008 Plan, provided that amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws, rules or regulations. In addition, amendments that will increase the benefits under the plan (including changing the vesting restrictions described above) or that will increase the aggregate number of shares that may be issued under the plan must be submitted for stockholder approval.

Options. The 2008 Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code as well as stock options that do not qualify as incentive stock options.

The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant. The fair market value is generally determined as the closing price of the common stock on the date of grant. In the case of 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for stock options that we grant in substitution for options held by employees of companies that we acquire. In such a case the exercise price is adjusted to preserve the economic value of the employee's stock option from his or her former employer.

The term of each stock option is fixed by the Compensation Committee and may not exceed ten years from the date of grant. If the grantee is a 10% stockholder, an option intended to be an incentive stock option will expire after five years. Subject to the minimum vesting periods described above, the Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The ability to exercise options may be accelerated by the Compensation Committee, subject to compliance with the 2008 Plan.

In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of common stock, or by means of a broker-assisted cashless exercise.

No amendment or modification may be made to an outstanding stock option or stock appreciation right if that amendment or modification would be treated as a repricing under the rules of the stock exchange on which the shares of common stock are listed (currently The NASDAQ Stock Market), including replacement with cash or another award type, without the approval of Ciena's stockholders.

Stock options and stock appreciation rights granted under the 2008 Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the 2008 Plan provides flexibility should we determine to permit limited transfers of non-qualified stock options for the benefit of immediate family members of grantees to help with estate planning concerns.

Other Awards. The Compensation Committee may also award:

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Unrestricted Stock, which are shares of common stock at no cost or for a purchase price determined by the Compensation Committee that are free from any restrictions under the plan. Unrestricted shares of common stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to participants.

•	Restricted Stock, which are shares of common stock subject to restrictions.

•	Restricted Stock Units, which are rights to receive common stock subject to restrictions.

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Stock Appreciation Rights, which are rights to receive a number of shares or, in the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee.

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Performance and Annual Incentive Awards, ultimately payable in common stock or cash, as determined by the Compensation Committee. The Compensation Committee may grant multi-year, annual, semi-annual or quarterly incentive awards subject to achievement of specified goals tied to business criteria (described below). The Compensation Committee may specify the amount of the incentive award earned based on the percentage achievement of these business criteria, the percentage achievement in excess of a threshold objective or as another amount which need not bear a strictly mathematical relationship to these business criteria. The Compensation Committee may modify, amend or adjust the terms of each award and performance goal. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or whom the Compensation Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent that the Compensation Committee so designates. Such employees include the chief executive officer and the three highest compensated executive officers (other than the chief executive officer and chief financial officer) determined at the end of each year (the “covered employees”).

Effect of Certain Corporate Transactions. Certain change in control transactions, such as a sale of Ciena, may cause awards granted under the 2008 Plan to vest, unless the awards are continued or substituted for in connection with the change in control.

Adjustments for Stock Splits, Stock Dividends and Similar Events. The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2008 Plan, including the individual limitations on awards, to reflect stock splits and other similar events.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits publicly-held companies such as Ciena to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The 2008 Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(i)	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii)
the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii)	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders before payment is made in a separate vote; and

(iv)	the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the Compensation Committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Under the 2008 Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total stockholder return and earnings per share criteria), are used exclusively by the Compensation Committee in establishing performance goals:

•	net earnings or net income;

•	operating earnings;

•	pretax earnings;

•	earnings (or loss) per share;

•	share price, including growth measures and total stockholder return; and appreciation in and/or maintenance of the price of the shares of common stock or any publicly traded securities of Ciena;

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earnings (or losses), including earnings or losses before taxes, earnings (or losses) before interest and taxes, earnings (or losses) before interest, taxes and depreciation, earnings (or losses) before interest, taxes, depreciation and amortization, or earnings (or losses) before interest, taxes, depreciation, amortization and stock-based compensation, and other similar adjustments to earnings (or losses);

•	bookings, orders, sales or revenue, or growth in these measures, whether in general, by type of product or product line, by service, or by customer or type of customer;

•	net income (or loss) before or after taxes and before or after allocation of corporate overhead and bonus;

•	gross or operating margins;

•	gross profit;

•	return measures, including return on assets, capital, investment, equity, sales or revenue;

•	cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment and cash flow per share;

•	productivity ratios;

•	expense targets or improvement in or attainment of expense levels or cost reductions;

•	market share;

•	financial ratios as provided in credit agreements of Ciena and its subsidiaries;

•	working capital targets;

•	cash or equivalents at the end of the fiscal year or fiscal quarter;

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implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, recruiting and maintaining personnel, and strategic or operational objectives;

•	completion of acquisitions of business or companies;

•	completion of divestitures and asset sales; and

•	any combination of any of the foregoing business criteria.

Business criteria may be measured either on an absolute or relative basis and either on a GAAP or non-GAAP basis.

Under the Internal Revenue Code, a director is an “outside director” if he or she is not a current employee of Ciena; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of Ciena; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a 5% ownership interest), remuneration from Ciena in any capacity other than as a director.

The maximum number of shares of common stock subject to stock options or stock appreciation rights that can be awarded under the 2008 Plan to any person is one million per year. The maximum number of shares of common stock that can be awarded under the 2008 Plan to any person, other than pursuant to an option or stock appreciation right, is one million per year. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $5 million and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one person is $25 million. The material terms of performance-based compensation described throughout the proposal must be approved by our stockholders at least every five years in order for compensation to be considered performance-based compensation under Section 162(m). Approval of the materials terms will restart the period for re-approval for an additional five-year period.

Federal Income Tax Consequences

Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for Ciena. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). Ciena will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of one of our subsidiaries from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. Ciena will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Stock Options. The grant of an option will not be a taxable event for the grantee or Ciena. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If Ciena complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Ciena will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member's tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee's estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee's divorce,

neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If Ciena complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Ciena will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units. There are no immediate tax consequences of receiving an award of restricted stock units under the 2008 Plan. A grantee who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If Ciena complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Ciena will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2008 Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. If Ciena complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Ciena will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance and Annual Incentive Awards. The award of a performance or annual incentive award will have no federal income tax consequences for Ciena or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If Ciena complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Ciena will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Common Stock. Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares. If Ciena complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Ciena will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280(G). To the extent payments that are contingent on a change in control are determined to exceed certain Internal Revenue Code limitations, they may be subject to a 20% nondeductible excise tax and Ciena's deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Section 409A. Ciena intends for awards granted under the plan to comply with Section 409A of the Internal Revenue Code. To the extent a grantee would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% excise tax.

Proposal No. 2 — Recommendation of the Board of Directors

The Board of Directors recommends that Ciena stockholders vote “FOR” the amendment of the 2008 Plan and the re-approval of the material terms of performance-based compensation under Section 162(m) of the Code.

PROPOSAL NO. 3

AMENDMENT AND RESTATEMENT OF CIENA'S EMPLOYEE STOCK PURCHASE PLAN

Overview

We are asking our stockholders to approve the amendment and restatement of our Employee Stock Purchase Plan (the “ESPP”). The proposed amendment and restatement of our ESPP will (a) increase the number of shares of Ciena common stock available for issuance thereunder by five million shares, (b) extend the term thereof by ten years; and (c) make such other changes described below. A copy of the ESPP, as proposed to be modified by the amendment and restatement, is attached to this Proxy Statement as Annex B.

The ESPP allows all full-time and certain part-time employees to purchase shares of Ciena common stock at a discount to fair market value. Employees purchase shares in June and December of each year using funds deducted from paychecks during the preceding six months. The ESPP is an important component of the benefits package that Ciena offers to its employees. We believe that it plays an important role in aligning the interests of employees and stockholders in the long-term success of Ciena.

Ciena's stockholders approved the adoption of the ESPP in March 2003 and subsequently authorized additional shares for issuance thereunder in March 2005. The Board of Directors believes it is in the best interest of Ciena and its stockholders that the proposed amendment and restatement be approved. The amended and restated ESPP was approved by the Board of Directors on January 20, 2012, and will not be effective unless and until it is approved by Ciena's stockholders.

Without stockholder approval of the amendment and restatement of the ESPP, the ESPP will expire pursuant to its terms on January 24, 2013, prior to the anticipated date of next year's annual meeting. The Board of Directors believes that the amendment and restatement of the ESPP as proposed is necessary to avoid the premature termination of the ESPP and to ensure that the ESPP will continue to have a positive impact on employee recruitment, retention and motivation. As of January 1, 2012, 3,211,915 million shares remained available for issuance under the ESPP. This number will be reduced further by the sale of shares from the ESPP on June 20, 2012 and December 20, 2012 and, given our significant headcount increase following the MEN Acquisition, we believe the requested additional shares are necessary to allow us to continue to promote broad-based employee participation in the ESPP in the years to come. Assuming approval of the amendment and restatement, the number of shares available for issuance under the ESPP will be immediately increased by five million shares following the Annual Meeting. In addition, the term of the ESPP will be extended ten years to January 24, 2023.

In addition to the proposed increase in shares available for issuance under the ESPP and the extension of the term thereof, the proposed amendment and restatement includes certain additional, and generally administrative, changes as set forth on Annex B. As amended, the ESPP would introduce a new maximum limit on the duration of any offering period under the plan to twenty-four months, although the Committee has limited participants' offer periods and purchase periods to six months in recent fiscal years. In addition, the amended and restated ESPP would enable the Compensation Committee to require that ESPP participants be subject to holding periods, not to exceed two years from the purchase date, in which the shares that they acquire in a given purchase period may not be sold. In addition, the amended and restated ESPP clarifies that ownership of shares acquired may be evidenced by book-entry or direct registration, rather than certificates, and makes certain clarifications relating to eligibility for non-U.S. employees under the ESPP.

A copy of the ESPP, as proposed to be amended and restated, is attached hereto as Annex B. A summary of the principal features of the ESPP follows.

Summary of the ESPP

Administration. The ESPP is administered under the direction of the Compensation Committee of the Board of Directors. The Committee has authority to interpret the ESPP and to make all other determinations necessary or advisable in administering it.

Eligibility. All full-time, and certain part-time, employees with at least three months of continuous service are eligible to participate in the ESPP, although the Committee currently restricts the participation to non-executive employees. Part-time employees whose customary employment is for less than five months in any calendar year, or whose customary employment is less than 21 hours per week, are ineligible to participate. Employees who, after exercising their rights to purchase shares under the ESPP, would own shares representing 5% or more of the voting power of Ciena's common stock, are also ineligible to participate. As of January 1, 2012, approximately 3,600 employees were eligible to participate in the ESPP.

Participation in the ESPP is at the election of each eligible employee and the amounts received by a participant under the ESPP depend on the fair market value of Ciena's common stock on future dates; therefore, the benefits or amounts that will be received by any participant if the ESPP is approved are not currently determinable. Moreover, in recent years, the Compensation Committee has restricted executive officers from participating.

Shares Available for Issuance. As of January 1, 2012, 3,211,915 shares remained available for issuance under the ESPP. Assuming the amendment and restatement is approved by stockholders at the Annual Meeting, five million shares would be added and there would be 8,211,915 million shares available for issuance under the ESPP (approximately 8.3% of Ciena's outstanding shares as of the record date). Stockholders have previously approved a mechanism under which the shares available under the ESPP are refreshed each year (on December 31) by adding the lesser of 571,428 shares (approximately 0.58% of Ciena's outstanding shares as of the record date) and such number of shares necessary to increase the number of shares available for issuance under the ESPP share limit. The amendment and restatement would retain this mechanism, with the absolute ESPP cap increased to reflect the proposed additional shares.

Participation. To participate in the ESPP, an eligible employee authorizes payroll deductions in an amount not less than 1% nor greater than 10%, or a flat dollar amount, of his or her “eligible earnings” (i.e., regular base pay, not including overtime pay, bonuses, employee benefit plans or other additional payments) for each full payroll period in the offering period. To ensure that IRS share limitations are not exceeded, we do not accept contributions from an individual participant in excess of $21,250. per year

Purchases. Eligible employees currently enroll in a six-month offering period during the open enrollment period prior to the start of that offering period. A new offering period begins approximately every June 20 and December 20. Each offering period consists of a six-month purchase period during which payroll deductions are accumulated and used to purchase shares of Ciena's common stock from Ciena.

Shares are purchased at a price equal to 85% of the fair market value (the “FMV”) of Ciena's common stock with the actual purchase price 15% less than the FMV on either the trading day immediately preceding the “Offer Date,” which is the first day of an offering period, or on the “purchase date,” which is the last day of a purchase period, whichever is lower. The closing price of Ciena's common stock on December 30, 2011, as quoted on the Nasdaq Stock Market under the symbol “CIEN,” was $12.10 per share.

Termination of Employment. If a participating employee voluntarily resigns or is terminated by Ciena prior to the last day of the Purchase Period, the employee's option to purchase terminates and the amount in the employee's account is returned to the employee.

Adjustments Upon Change in Capitalization. In the event of a recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or similar event, the number and kind of shares that may be purchased under the ESPP is adjusted proportionately such that the proportionate interest of participating employees remains the same, to the extent practicable.

Participation Adjustment. If the number of unsold shares that remains available for purchase under the ESPP is insufficient to permit exercise of all rights deemed exercised by all participating employees, a participation adjustment will be made, and the number of shares purchasable by all participating employees is reduced proportionately. Any funds remaining in a participating employee's account after such exercise are refunded to the employee.

Effect of Change of Control. In the event of a dissolution or liquidation of Ciena, or a merger or other similar transaction in which Ciena is not the surviving entity, or upon a sale of all or substantially all of Ciena's assets, the ESPP and all outstanding rights thereunder terminate unless provision is made in writing in connection with the transaction for the continuation of the ESPP and/or the assumption of the rights granted under it, or for the substitution for those rights of new rights covering the stock of a successor corporation, with appropriate adjustments as to the number and kind of shares and exercise prices. In that event, the ESPP continues in the manner and under the terms provided. In the event of any such termination of the ESPP, all current purchase periods and offering periods shall be deemed to have ended on the last trading day prior to such termination, and the rights of each participating employee then outstanding shall be deemed to be automatically exercised on such last trading day.

Amendment. The Board of Directors may amend the ESPP at any time and in any respect. An amendment to the ESPP shall be contingent on approval of the stockholders only to the extent required by applicable law, regulations or rules or as provided by the Board of Directors.

Termination. The Board of Directors may terminate the ESPP at any time and for any reason or for no reason, provided that no termination shall impair any rights of participating employees that have vested at the time of termination. Without approval of the proposed amendment and restatement, the ESPP shall terminate on January 24, 2013. As amended, the ESPP would terminate on January 24, 2023, a ten-year extension of the term, provided the ESPP would terminate earlier, at such time as all shares of common stock that may be made available for purchase under the ESPP have been issued.

Rule 16b-3. Transactions under the ESPP are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act or any successor provision.

U.S. Federal Income Tax Consequences. The ESPP, and the rights of participant employees to make purchases thereunder, qualify for treatment under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase ESPP are sold or otherwise disposed of.

Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the relevant offering period (and more than one year from the date the shares are purchased), then the participant generally will recognize ordinary income measured as the lesser of:

(i)	the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or

(ii)	an amount equal to 15% of the fair market value of the shares as of the first day of the applicable Offering Period.

Any additional gain would be treated as long-term capital gain.

If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

Ciena is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. In all other cases, no deduction is allowed to Ciena.

The foregoing tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address any state, local, foreign or estate and gift tax consequences that may arise in connection with participation in the ESPP.

Proposal No. 3 - Recommendation of the Board of Directors

The Board of Directors recommends that Ciena stockholders vote “FOR” the amendment and restatement of our ESPP.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit Ciena's consolidated financial statements for the fiscal year ending October 31, 2012, and is asking stockholders to ratify this appointment at the Annual Meeting.

PwC has audited our consolidated financial statements annually since Ciena's incorporation in 1992. A representative of PwC is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. In making its recommendation to the Board of Directors to select PwC as Ciena's independent registered public accounting firm for fiscal 2012, the Audit Committee has considered whether the non-audit services provided by PwC are compatible with maintaining the independence of PwC. Information regarding fees billed by PwC for our 2010 and 2011 fiscal years is set forth under the heading “Relationship with Independent Registered Public Accounting Firm” below.

Our bylaws do not require that stockholders ratify the appointment of our independent registered public accounting firm. We are seeking ratification because we believe it is a matter of good corporate governance. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain PwC, but may ultimately determine to retain PwC as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that it is advisable to do so.

Proposal No. 4 — Recommendation of the Board of Directors

The Board of Directors recommends that Ciena stockholders vote “FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the current fiscal year.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table shows the fees that PwC billed to Ciena for professional services rendered for fiscal years 2010 and 2011.

	Fiscal	Fiscal
Fee Category	2010	2011
Audit Fees	$4,748,996	$3,810,000
Audit-Related Fees	$339,118	$40,000
Tax Fees	$23,408	$73,558
All Other Fees	—	—
Total Fees	$5,111,522	$3,923,558

Audit Fees. This category of the table above includes fees for the integrated audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements. The preparation of Ciena’s audited financial statements includes compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and the preparation by PwC of a report expressing its opinion regarding the effectiveness of our internal control over financial reporting. Fiscal 2010 and 2011 audit fees reflect PwC’s integrated audit of our financial statements for those years. Audit fees during fiscal 2010 reflect the completion of our acquisition of the MEN Business on March 19, 2010. Fiscal 2010 audit fees also include auditor services relating to two private placements of convertible notes.

Audit-Related Fees. This category of the table above includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included above under “Audit Fees.” Fiscal 2010 and 2011 audit-related fees include auditor services relating to various accounting consultations.

Tax Fees. This category of the table above includes fees for tax compliance, tax advice and tax planning. Fiscal 2010 and fiscal 2011 fees relate to international value added tax (VAT) compliance services.

All Other Fees. This category of the table above includes fees for services provided by PwC that are not included in the service categories reported above. Ciena did not incur any such fees during fiscal 2010 or fiscal 2011.

Pre-Approval of Services

The Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent registered public accounting firm. For audit services (including statutory audit engagements as required under local country laws), each year our independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be accepted by the Audit Committee before the audit commences. Our independent registered public accounting firm also submits an audit services fee proposal, which also must be approved by the Audit Committee before the audit commences.

Each year, management also submits to the Audit Committee a list of non-audit services that it recommends the independent registered public accounting firm be engaged to provide and an estimate of the fees to be paid for each. Management and the independent registered public accounting firm must each confirm to the Audit Committee that the performance of the non-audit services on the list would not compromise the independence of our registered public accounting firm and would be permissible under applicable legal requirements. The Audit Committee must approve both the list of non-audit services and the budget for each such service before commencement of the work. Our management and our independent registered public accounting firm report to the Audit Committee at each of its regular meetings as to the non-audit services actually provided by the independent registered public accounting firm and the approximate fees incurred by Ciena for those services.

To ensure prompt handling of unexpected matters, the Audit Committee has authorized its Chairperson to amend or modify the list of approved permissible non-audit services and fees. If the Chairperson exercises this delegation of authority, she reports the action taken to the Audit Committee at its next regular meeting.

In compliance with the Audit Committee’s internal policy and auditor independence rules of the SEC, all audit and permissible non-audit services provided by PwC to Ciena for the fiscal years 2010 and 2011were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Ciena specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The Audit Committee oversees Ciena’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. The Audit Committee meets with Ciena’s independent registered public accounting firm, PricewaterhouseCoopers LLP, with and without management present, to discuss the results of their examinations and Ciena’s financial reporting practices. The Audit Committee met with management periodically during fiscal 2011 to consider the adequacy of Ciena’s internal controls, and discussed these matters with PricewaterhouseCoopers LLP and Ciena senior management, finance and internal audit personnel. The Committee also discussed with senior management and PricewaterhouseCoopers LLP Ciena’s disclosure controls and procedures and the certifications by Ciena’s Chief Executive Officer and Chief Financial Officer, which are required by the SEC under the Sarbanes-Oxley Act of 2002 for certain filings with the SEC.

The Audit Committee has reviewed and discussed Ciena’s audited financial statements for fiscal 2011 with management and with PricewaterhouseCoopers LLP. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding Pricewaterhouse Coopers LLP’s communications with the audit committee concerning independence and has discussed with Pricewaterhouse Coopers LLP its independence. Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal 2011 be included in Ciena’s annual report on Form 10-K for fiscal 2011 for filing with the SEC.

Submitted by the members of the Audit Committee:

Lawton W. Fitt (Chairperson)
Stephen P. Bradley, Ph.D.
Bruce L. Claflin
Patrick T. Gallagher
Michael J. Rowny

OWNERSHIP OF SECURITIES

The following table sets forth, as of January 12, 2012, the beneficial ownership of Ciena’s common stock for the following persons:

•	all stockholders known by us to own beneficially 5% or more of our common stock;

•	our Chief Executive Officer and the other Named Executive Officers (as that term is defined in the “Executive Compensation Tables” below);

•	each of our directors; and

•	all of our directors and executive officers as a group.

Certain information in the table concerning beneficial owners other than our directors and executive officers is based on information contained in filings made by such beneficial owners with the SEC.

Under SEC rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise or conversion of any stock option, stock award, or other similar right. Beneficial ownership reported by certain 5% or more stockholders also includes shares underlying outstanding convertible notes issued by Ciena as set forth in the footnoted details. If two or more persons share voting power or investment power with respect to specific securities, each such person is deemed to be the beneficial owner of such securities. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares held by any person in the table below does not necessarily reflect the person’s actual voting power. As of January 12, 2012, there were 98,649,203 shares of Ciena common stock outstanding.

	Number of Shares Owned (1)	Right to Acquire (2)	Beneficial Ownership Total (3)	Percent of Outstanding Shares
Name of Beneficial Owner
5% or More Stockholders
Loomis, Sayles & Company, L.P. (4)	17,610,656	—	17,610,656	17.9%
Platinum Investment Management Limited (5)	9,819,800	—	9,819,800	10.0%
Brookside Capital Trading Fund, L.P. (6)	7,218,973	—	7,218,973	7.3%
Artis Capital Management, L.P. (7)	7,106,600	—	7,106,600	7.2%
Soros Fund Management, LLC (8)	150,000	5,704,965	5,854,965	5.6%
FMR LLC (9)	5,430,140	59,961	5,490,101	5.6%
BlackRock, Inc. (10)	5,460,253	—	5,460,253	5.5%
Citadel Investment Group II, LLC (11)	5,276,284	—	5,276,284	5.3%

Directors & Named Executive Officers
Patrick H. Nettles, Ph.D. (12)	368,949	110,356	479,305	*
Gary B. Smith	171,138	433,894	605,032	*
James. E. Moylan, Jr.	178,254	35,000	213,254	*
Francois Locoh-Donou (13)	55,524	77,936	133,460	*
Philippe Morin	21,219	—	21,219	*
Stephen P. Bradley, Ph.D.	25,955	23,213	49,168	*
Harvey B. Cash	41,126	23,213	64,339	*
Bruce L. Claflin	19,312	6,428	25,740	*
Lawton W. Fitt	20,241	23,213	43,454	*
Patrick T. Gallagher	5,197	—	5,197	*
Judith M. O’Brien (12)	24,472	23,213	47,685	*
Michael J. Rowny	22,741	13,451	36,192	*
All executive officers and directors (17 persons)	1,262,333	1,171,256	2,433,589	2.4%
_______________________________________

*	Represents less than 1% of outstanding shares.

(1)
Excludes shares that may be acquired through the exercise of stock options, the vesting of restricted stock units or other convertible equity incentive awards. Also may include shares underlying Ciena's outstanding convertible notes to the extent not specifically identified in the SEC reports below.

(2)
Except as otherwise set forth in the footnotes below, represents shares of common stock that can be acquired upon the exercise of stock options and vesting of restricted stock units within sixty days of the date of this table. For non-employee directors, amounts reported also include shares underlying vested restricted stock units deferred pursuant to the Directors’ Restricted Stock Deferral Plan. Includes shares underlying Ciena's outstanding convertible notes to the extent specifically identified in the SEC reports below.

(3)
Except as indicated in the footnotes to this table or as set forth in the SEC reports identified below, we believe the persons named in this table, based on information they have furnished to us, have sole voting and investment power with respect to all shares of common stock reported as beneficially owned by them, subject to community property laws where applicable.

(4)
Stockholder's address is One Financial Center, Boston, MA 02111. Ownership information is based solely on a Schedule 13G/A filed by stockholder with the SEC on December 12, 2011 and reflects beneficial ownership as of November 30, 2011. Stockholder disclaims any beneficial interest in any of the securities reported above. Moreover, based upon written confirmation from the stockholder, amounts reported above reflect stock ownership of less than one million shares, with the significant majority of shares reported as being owned above and in stockholder's Schedule 13G/A, representing stockholder's right to acquire shares upon the conversion of Ciena's outstanding convertible notes.

(5)
Stockholder's address is Level 8, 7 Macquarie Place, Sydney, NSW 2000, Australia. Ownership information is based solely on a Schedule 13G filed by stockholder with the SEC on September 2, 2011 and reflects beneficial ownership as of such date.

(6)	Stockholder’s address is 111 Huntington Avenue, Boston, MA 02199. Ownership information is based solely on a

Schedule 13G/A filed by stockholder with the SEC on February 14, 2011 and reflects beneficial ownership as of December 31, 2010.

(7)
Stockholder's address is One Market Plaza, Steuart Street Tower, Suite 2700, San Francisco, CA 94105. Ownership information is based solely on a Schedule 13G filed by stockholder, Artis Capital Management, Inc. and Mr. Stuart L. Peterson with the SEC on February 14, 2011 and reflects beneficial ownership as of December 31, 2010.

(8)
Stockholder's address is 888 Seventh Avenue, New York, NY 10106. Ownership information is based solely on a Schedule 13G/A filed by stockholder, and Messrs. George Soros, Robert Soros and Jonathan Soros with the SEC on January 6, 2012 and reflects beneficial ownership as of December 31, 2011. Shares included in the “Right to Acquire” column above reflect shares of Ciena's common stock issuable upon conversion of Ciena's outstanding convertible notes beneficially owned by stockholder as reported on stockholder's Schedule 13G/A.

(9)
Stockholder's address is 82 Devonshire Street, Boston, MA 02109. Ownership information is based solely on a Schedule 13G/A filed by stockholder and Mr. Edward C. Johnson 3d with the SEC on October 11, 2011 and reflects beneficial ownership as of September 30, 2011. Shares included in the “Right to Acquire” column above reflect shares of Ciena's common stock issuable upon conversion of Ciena's outstanding convertible notes held by the investment companies affiliated with stockholder, as reported on stockholder's Schedule 13G/A.

(10)
Stockholder's address is 40 East 52nd Street, New York, NY 10022. Ownership information is based solely on a Schedule 13G/A filed by stockholder with the SEC on February 3, 2011 and reflects beneficial ownership as of December 31, 2010.

(11)
Stockholder's address is c/o Citadel LLC, 131 S. Dearborn Street, 32nd Floor, Chicago, IL 60603. Ownership information is based solely on a Schedule 13G filed by stockholder, Citadel Advisors LLC, Citadel Holdings II LP and Mr. Kenneth Griffin with the SEC on January 12, 2012 and reflects beneficial ownership as of January 5, 2012.

(12)	Voting and investment power is shared with spouse.

(13)	Includes 34,345 shares pledged as the collateral to secure a margin loan.

RISK ASSESSMENT OF COMPENSATION PRACTICES

During fiscal 2011, at the request and direction of the Compensation Committee, management conducted an assessment of the risks associated with Ciena’s compensation policies and practices. This assessment included:

•	review of programs, plans, policies and procedures relating to the components of our compensation program;

•	review of incentive-based equity and cash compensation features;

•	identification of any regional or functional distinctions in our compensation program;

•
identification of compensation design features that could potentially encourage excessive or imprudent risk taking, and identification of business risks that these features could potentially encourage;

•	consideration of the presence or absence of controls, oversight or other factors that mitigate potential risks; and

•	consideration of risks related to our compensation policies and practices and the potential for such risks to result in a material adverse effect on the company as a whole.

Although all compensation programs were considered, particular attention in fiscal 2011 was paid to changes in Ciena's compensation program during the current and preceding fiscal years and incentive-based programs involving variable payouts, where an employee might be able to influence payout factors and compensation programs involving Ciena’s executive team. In substantially all cases, compensation programs are centrally designed and administered and, excluding sales incentive compensation, are substantially identical across function and geography. Incentive compensation was found to be based primarily on reported financial results, and other performance-based operating objectives used to determine incentive compensation were found to be largely derived from Ciena’s annual operating plan approved by the Board of Directors.

In addition, the assessment revealed significant controls and other mitigating factors that serve to offset elements of Ciena’s compensation policies and practices that may introduce risk, including:

•
Oversight of major incentive compensation programs and decision-making by the Compensation Committee, which, in most cases, retains the ability to adjust elements of incentive compensation in its discretion;

•
Robust internal controls over financial reporting and compensation practices regularly reviewed and/or tested by internal auditors and subject to testing as part of the annual independent integrated audit by our external auditors;

•	Appropriate segregation of duties;

•	Audit Committee oversight and review of financial results and non-GAAP adjustments used in certain components of incentive compensation;

•	Presence and training relating to corporate standards of business conduct and ethics;

•	Substantial alignment of compensation of and benefits for executive and non-executive, salaried employees;

•	Stock ownership guidelines applicable to executive officers to ensure alignment of interest with stockholders; and

•
A recoupment or “clawback” feature for incentive compensation awarded under Ciena’s 2008 Plan that, in addition to being applicable to those officers covered by the requirements of the Sarbanes-Oxley Act of 2002, is applicable to any award recipient who knowingly, or through gross negligence, engages in or fails to prevent misconduct resulting in material non-compliance with financial reporting requirements under the securities laws.

Based on the assessment and factors described above, the Committee determined that the risks associated with Ciena’s compensation policies and practices are not reasonably likely to result in a material adverse effect on Ciena.

COMPENSATION DISCUSSION AND ANALYSIS

This section of our proxy statement provides a description and analysis of our executive compensation program, the various components of our executive compensation program, and the compensation-related decisions made for fiscal 2011 with respect to our Chief Executive Officer (CEO), Chief Financial Officer (CFO) and our three most highly compensated executive officers as set forth below. For fiscal 2011, the following information also includes compensation detail for Mr. Aquino, who served as an executive officer during a portion of fiscal 2011 but was no longer serving in such role at fiscal year-end. These employees, collectively referred to in this proxy statement as our “Named Executive Officers,” are set forth below:

•	Gary B. Smith, President and CEO;

•	James E. Moylan, Jr., Senior Vice President, Finance and CFO;

•	Michael G. Aquino, Vice President and General Manager, Global Government Solutions;

•	François Locoh-Donou, Senior Vice President, Global Products Group;

•	Philippe Morin, Senior Vice President, Global Field Operations; and

•	David R. Nachbar, Senior Vice President, Chief Human Resources Officer

We have provided detailed information relating to the fiscal 2011 compensation of these individuals in the “Executive Compensation Tables” and “Potential Payments Upon Termination or Change in Control” sections below. As used in this “Compensation Discussion and Analysis” section, the term “Committee” means the Compensation Committee of the Board of Directors.

Overview

Fiscal 2011 Executive Compensation

As a result of the March 2010 closing date of our acquisition of the optical networking and Carrier Ethernet assets of Nortel’s Metro Ethernet Networks business (the “MEN Business”), fiscal 2011 represented the first time that the Committee weighed the impact of this transformative transaction in establishing compensation for our executive officers. The acquisition significantly increased the size, scale and global nature of our operations and materially affected our financial results, including:

•	Global headcount doubled from 2,163 at the end of fiscal 2009 to 4,339 at the end of fiscal 2011;

•	Revenue increased from $652.6 million in fiscal 2009 to $1.74 billion in fiscal 2011; and

•	International revenue (as a percentage of total revenue) increased from 35.7% in fiscal 2009 to 46.6% in fiscal 2011.

This transformation of our business also resulted in a corresponding expansion in the roles and responsibilities of our executive officers, who were charged with managing a larger workforce, customer base, solutions portfolio and supply chain, while executing a complex integration of two businesses and implementing a unified corporate strategy for the expanded global operations of the combined company.

In setting executive compensation for fiscal 2011, the Committee sought to balance the need to recognize such fundamental changes in our company with Ciena’s focus on returning the business to profitability on an adjusted (non-GAAP) basis in fiscal 2011. In particular, the Committee sought to mitigate any risk that its compensation decision-making and design, including any resulting compensation awards or payouts, could adversely affect our results of operations. In furtherance of both of these goals, and in seeking to ensure a close alignment of the short-and long-term interests of the executive officers with those of our stockholders, the Committee took the following key actions during fiscal 2011 relating to executive compensation:

•	Reassessed and modified the composition of the peer group used by the Committee for executive compensation comparison purposes;

•
Increased the elements of target total cash compensation for nearly all executives in recognition that most had not received any increase in base salary or target bonus percentage, and none had been paid a cash incentive award, since fiscal 2008;

•
Structured the cash incentive bonus plan to ensure that no award would be earned by the executive officers (including the Named Executive Officers) if Ciena reported an adjusted operating loss for the applicable performance period;

•	Awarded at-risk, performance-based stock units with attainment linked to long-term strategic objectives and ultimate vesting and delivery of shares subject to an additional service period;

•
Created uniformity among the executive officers with regard to cash incentive arrangements by transitioning our new Senior Vice President, Global Field Operations from a sales incentive compensation program to our cash incentive bonus plan applicable to other executive officers;

•
Established a severance benefit plan for our Named Executive Officers and other executives, which establishes a fixed set of severance benefits in the event of an involuntary separation of service by Ciena;

•
For fiscal 2012, expanded Ciena's recoupment (clawback) policy beyond what is currently required by applicable law to apply not only to our equity incentive plan awards but also to annual cash incentive plan awards, sales incentive plan compensation and severance benefit plan payments; and

•	Eliminated tax gross-ups on perquisites commencing with calendar year 2011.

Governance of Executive Compensation

The Committee’s approach to Ciena’s fiscal 2011 compensation program reflects our core executive compensation governance principles and practices, including:

•	Executive compensation is reviewed and established annually by the Committee, which consists solely of independent directors;

•
The Committee relies upon input from an independent compensation consultant that is retained directly by the Committee and does not perform additional consulting or other services for Ciena or its management;

•	Ciena’s executive officers have no arrangements providing for tax “gross-ups” of any compensation elements;

•	Elements of performance-based, equity and cash incentive compensation are largely aligned with financial and operational objectives established in Ciena’s Board-approved annual operating plan;

•
Ciena’s Named Executive Officers are eligible for the same benefits as salaried employees and receive limited perquisites, generally consisting of annual physical examinations, and tax preparation and financial planning services made available to other senior employees;

•
Ciena’s change in control agreements are “double trigger” arrangements that require a termination (or a constructive termination) of employment following a change in control of Ciena before severance benefits are triggered;

•	Ciena’s Named Executive Officers are subject to stock ownership requirements; and

•
The Committee annually conducts a compensation risk assessment to determine whether its compensation arrangements, or components thereof, create risks that are reasonably likely to have a material adverse effect on Ciena (see “Compensation Risk Assessment” above).

Recent “Say on Pay” Vote. In addition to the governance considerations above, we provide stockholders with the opportunity to cast an annual advisory vote on our executive compensation. See “Proposal No. 5” below to review this year's “say-on-pay” proposal. Last year, over 92% of the stockholder votes cast on this proposal were voted in favor of our executive compensation proposal. The Compensation Committee believes that this substantial majority of votes cast affirms stockholders’ support for our approach to executive compensation. Last year’s stockholder vote on executive compensation occurred in March 2011, while the Committee’s consideration of executive compensation occurred late in 2010, with compensation for most elements established by December 2010. As a result of both of these factors above, the Committee did not set or change fiscal 2011 executive compensation directly as a result of last year’s stockholder vote. The Compensation Committee regularly engages with stockholders relating to matters of executive compensation and expects to continue to consider input from stockholders and the outcome of our annual say-on-pay votes when making future executive compensation decisions.

The following discussion provides additional detail and analysis regarding the Committee’s specific decisions relating to compensation of our Named Executive Officers for fiscal 2011, including the background, considerations and other factors that influenced such decisions. Because of the timing of the hiring of Mr. Nachbar and the appointment of Mr. Locoh-Donou as executive officers, the broader discussion of fiscal 2011 executive compensation below is generally not applicable to them. For information regarding the setting of their compensation, please see “Hiring of Mr. Nachbar” and “Executive Team Changes” below.

Compensation-Setting Process, Participants and Comparative Framework

Participants in Compensation-Setting Process

Compensation Committee. The Committee has oversight of Ciena’s compensation programs and has final authority to approve and make decisions with respect to the compensation of Ciena’s executive officers. For a discussion regarding the Committee’s compensation philosophy and the principal objectives of our compensation programs, see “Corporate Governance and the Board of Directors – Compensation Committee” above.

Independent Compensation Consultant. In its annual review and determination of executive compensation, the Committee is assisted by Compensia, Inc., a national compensation consulting firm. Compensia is engaged directly by the Committee and, in order to maintain its independence, does not perform additional consulting or other services for Ciena or its management. For a discussion regarding Compensia, the scope of its engagement by the Committee and its involvement in our compensation-setting process, see “Corporate Governance and the Board of Directors – Compensation Committee” above.

Chief Executive Officer. Our executive officers, including our CEO, do not participate in the determination of their own compensation. Our CEO works with the Chair of the Committee to develop proposed compensation packages for our other executive officers, including the other Named Executive Officers. Based on his review and assessment of each executive officer’s overall performance, success in executing against corporate and functional goals, criticality of function, experience, expertise, retention concerns, existing equity holdings, and compensation relative to other executive officers, as well as the peer group data, our CEO provides recommendations to the Committee with respect to the base salary, target bonus or commission percentage, and annual equity award for each executive officer. Because our CEO works most closely with and supervises our executive team, the Committee believes that his input provides critical insight in evaluating their performance. Our CEO also provides the Committee with additional information regarding the effect of market forces, changes in strategy or priorities upon an individual’s performance, and any other specific challenges faced or overcome by each person during the prior fiscal year. We have identified below, with regard to any particular Named Executive Officer or element of compensation, whether the Committee’s assessment of our CEO’s recommendations or other qualitative factors significantly affected the compensation components or level of compensation awarded to such Named Executive Officer.

Comparative Framework

Peer Group. Assisted by Compensia, the Committee annually selects a group of peer companies against which to compare existing and proposed executive compensation levels. The Committee modifies the composition of the peer group as it believes necessary to reflect those companies it considers to be comparable to Ciena based on a number of factors described below.

In considering the peer group for fiscal 2011, the Committee recognized the need to account for the significant impact on our business of the acquisition of the MEN Business. Specifically, the Committee determined that several of the smaller peer companies used in fiscal 2010 had become less relevant for comparison purposes. As a result, the existing peer group no longer provided an appropriate comparative framework based on several key organizational and financial metrics used by the Committee. Because of the potential for a high degree of variability in any one or more metrics for a peer company in general, in reaching its peer group determination the Committee sought to ensure strong comparability by requiring that each peer company meet at least three of the following comparability criteria: the comparability of a company’s business within the communications industry to Ciena , revenue, market capitalization, headcount and total stockholder return (TSR), with each of the last four criteria within a range of 0.5 to 2.0 times Ciena's results. At the time of the Committee's assessment, Ciena compared to the Peer Group identified below as follows:

Peer Group Comparison

	Revenue ($)*	Market Capitalization ($)	Headcount (#)	Total Stockholder Return (%)*
Peer Group Average	$2.04M	$4.67B	5,326	59.7%
Ciena	$1.90M (projected)	$1.28B	4,200	55.1%
Percentile of Peer Group	60.0%	2.0%	56.0%	51.0%
*over four fiscal quarters preceding assessment

The Committee noted that Ciena was approximately at or above the 50th percentile of the proposed peer group for all of the selection criteria except market capitalization, which the Committee recognized was largely the result of the high degree of volatility in Ciena’s stock price. The Committee believed that this result was mitigated by the strong comparative results relating to TSR, given that both market capitalization and TSR consider measures of equity value, with TSR reflecting a longer-term horizon rather than a fixed point in time. In establishing the Peer Group, the Committee also considered and weighed the degree of continuity from Ciena’s existing peer group and ultimately retained over one-half of the companies used in the fiscal 2010 peer group.

Based on the analysis described above, the Committee determined that the following “Peer Group” constituted an appropriate comparative framework for determining executive compensation in fiscal 2011:

Peer Group for Fiscal 2011 Compensation Setting
ADC Telecommunications, Inc.	Level 3 Communications, Inc.
Arris Group, Inc.	NetApp, Inc.
Brocade Communications Systems, Inc.	Polycom, Inc.
CommScope, Inc.	Tellabs, Inc.
JDS Uniphase Corporation	tw telecom inc.
Juniper Networks, Inc.	Xilinx, Inc.

Consideration of Peer Group Data. The Committee uses Peer Group information, including base salary, target total cash compensation, equity compensation values and target total direct compensation, for comparable executive positions, as a comparative framework in establishing executive compensation for our Named Executive Officers. In considering the Peer Group compensation data, the Committee recognizes that executive officers in different companies can play different roles, with different responsibilities and scope of work, even though they may hold similar titles or nominal positions. Moreover, the Peer Group data does not yield qualitative factors that influence compensation, such as each executive officer’s performance during the period under consideration or their perceived importance to their companies’ business, strategy and objectives. Accordingly, the Peer Group data is just one of a number of comparative factors used by the Committee in establishing executive compensation levels and it serves as a frame of reference for compensation.

Consideration of Qualitative Factors. In any given year, and for any particular Named Executive Officer, the Committee may consider a range of subjective or qualitative factors, including:

•	the role the executive plays and the importance of such individual to Ciena’s business strategy and objectives;

•	differences in each executive’s tenure and experience;

•	the responsibilities and particular nature of the functions performed or managed by the executive;

•	our CEO’s recommendations and his assessment of the executive’s performance;

•	the risk that such individual would leave Ciena if not appropriately compensated and motivated; and

•	competitive labor market pressures and the likely cost and difficulty that would be encountered in recruiting a replacement.

The Committee’s consideration of any particular factor may range from inapplicable to significant, depending upon the individual and period under consideration. The Committee does not assign relative weights or rankings to such factors. Rather, the Committee relies upon its members’ knowledge and judgment in assessing the various qualitative and quantitative inputs it receives as to each individual and makes compensation decisions accordingly.

With respect to determining fiscal 2011 executive compensation, in addition to any specific factors or assessment of Peer Group data described below in determining each element of compensation for the Named Executive Officers, the Committee broadly considered the following qualitative factors in making its compensation decisions for each Named Executive Officer:

•
Having served as our chief executive officer for over ten years, Mr. Smith was now responsible for running a significantly larger and more complex company following the acquisition of the MEN Business. The Committee believed that he continued to demonstrate considerable leadership and strategic direction in assembling and directing the executive officers and Ciena as a whole, particularly during a period of sustained economic uncertainty and industry volatility. The Committee also considered that elements of Mr. Smith’s compensation, including equity compensation, were significantly below the market benchmark for chief executive officers in the Peer Group and that, given his tenure and experience, he was a highly desirable chief executive officer and a potential candidate for recruitment by other companies.

•
The Committee believed that Mr. Moylan had continued his outstanding performance as CFO. In addition to his significant responsibilities in interacting with the financial community and effectively supervising and managing a number of functions, including the financial and accounting, global business operations, internal audit and corporate real estate organizations, he also had taken on increased responsibilities following the acquisition of the MEN Business. Specifically, Mr. Moylan had assumed responsibility for the information technology organization and the project management office responsible for driving Ciena’s business transformation initiatives, and had co-sponsored the implementation of our enterprise risk management project

•
Following his joining Ciena in connection with MEN acquisition, Mr. Morin was regarded by our CEO and the Committee as having added significant value in supervising and managing our Global Products Group, which encompasses a broad range of critical functions and the largest number of employees at Ciena. In particular, his industry knowledge and experience had enabled him, among other things, to successfully align our product development initiatives with market demand, strengthen our product quality and customer advocacy organizations, and begin the important consolidation and rationalization of our supply chain operations.

•
Mr. Aquino had continued his effective performance in leading the Global Field Operations organization, integrating field operations and executing a go-to-market strategy for the combined company, and growing revenue during a period of uncertain customer spending and intense competition within our industry sector. Our CEO and the Committee recognized that he and his team had focused on driving a strong flow of sales orders that enabled Ciena to grow its revenues faster than the market. Mr. Aquino had also made some difficult decisions, including allocating Global Field Operations resources toward new geographic and market opportunities, which further enabled Ciena’s success.

For additional information relating to the other Named Executive Officers, see “Executive Team Changes” and “Hiring of Mr. Nachbar” below.

Internal Equity Considerations. The Committee seeks to promote teamwork among, and high morale within, our executive team. While the Committee does not use any quantitative formula or multiple for comparing or establishing compensation among the executive officers, it is mindful of internal pay equity considerations, and assesses the relationship of the compensation of each executive officer to other members of the executive team. The Committee also considers each fiscal year, on a relative basis, the aggregate portion of equity awards, in terms of economic value and allocation of shares, made to the executive team, in comparison to other eligible senior employees.

Elements of Compensation

The compensation of our executive officers, including our Named Executive Officers, includes three principal elements:

•	annual base salary;

•	annual performance-based cash incentive bonuses or sales commissions; and

•	long-term incentive compensation in the form of equity awards.

In determining the mix of compensation among these elements, the Committee does not assign specific ratios or other relative measures that dictate the total compensation mix to be awarded or targeted to the executive team, or the portion that is either “at risk” or otherwise subject to performance. As in past years, executive compensation for fiscal 2011 was structured with an emphasis on equity-based compensation, which the Committee believes creates a strong alignment with long-term stockholder value.

Base Salary

Base salaries provide a minimum, fixed level of cash compensation for our executive officers. Establishing base salaries that reflect the performance, skill set and value of executive talent in the competitive marketplace is an important element in attracting, retaining and rewarding key employees. In determining base salaries for fiscal 2011, the Committee considered and was influenced by a number of factors, including:

•
The majority of our executive officers had not received an increase in base salary for at least the past three fiscal years. Market survey data provided by Compensia relating to high-technology companies indicated that, during this period, compensation trends in the general market supported salary increases in a range of 4% to 5% per year.

•
The Peer Group data at the time showed that the 2010 base salaries for our executive officers were lagging the market, in some cases to a significant degree. While the executive officers overall approximated the 45th percentile of equivalent positions in the Peer Group, five executive officers – including Messrs. Smith, Moylan and Aquino – were below the 25th percentile.

•	Our executive officers had assumed expanded roles and responsibilities following the acquisition of the MEN Business, but had not received any increase in cash compensation to account for the same.

Based on the above considerations, together with qualitative factors described above for each Named Executive Officer and input from our CEO, the Committee determined to increase the base salaries of those executive officers, including the Named Executive Officers, who were below the 50th percentile of equivalent positions in the Peer Group, as set forth below:

Annual Base Salary

	Fiscal 2010	Fiscal 2011
Name	Annual Base Salary ($)	Annual Base Salary* ($)
Gary B. Smith	$650,000	$750,000
Michael G. Aquino	$315,000	$350,000
Philippe Morin	$473,000 (CAD)	$473,000 (CAD)
James E. Moylan, Jr.	$385,000	$450,000
* See “Executive Team Changes” below for information relating to subsequent changes in base salary for Messrs. Aquino and Morin.

The changes above resulted in base salaries for the Named Executive Officers being largely in line with the mid-point of

Peer Group data for each position, with some variance by executive. Specifically, Messrs. Smith and Aquino remained slightly below the 50th percentile of the Peer Group while Mr. Moylan was slightly above this benchmark. With respect to Mr. Morin, whose base salary approximated the 75th percentile of the Peer Group, the Committee agreed that his salary remained both reasonable and appropriate, given the criticality of his role to Ciena’s future success in leading its Global Products Group and his outstanding performance in that role to date. Salary increases were made effective as of Ciena’s second quarter of fiscal 2011, in order to coincide with the timing of Ciena’s broad-based merit increase for non-executive employees the fiscal year.

Annual Performance-Based Cash Incentive Bonuses and Sales Commissions

Ciena utilizes performance-based cash incentive bonuses and sales incentive commissions to motivate its employees and incentivize the achievement of financial, strategic and operational objectives. Historically, these objectives have been closely aligned with the financial and operational objectives established in the Board-approved annual operating plan. The Committee believes that its use of these objectives promotes executive focus on annual financial and operating results. Moreover, use of an incentive cash component of executive compensation enables target total cash compensation to remain competitive, while providing a significant portion of this target compensation in the form of an “at risk,” performance-based component. Target performance-based cash payments are expressed as a percentage of base salary. Because of this correlation, the Committee typically looks at base salary and annual incentive compensation in combination, and considers the effect modifications to either such element have on the “target total cash compensation” for each individual. The Committee considers potential incentive payments to each Named Executive Officer at the “target” level, together with base salary, in determining the “target total cash compensation” payable to each executive.

In reviewing the target total cash compensation for Ciena’s executive officers, the Committee determined that, if fully paid at the target level, target total cash compensation for the executive officers overall was generally correlated with the 50th percentile of the Peer Group, although with significant variance by executive. Mr. Smith was below the 25th percentile of chief executive officers in the Peer Group, and Messrs. Moylan and Aquino were below the 50th percentile of their equivalent positions. The Committee also considered the actual cash compensation received by the executive officers in prior years. Excluding Mr. Aquino, who was eligible for and received sales commissions under Ciena’s sales incentive compensation plan, the other executive officers had not received a bonus payment under the annual incentive bonus plan since fiscal 2008. Consequently, the actual cash compensation received by the executive officers overall was generally below the 25th percentile of the Peer Group, with Mr. Smith significantly below the 25th percentile.

Based on similar considerations as those set forth above with respect to base salaries, and balancing the factors set forth in the “Overview,” the Committee decided to increase the target cash incentive opportunities for certain of the Named Executive Officers as set forth below. Given that Mr. Aquino continued to participate in a sales incentive compensation program (described below) that had actually awarded cash incentive compensation in recent years and which continued to reflect customary market and internal sales compensation practices, the Committee determined not to increase his target cash incentive percentage for fiscal 2011.

Annual Cash Incentive Opportunity

	Fiscal 2010	Fiscal 2011
Name	Target Cash Incentive Comp. (as percentage of base salary) (%)	Target Cash Incentive Comp. (as percentage of base salary) (%)
Gary B. Smith	100%	125%
Michael G. Aquino	100%	100%
Philippe Morin	75%	85%
James E. Moylan, Jr.	75%	85%
* See “Executive Team Changes” below for information relating to subsequent changes in target incentive compensation for Messrs. Aquino and Morin. See the “Cash Incentive Bonus Plan Structure” table below for information regarding comparative plan design for fiscal 2010 and fiscal 2011.

Annual Cash Incentive Bonus Plan. Full-time employees, excluding our employees who receive sales commissions, generally participate in our annual cash incentive bonus plan, which pays out a bonus upon the achievement of performance objectives established by the Committee. The bonus plan, which is more fully described in the “Grants of Plan-Based Awards” section of the “Executive Compensation Tables,” provides the Committee with the flexibility to establish corporate, departmental or individual performance objectives upon which bonus payments are contingent.

Structure for Fiscal 2011. In considering the structure of the cash incentive bonus plan for fiscal 2011, the Committee was particularly influenced by the focus of Ciena’s annual operating plan to achieve profitability on an “as adjusted basis,” consistent with Ciena's normal quarterly reporting of financial results.

First, the Committee again elected to base payments under the bonus plan on performance goals established for the first and second halves of fiscal 2011. In so doing, the Committee sought to avoid the impact and unintended consequences of potential fluctuations in our business and results of operations presented by quarterly performance periods.

Second, the Committee focused on more closely aligning the interests of our executive officers with Ciena’s stockholders. For the first half of fiscal 2011, the Committee determined that, although the performance goals for all other bonus-eligible employees would be based on a combination of adjusted operating income and operational goals relating to our integration efforts and other strategic and tactical objectives for that period, the performance goal for the executive officers would solely be tied to adjusted operating income. Accordingly, bonuses would not be paid to the executive officers in the event that Ciena reported an operating loss for the applicable period. And, for the second half of fiscal 2011, the Committee determined that the performance goal for all eligible employees, including the executive officers, would solely be tied to adjusted operating income.

Third, the Committee recognized the need to balance the aggressive nature of Ciena’s operating plan for fiscal 2011 with the need to continue to motivate and reward the continued hard work and performance of its employees. In an effort to achieve that balance, the Committee elected to provide management with the authority to pay employees discretionary bonuses of up to 25% of the target bonus payable for the applicable bonus period, even if the pre-determined performance goals were not achieved at the minimum threshold level. In so doing, the Committee conveyed its expectation that, in the majority of cases, bonus payments would be tied directly to performance against the established goal(s); however, in certain circumstances, it may be both prudent and important to reward superior performance of individual employees even in periods when the aggressive corporate objectives have not been achieved.

Fourth, and finally, the Committee modified the bonus payouts under the incentive bonus plan. Because the incentive bonus plan had been fully funded in Ciena’s operating plan for fiscal 2011, the plan was structured to pay 100% of the applicable target bonus for each semi-annual period upon the achievement of 100% of the applicable performance goal(s). However, given the projections for breakeven operating profit in the first half of fiscal 2011, the Committee was concerned that potential bonus payments could result in an operating loss for that fiscal period. As a result, the minimum threshold performance level for payouts under the plan for the first half of fiscal 2011 was set at 90% of the applicable performance target. In recognition of the unusually high threshold level relative to past practice, the Committee adjusted the structure for over-achievement upward such that 150% of the target bonus would be paid for achievement of 125% of the applicable performance target. For the second half of fiscal 2011, where Ciena’s financial results were projected to result in an adjusted operating profit, the Committee implemented a revised bonus payment structure, with a 45% minimum performance threshold and a 200% maximum bonus payment for achieving at least 135% of the applicable performance target.

The percentage of the target bonus payable to the Named Executive Officers for the applicable plan period at each of the threshold, target and maximum levels in fiscal 2011 (as compared to the fiscal 2010 periods) is set forth in the following table, with payments interpolated for performance results falling between the designated levels.

Cash Incentive Bonus Plan Structure

	First Half Fiscal 2010		Second Half Fiscal 2010		First Half Fiscal 2011		Second Half Fiscal 2011
	Perf. Goal Achieved	Target Bonus Payable	Perf. Goal Achieved	Target Bonus Payable	Perf. Goal Achieved	Target Bonus Payable	Perf. Goal Achieved	Target Bonus Payable
“Threshold”	N/A	N/A	50%	25%	90%	90%	45%	40%
“Target”	N/A	N/A	100%	50%	100%	100%	100%	100%
“Maximum”	N/A	N/A	>200%	100%	>125%	150%	>135%	200%

Fiscal 2011 Performance Goals. The Committee determined to structure cash incentive payments to the executive officers, including the Named Executive Officers, for both the first and second halves of fiscal 2011 upon the achievement of the “adjusted operating income” target set forth in our fiscal 2011 annual operating plan. As noted above, the fiscal 2011 operating plan, approved by the Board of Directors, reflected an aggressive set of targeted financial results for the applicable period.

The Committee has used an “adjusted operating income” target under the plan in previous years and believes that this performance-based measure provides an effective indicator of Ciena’s operating performance. The adjusted operating income measure gives effect to certain adjustments to our GAAP results, generally consistent with those reported in our quarterly earnings releases, and excludes the expense associated with any payments under the incentive bonus plan. The Committee believes that using this performance measure provides eligible employees a strong incentive to leverage our operating model, focus on the profitable growth of our business and improve operating profit.

The adjusted operating income goal under the cash incentive bonus plan was $22.0 million in the aggregate for the first half of fiscal 2011. Because Ciena reported an adjusted operating loss in the aggregate for the first half of fiscal 2011, the minimum threshold performance goal was not met and no bonus was awarded for the first half of fiscal 2011 to any of our executive officers, including the Named Executive Officers.

The adjusted operating income goal under the cash incentive bonus plan was $105.6 million in the aggregate for the second half of fiscal 2011. Ciena reported positive adjusted operating income for the second half of fiscal 2011, although slightly below the minimum performance threshold. However, based on Ciena’s otherwise strong financial and operational performance during that period – including a strong flow of customer purchase orders, several key customer design wins, two consecutive quarters of adjusted operating profit, and positive cash flow from operations in the fourth quarter – management determined it was appropriate to reward the eligible non-executive employees by using the discretionary payment mechanism included by the Committee for the performance period. Considering these achievements during the second half of fiscal 2011, the surrounding context described above in which the executive officers had not received a cash incentive bonus since fiscal 2008, and the promotion of its compensation philosophy, the Committee determined to apply a similar approach and also use this discretionary payment mechanism for the executive officers. Accordingly, consistent with the incentive bonus plan structured by the Committee, a 25% target bonus was awarded under the incentive bonus plan for the second half of fiscal 2011 to the majority of eligible employees, including the Named Executive Officers. This payment equated to 1/8th of the annual target bonus percentage of the Named Executive Officers for fiscal 2011.

Sales Incentive Compensation. Employees in our sales organization who are paid sales commissions do not participate in the annual cash incentive bonus plan. Instead, they are eligible to receive sales incentive compensation, the payment of which is conditioned upon the achievement of certain sales-oriented performance measures, such as customer orders, sales of specific products, or gross margin.

Mr. Aquino served as our Senior Vice President, Global Field Operations for the first three quarters of fiscal 2011. Effective as of August 1, 2011, he was appointed Vice President and General Manager, Global Government Solutions, and, as a result, ceased to be an executive officer and began participating in our annual incentive bonus plan instead our sales incentive compensation program. Also effective as of that date, Mr. Morin was appointed Senior Vice President, Global Field Operations. As set forth in “Executive Team Changes” below, in order to better align the interest of sales leadership with the other executive officers and with stockholders, and to promote increased uniformity among the executive officers with respect to cash incentive opportunities and payouts, the Committee determined that Mr. Morin would not be eligible for sales incentive compensation but instead would participate in the cash incentive bonus plan.

Prior to the change in his role, Mr. Aquino’s sales incentive compensation was payable quarterly based upon his achievement of quarterly performance measures approved by the Committee. For fiscal 2011, as in previous years, half of Mr. Aquino’s sales incentive compensation was conditioned upon the achievement of quarterly sales orders goals and half was conditioned upon the achievement of quarterly gross profit goals. The orders goals were intended to incentivize building a backlog of orders for our products and services to support our continued revenue growth.The gross profit goals were intended to incentivize increasing sales at prices and on terms that generated targeted gross margins, enabling us to increase our operating margin and profitability. The Committee based these goals upon gross profit dollars, rather than the achievement of a specific gross margin percentage, because it believed this measure reflected an appropriate balance of incentivizing targeted gross margin achievement, while still rewarding revenue growth. For the first three quarters of fiscal 2011, Mr. Aquino’s quarterly gross profit goals were, sequentially, $181 million, $198 million and $211 million.

Mr. Aquino’s annual target incentive opportunity for fiscal 2011 was unchanged from previous years at 100% of his base salary, and his incentive compensation structure remained unchanged from fiscal 2010, as follows:

Sales Incentive Compensation Structure

Performance Goal Achieved	80%	85%	90%	95%	100%
Sales Incentive Compensation Payable	60%	70%	80%	90%	100%

Payouts for performance in excess of 100% were subject to multipliers of 1.1 for the orders bonus and 1.2 for the gross profit bonus, with no cap on the amount payable for overachievement. Mr. Aquino’s actual quarterly sales incentive compensation payments received during fiscal 2011 are set forth in “Executive Compensation Tables — Summary Compensation Table” below.

Target Total Cash Compensation. The Committee’s decisions with respect to annual base salaries and annual, performance-based cash incentive opportunities for fiscal 2011 resulted in the following changes to target total cash compensation opportunities for the Named Executive Officers identified below. In considering the table below, it is important to note that amounts for fiscal 2010 target total cash compensation are considerably lower than typical and reflect (a) the ineligibility of our executive team under the annual incentive bonus plan for the first half of fiscal 2010, and (b) a 50% reduction to the otherwise applicable target bonus opportunity to be earned for achieving the applicable performance objectives for the second half of that year.

Target Total Cash Compensation

	Fiscal 2010	Fiscal 2011
Name	Target Total Cash Comp ($)	Target Total Cash Comp ($)
Gary B. Smith	$812,500	$1,687,500
Michael G. Aquino	$630,000	$700,000
Philippe Morin	$561,688 (CAD)	$875,050 (CAD)
James E. Moylan, Jr.	$457,188	$832,500

The amounts in the table above represent targeted cash compensation. For amounts actually earned or received by our Named Executive Officers during fiscal 2011, see “Summary Compensation Table” in the “Executive Compensation Tables” below.

Equity-Based Compensation

We have historically relied heavily on equity-based compensation as a key component of our compensation program. The Committee believes that meaningful equity-based incentive compensation performs an essential role in attracting, motivating and retaining executives and a strong incentive for corporate performance and stockholder return. In recent years, the Committee has largely relied upon long-term restricted stock unit awards, with three and four-year vesting periods, to balance the shorter-term focus of the cash incentive bonus plan. The Committee believes that this structure rewards the achievement of long-term business objectives that benefit our stockholders and serve to retain a successful management team.

Factors Affecting Equity Compensation for Fiscal 2011. In addition to the considerations set forth in the “Overview” above, the Committee’s decisions regarding equity compensation for the executive officers for fiscal 2011 were impacted by the following additional considerations:

Focus on Establishing Performance-Based Awards. In recent years, the Committee had decided that it would not be appropriate to grant performance-based equity awards for a number of reasons, including uncertainty about our future business and results of operations as a result of volatile market conditions, uncertainty relating to the then-potential acquisition of the MEN Business, and the potential effect of the complex and costly integration, portfolio and supply chain rationalization, and restructuring activities related to the acquisition of the MEN Business upon our financial and operating performance. For fiscal 2011, however, the Committee recognized that, because uncertain macroeconomic conditions were likely to persist for the foreseeable future, and in light of the desire to foster a more direct “pay-for-performance” culture whereby longer-term incentives are created to more closely align the interests of our executives with those of our stockholders, it was appropriate to return to at-risk, performance-based awards as a component of equity compensation for Ciena’s executive officers. The Committee also was influenced by the fact that Ciena had successfully developed its first annual operating plan reflecting combined operations with the MEN Business. However, the Committee also acknowledged the need to maintain a proper balance between performance-based and time-based equity awards, in recognition of the inherent difficulties in establishing long-term performance goals at a time when Ciena not only had only recently completed a transformative acquisition but also was seeking to return to operating profitability on an adjusted basis.

Share Usage and Availability Under the 2008 Plan. In establishing equity compensation for fiscal 2011, the Committee was concerned about the impact of the size of the annual equity awards on the number of shares available for issuance under the 2008 Plan. Even though Ciena’s stockholders had approved a share increase at the 2010 Annual Meeting, this concern resulted from a number of factors, including the approximate doubling of Ciena’s headcount following the acquisition of the MEN Business in March 2010, the continued impact of macroeconomic uncertainty and industry volatility on Ciena’s stock price and the resulting effect on share usage to achieve targeted delivered values. The Committee believed that the remaining available shares would be insufficient to meet Ciena’s compensation requirements for more than two fiscal years, and that Ciena would likely need to seek stockholder approval of another share increase at the 2012 Annual Meeting. The Committee therefore determined to set equity compensation and monitor equity usage generally to ensure sufficient shares would remain available until such time as stockholder approval for additional shares could be obtained.

Process for Determining Fiscal 2011 Equity Compensation. Consistent with its practice in fiscal 2010, the Committee sought to establish equity compensation for the executive officers with a target value between the 50th and 75th percentiles for the value delivered to similar executives in the Peer Group. Based on Compensia’s analysis, and using the 50th percentile of the Peer Group as a baseline, our CEO then prepared recommendations for target equity values for each of the senior executives, including the Named Executive Officers, for the Committee’s consideration. The Committee believed using this baseline was appropriate and properly reflected its need to balance the considerations above with the need to continue to offer competitive compensation levels to the executive team.

As with the elements of cash compensation, the Committee considered Compensia’s analysis of market benchmarks for target equity values to executives in the Peer Group. Based on the Peer Group data at the time, the historical target equity value for the executive officers approximated the 45th percentile of similar executives in the Peer Group, with significant variance by executive. Mr. Smith was historically below the 25th percentile of chief executive officers in the Peer Group, and Messrs. Moylan and Aquino were each below the 50th percentile of equivalent positions.

In determining fiscal 2011 equity compensation, the Committee considered, among other things, the following:

•
our CEO’s assessment of the overall responsibilities, performance, experience, expertise and value to Ciena of each individual, as well as the criticality of each position and any concerns with respect to retaining the individual;

•	the existing, unvested equity holdings of each person and assumptions relating to future values;

•
the potential impact of awards at the target equity values on key compensation governance metrics, including current and three-year average burn rate, equity overhang levels, and equity grant expense as a percentage of market capitalization;

•	the specific number of shares resulting from the proposed target equity values using a range of possible grant date Ciena stock prices; and

•	the number of shares remaining available for issuance under the 2008 Plan.

The Committee made its own similar evaluation for our CEO, based upon its assessment of his responsibilities, performance, experience and value to Ciena, as well as consideration of the above additional factors.

Thereafter, the Committee determined target equity dollar values for the executive officers, including the Named Executive Officers. The aggregate target value of the proposed fiscal 2011 equity awards to the executive officers represented a significant increase over both the target equity value and the actual delivered value of the awards granted in fiscal 2010. The Committee believed that the increase in equity value delivered to the executives was appropriate based on the qualitative and other factors above and necessary to maintain its desired practice of awarding equity with a target value between the 50th and 75th percentiles for the value delivered to similar executives in the Peer Group. The largest target equity dollar value, and the largest percentage increase in value over fiscal 2010, was awarded to Mr. Smith, whose historical target equity compensation was significantly below the market benchmark for chief executive officers in the Peer Group. Notwithstanding differences in the individual situations of the executives, the Committee also sought to achieve a higher degree of internal equity and closer alignment of interests among the executive officers. Accordingly, the target equity values awarded to the other Named Executive Officers for fiscal 2011 were identical.

For the reasons above, the Committee determined to grant equity awards to the executive officers in the form of both time-based restricted stock units, or “RSUs”, and performance-based restricted stock units, or “PSUs”. The Committee wished to remain consistent with its approach of favoring stock units over stock options as its preferred vehicle for equity compensation.

Restricted Stock Units. The Committee determined to use its standard four-year vesting period for the RSUs (one-sixteenth of grant amount vesting each calendar quarter over a four-year period), in order to promote long-term alignment with stockholders and longer-term decision making that provides an effective balance to the shorter-term incentive measures used in setting cash incentive bonus awards.

Performance Stock Units. In structuring the PSUs, the Committee sought to achieve a balance between the desire to incorporate a specific performance-based component in the long-term incentive compensation for the executive officers with a recognition of the difficulties inherent in establishing long-term performance goals in an uncertain macroeconomic environment and a volatile sector of the telecommunications industry. Accordingly, the PSUs were based on the following goals that were directly tied to Ciena’s longer-term strategic plan, with performance against those goals assessed over a two-year performance period covering Ciena’s fiscal years 2011 and 2012:

•
Achievement of a target value of total sales orders for Ciena’s products and services over four consecutive fiscal quarters which was intended to drive the growth of our business and increased revenues; and

•
Achievement of a desired mix of sales orders for Ciena’s non-transport products and services over four consecutive fiscal quarters which was intended to diversify sales and incent the sale of higher margin solutions.

The aggregate sales orders target represented an aggressive goal relative to Ciena's operating plan for fiscal 2011, whereas the targeted mix of sales orders was generally aligned with such operating plan. As is the case with most goals derived from the Board-approved operating plan, the Committee considered the prospects for attainment and non-attainment to be equally likely.

The PSU shares were allocated evenly between each objective and were placed “at-risk,” in that any portion of the PSUs not earned by the end of the two-year performance period would be forfeited and returned to the Plan. The Committee also saw value in incentivizing the executive officers to achieve each of these goals as early as possible within the performance period, thereby accelerating Ciena’s progress toward its strategic and operational objectives. As such, the Committee provided that the total number of PSUs could be increased by 35% or 70% of the shares allocated to each objective above, with the amount earned depending upon the timing, within the performance period, of any achievement of each performance goal. In addition, the Committee sought to incorporate an additional retention element to the long-term incentive compensation, and therefore any PSUs that were earned during the performance period would be subject to an additional one-year service period prior to vesting and delivery of the underlying shares.

In finalizing its determination of the value and form of equity awards, the Committee considered updated projections of the paper gain value of the vested and unvested equity holdings of each individual executive, including the proposed equity awards for fiscal 2011. Because of the volatility in the market price of Ciena’s stock at that time, and to ensure that the equity awards provided sufficient value while minimizing the risk of unintentionally providing disproportionately high value to the individuals, the Committee considered its projections for the fiscal 2011 awards based on a range of possible grant date stock prices.

Based on the trailing 30-day average of Ciena’s closing stock price prior to the grant date, the individual target equity values established by the Committee were calculated into a specific number of shares of Ciena’s common stock underlying each restricted stock award as set forth below:

Fiscal 2011 Annual Equity Awards

		PSU Award
Name	RSU Award (#)	Target Shares (#)	Additional Incentive Opportunity Shares (Maximum) (#)
Gary B. Smith	127,060	31,760	22,230
Michael G. Aquino	50,820	12,700	8,890
Philippe Morin	50,820	12,700	8,890
James E. Moylan, Jr.	50,820	12,700	8,890

Based on Ciena's performance during fiscal 2011, the PSUs allocated to the targeted sales order mix were earned and subject to an additional incentive opportunity given the attainment of this objective within the first four fiscal quarters of the applicable two-year performance period. PSUs allocated to the aggregate sales order target, however, have not been earned to date based on fiscal 2011 performance.

Equity Grant Practices. In recent years, we have applied a consistent approach in our equity award practices by granting annual equity awards to our executive officers and directors at or around the same time each year. Annual equity awards to our executive officers, including our Named Executive Officers, are made by the Committee, and the grant date of these awards is the same day that the Committee meets to approve the awards. Specifically, the Committee generally meets, approves and grants annual equity awards to the executive officers promptly following Ciena’s release of earnings for the fourth quarter and fiscal year. This practice, which began in fiscal 2007, continued for annual equity awards in fiscal 2011, with executive and non-executive awards granted on December 14, 2010.

Executive Team Changes

During fiscal 2011 we made certain changes to our executive team. As we considered our next phase of growth, including further scaling the company, optimizing the business and gaining additional operating leverage in order to move toward improved and sustained profitability, we made these changes to continue driving alignment between our product development and market demand. We elected to make these changes effective during the fiscal year in order to ensure that these key leaders took part in the annual operating plan cycle for fiscal 2012 while driving fiscal 2011 toward a successful close.

Appointment of Mr. Locoh-Donou and Mr. Morin. Effective as of August 1, 2011, we appointed Mr. Locoh-Donou, who previously served as our Vice President and General Manager, EMEA, as our Senior Vice President, Global Products Group. In this capacity, he joined Ciena’s executive team and assumed responsibility for our engineering, supply chain, product line management, quality and customer advocacy, and product marketing and solutions organizations on a global basis. Also effective as of August 1, 2011, we appointed Mr. Morin, who previously served as our Senior Vice President, Global Products Group, as our Senior Vice President, Global Field Operations. In this capacity, he continued as a member of Ciena’s executive team and assumed responsibility for our global sales and services organizations.

In determining the total compensation of Messrs. Locoh-Donou and Morin, the Committee considered a number of factors, including:

•	the significance and criticality of their new roles to Ciena’s future success;

•	their industry expertise;

•	their institutional knowledge of and past management experience within Ciena;

•	the need to provide sufficient incentive and retention value to accomplished and well-regarded executives; and

•	their proposed compensation in comparison to other employees and Ciena’s executive team.

In determining the amount and structure of supplemental equity awards in connection with these new appointments, the Committee concluded that it was important not only to incorporate a meaningful retention element in order to ensure the services of these highly-regarded executives for the next several years but also to include a significant component of at-risk performance-based compensation in order to align their long-term interests with those of our stockholders. Accordingly, the Committee determined to provide a restricted stock unit award to each executive, which would vest in equal one-third installments at the end of each of calendar years 2013, 2014 and 2015. The Committee also determined to provide a performance stock unit award to each executive, of which one-third of the grant amount could be earned at the end of each of fiscal years 2013, 2014 and 2015 based on Ciena’s achievement of a financial goal for such fiscal year, to be determined by the Board of Directors in advance of such fiscal year. In the event that the Committee determines that the financial goal has been achieved, vesting of that portion of the PSU earned shall occur on December 20 following the relevant fiscal year. If such goal is not achieved in the applicable fiscal year, then that portion of the PSU will be forfeited. Based on the recommendation of our CEO, the Committee established a target equity value to be delivered to each of Messrs. Locoh-Donou and Morin, which was then calculated into a specific number of shares of Ciena’s common stock based on the trailing 30-day average of Ciena’s closing stock price prior to the date of grant.

Accordingly, in May 2011, the Committee approved Mr. Locoh-Donou’s compensation, effective as of August 1, 2011, consisting of a $375,000 annual base salary and eligibility for a target bonus of up to 75% of his base salary under Ciena’s incentive bonus plan. Mr. Locoh-Donou received a restricted stock unit award of 29,865 shares and a performance stock unit award of 29,865 shares of Ciena common stock under the 2008 Plan, each on the terms indicated above. In addition, Mr. Locoh-Donou entered into a change in control severance agreement on equivalent terms to Ciena’s other executive officers as described below, and received benefits in connection with his relocation from the United Kingdom to the United States, including reimbursement of certain relocation-related expenses.

Also in May 2011, the Committee approved Mr. Morin’s compensation, effective as of August 1, 2011, consisting of a $500,000 CAD annual base salary. The Committee determined to retain Mr. Morin on the cash incentive bonus plan, rather than make him eligible to receive sales incentive compensation. Given the increase in his base salary, and in an effort to promote a greater degree of internal incentive compensation consistency, the Committee reduced his target bonus percentage from 85% to 75% of his base salary. Mr. Morin received a RSU award of 29,865 shares and a PSU award of 29,865 shares of Ciena common stock under the 2008 Plan, in each case subject to the same vesting and other terms and conditions as those equity awards provided to Mr. Locoh-Donou described above.

Change in Role of Mr. Aquino. Also effective as of August 1, 2011, Mr. Aquino was appointed Vice President and General Manager, Global Government Solutions. After having successfully served as our Senior Vice President, Global Field Operations for five years, Mr. Aquino assumed responsibility for leading Ciena’s global sales efforts to federal and state governments, civilian and defense agencies, and research and education institutions, which together represent one of Ciena’s highest-potential growth markets and a critical part of its long-term strategy. While Mr. Aquino would no longer be serving as an executive officer, the Committee believed that it was both necessary and appropriate to provide him with an additional equity award in connection with assumption of his new role, and particularly an award with a significant retention element to ensure his continued services. Consequently, the Committee determined to grant Mr. Aquino an RSU award, which would vest in its entirety in September 2014, approximately three years after the effective date of grant. Based on the recommendation of our CEO, the Committee established a target equity value to be delivered to Mr. Aquino, which was calculated into a specific number of shares of Ciena’s common stock using the same mechanism as the grants to Messrs. Locoh-Donou and Morin. In May 2011, the Committee approved a restricted stock unit award of 52,263 shares to Mr. Aquino, effective as of August 1, 2011.

Hiring of Mr. Nachbar

In March 2011, we appointed Mr. Nachbar as our Senior Vice President and Chief Human Resources Officer. In this capacity, he joined Ciena’s executive team and assumed responsibility for our human resources and learning organizations, which includes employee, customer and product training. In determining Mr. Nachbar’s total compensation, the Committee considered a number of factors, including the significance of his role and function to Ciena, his prior experience, the need to provide sufficient short- and long-term value to attract and retain an experienced human resources executive, the importance of reimbursing his expenses in order to incent him to relocate to and ensure his daily presence at Ciena’s corporate headquarters, and his proposed compensation in comparison to Ciena’s other executive officers.

Accordingly, in March 2011, the Committee approved Mr. Nachbar’s compensation consisting of: a $350,000 annual base salary; eligibility for a target bonus of up to 60% of his base salary under Ciena’s incentive bonus plan; a signing bonus of $100,000; reimbursement of relocation expenses in an amount not to exceed $200,000; and an RSU award of 60,000 shares of Ciena common stock with a standard four-year vesting period for equity awards to newly hired employees (i.e., one-quarter of the grant amount vesting approximately one year after the grant date and the remainder vesting in equal one-twelfth amounts quarterly over the following three years). Mr. Nachbar also entered into a change in control severance agreement on equivalent terms to Ciena’s other executive officers as described below. Mr. Nachbar's compensation was influenced by and determined after assessing internal equity considerations, recognizing his relative role and compensation package as compared to certain existing executive officers, and the outcome of a negotiated compensation package.

Mr. Nachbar voluntarily resigned his position with Ciena on January 6, 2012.

U.S. Executive Severance Benefit Plan

As part of its efforts to continue to enable Ciena to attract and retain top executive talent, in fiscal 2011 the Committee established a severance benefit plan. The Committee considered, among other things, survey data provided by Compensia that indicated that 71% of companies had such severance arrangements in place for their CEO, and 57% of companies had such arrangements for one or more of their named executive officers. The Committee also sought to promote uniformity of reasonable severance benefits paid to departing executives. In June 2011, after an extensive evaluation of market and best practices, and in consultation with Compensia, the Committee approved a U.S. Executive Severance Plan providing a level of benefits that the Committee believes would help it in its efforts to attract and keep top executive talent. This plan, which is governed by the Employee Retirement Income Security Act of 1974, as amended, provides certain U.S.-based employees, including Ciena’s executive officers (including the Named Executive Officers) and employees of the rank of vice president or above, with certain severance benefits in the event of an involuntary separation of service by Ciena without “cause.” For additional information about the severance benefits payable under this plan, as well as the estimated value of these benefits, see “Potential Payments upon Termination or Change in Control” below.

“Double Trigger” Change in Control Severance Agreements

Each of our executive officers, including each of the Named Executive Officers, has a change in control severance agreement with Ciena. We have entered into these agreements upon the initial hiring of senior employees, upon promotion of existing employees to senior executive roles, and when the Compensation Committee determines it to be important for the retention of other key employees. We believe that these severance arrangements are important for retention of key employees and necessary to attract qualified executive officers, who may otherwise be deterred from taking a position with us by the possibility of being dismissed following a change of control, particularly given the level of acquisition activity in our industry.

Except for the conversion of certain performance-based equity into time-based awards, the executive officers receive no benefits under these agreements unless their employment is terminated without cause, or by the executive for good reason, within 12 months following the effective date of the change in control transaction. We believe this so-called “double trigger” structure strikes an appropriate balance between the potential compensation payable to executive officers and the corporate objectives described above. We also believe that were Ciena to engage in discussions or negotiations relating to a corporate transaction that our Board of Directors deems in the interest of stockholders, these agreements would serve as an important tool in ensuring that our executive team remains focused on the consummation of the transaction, without significant distraction or concern relating to personal circumstances such as continued employment.

For additional information about the severance benefits payable under these agreements, as well as the estimated value of these benefits, see “Potential Payments upon Termination or Change in Control” below.

Recoupment (Clawback) Policy

The Committee has expanded Ciena's existing recoupment (clawback) policy, found in our 2008 Plan and applicable to equity incentive plan awards thereunder, to also apply to annual cash incentive plan awards, sales incentive plan compensation and severance benefit plan payments, commencing in fiscal 2012. This policy, which is broader than currently required by applicable law, provides for recoupment of certain benefits in the event that Ciena is required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under applicable securities laws. Specifically, those executive officers subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, and any other recipient of covered incentive compensation who knowingly engaged in such misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, is required to reimburse Ciena the amount of any payment in settlement of such award earned or accrued during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document that contained such material noncompliance.

Required Reimbursement for Personal Use of Corporate Memberships or Tickets

The Committee maintains a policy requiring executive officers, including our Named Executive Officers, to reimburse certain costs associated with any personal use of items such as corporate tickets to sporting or cultural events and personal use of any corporate membership at a golf or similar club. Specifically, any executive officer who makes personal use of such tickets is required to reimburse Ciena for the face value of the tickets used. Any executive who makes personal use of a club in which Ciena has a corporate membership must reimburse Ciena for the cost of any meals, merchandise, greens fees, lessons and other charges associated with his or her use and, in addition, reimburse Ciena for a pro-rata share of the annual membership dues for each day on which he or she makes personal use of the facilities. To date, any personal usage has been extremely limited as corporate memberships are maintained predominately in order to use these facilities for business-related functions. The annual dues for each of the three executive officers named on club memberships are approximately $5,000.

Stock Ownership Guidelines

In order to further align the interest of Ciena’s executive officers and directors with the interest of our stockholders, and to promote Ciena’s commitment to sound corporate governance, the Board has established stock ownership guidelines for executive officers, including our Named Executive Officers, as set forth in “Principles of Corporate Governance, Bylaws and Other Governance Documents” above.

Income Tax Considerations

Section 162(m) of the Internal Revenue Code limits to $1 million the deductions we can take in determining our federal income tax for compensation paid to our CEO, and, pursuant to recent IRS guidance, the three other most highly compensated executive officers of Ciena. There is an exception to this limitation for compensation that is “performance-based” as defined in the Code and applicable regulations. Our adoption of the 2008 Plan facilitates our ability to qualify compensation as performance-based in compliance with the Code. However, because of our large net operating losses, it is unlikely that we will be required to pay federal income taxes for years, and therefore meeting the requirements of Section 162(m) is not as significant a concern as it might otherwise be.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management, and, based on this review and discussion, has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated into Ciena’s annual report on Form 10-K for fiscal 2011 by reference to this proxy statement.

Submitted by the members of the Compensation Committee:

Judith M. O’Brien (Chairperson)
Harvey B. Cash
Bruce L. Claflin

EXECUTIVE COMPENSATION TABLES

The following tabular information, accompanying narrative disclosure and footnoted detail provide compensation-related information for our CEO and CFO and our other three most highly-compensated executive officers as of the end of fiscal 2011. For fiscal 2011, the following information also includes compensation detail for Mr. Aquino, who served as an executive officer during a portion of fiscal 2011, but was no longer serving in that role at fiscal year end. These executive compensation tables include all compensation awarded to or earned by each executive officer for the fiscal years indicated below in which they served as an executive officer. These individuals are collectively referred to as the “Named Executive Officers” or “NEOs.”

Summary Compensation Table

The Summary Compensation Table below presents compensation earned by our Named Executive Officers for each of the last three fiscal years during which they served as executive officers in accordance with SEC rules.

Summary Compensation Table

		Salary	Bonus	Stock Awards	Option Awards	Non- Equity Incentive Plan Compensation	All Other Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)	($)(4)	($)(5)	($)
Gary B. Smith	2011	$721,154	—	$3,033,462	—	$117,188	$8,789	$3,880,593
President and CEO	2010	$650,000	—	$1,491,920	—	—	$22,597	$2,164,517
	2009	$650,000	—	$3,470,000	—	—	$22,279	$4,142,279

James E. Moylan, Jr.	2011	$431,250	—	$1,213,232	—	$47,813	$7,350	$1,699,645
Sr. V.P., Finance and CFO	2010	$385,000	—	$847,523	—	—	$7,350	$1,239,873
	2009	$385,000	—	$1,388,000	—	—	$23,912	$1,796,912

Michael G. Aquino	2011	$329,327	—	$1,987,770	—	$231,844	$8,237	$2,557,178
V.P. and Gen. Mgr. Global Gov't Solutions	2010	$315,000	—	$526,560	—	$269,415	$8,082	$1,119,057
	2009	$315,000	—	$902,200	—	$140,744	$6,638	$1,364,582

François Locoh-Donou	2011	$214,142	—	$1,491,815	—	$175,432	$762,912	$2,644,301
Sr. V.P., Global Products Group

Philippe Morin	2011	$485,772	—	$2,098,431	—	$47,535	$3,042	$2,634,780
Sr. V.P., Global Field Operations	2010	$280,423	—	$1,508,000	—	—	$2,911	$1,791,334

David R. Nachbar	2011	$215,387	$100,000	$1,521,000	—	$26,250	$53,503	$1,916,140
Sr. V.P., Chief Human Resources Officer

_______________________________________

(1)	Salary information for fiscal 2011 reflects the following:

a.	Mr. Morin's salary was paid in Canadian Dollars and converted to U.S. dollars based on the average exchange rate for fiscal 2011.

b.	Mr. Locoh-Donou's salary is net of foreign exchange adjustments.

c.	Mr. Nachbar's salary reflects his March 7, 2011 date of hire.

(2)	Reflects payment to Mr. Nachbar of a signing bonus upon hire.

(3)
The amounts set forth in the “Stock Awards” column represent the aggregate grant date fair value of restricted stock unit and performance stock unit awards granted during the fiscal years noted above, computed in accordance with FASB ASC Topic 718. The aggregate grant date fair value is calculated using the closing price of our common stock on the grant date as if all of the shares underlying these awards were vested and delivered on the grant date. For performance stock units that include variable payouts based on the level of performance attainment, the amounts reported above reflect shares subject to vesting at “target” and assume the achievement of the performance objectives to which vesting at this level is subject. With regard to these awards granted to certain executive officers in December 2010, assuming the achievement of performance objectives corresponding with the “maximum” number of shares that could be earned under these performance-based awards, aggregate grant date fair values reported in the table for restricted stock unit and performance stock unit awards during fiscal 2011 would have been $3,458,055 for Mr. Smith, $1,383,031 for Mr. Moylan, $2,157,569 for Mr. Aquino and $2,268,230 for Mr. Morin. Aggregate amounts do not reflect sale or forfeiture of shares to fund tax withholding in accordance with the terms of the award agreement. Aggregate grant date fair values reported above will likely vary from the actual amount ultimately realized by any executive officer based on a number of factors, including the number of shares that ultimately vest, the timing of vesting, the timing of any sale of shares and the market price of our common stock at that time. See the “Grants of Plan-Based Awards” table below for information relating to restricted stock unit and performance stock unit awards granted during fiscal 2011 under our 2008 Plan.
You should be aware that amounts disclosed in the “Stock Awards” column differ from amounts previously reported in our proxy statement for fiscal 2009 because they have been restated to reflect the aggregate grant date fair value described above. Previously, in accordance with SEC rules, reported amounts reflected the share-based compensation expense incurred by Ciena for financial reporting purposes for awards held by each individual during the relevant fiscal year.

(4)
Non-Equity Incentive Plan Compensation reflects amounts earned by each Named Executive Officer under Ciena's cash incentive bonus plan for the second half of fiscal 2011 (or the relevant service period thereof as follows):

a.
Amounts reported for Mr. Aquino reflect aggregate sales incentive compensation earned during the first three quarters of fiscal 2011 and a pro rata award under the bonus plan during the second half of fiscal 2011, reflecting his service as a non-executive officer during the fourth quarter of fiscal 2011. See “Compensation Discussion and Analysis — Annual Performance-Based Cash Incentive Bonuses and Sales Commissions” above. Quarterly sales incentive compensation payments to Mr. Aquino during fiscal 2011 were as follows:

	Sales Incentive Compensation
	Fiscal 2011
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Michael G. Aquino	$76,449	$71,360	$71,848	n/a

b.
Amounts reported for Mr. Locoh-Donou reflect aggregate sales incentive compensation earned during the first three quarters of fiscal 2011, prior to his becoming an executive officer, and a pro rata award under the bonus plan during the second half of fiscal 2011, reflecting his service as an executive officer during the fourth quarter of fiscal 2011.

(5)	All other compensation includes the following for each Named Executive Officer (as applicable) during fiscal 2011:

a.
For each Named Executive Officer (other than Mr. Nachbar), Section 401(k) plan matching contributions paid by us and generally available to all full-time U.S. employees, or in the case of Mr. Morin, contributions paid by us to a defined contribution pension plan that covers Ciena’s employees based in Canada.

b.	For Messrs. Aquino, Nachbar and Smith, costs associated with an annual physical examination based on the amount paid for such service.

c.
For Mr. Locoh-Donou, amounts reported reflect certain expatriate compensation items associated with his previous service as Ciena's V.P. and General Manager, EMEA, before becoming an executive officer in August 2011. Amounts reported include $397,380 in tax equalization payments made on his behalf to taxing authorities in the U.S. and U.K, a housing allowance ($129,600) and a cost of living adjustment ($100,494). Amounts reported also reflect payment of allowances for transportation, dependent education, and living expenses. All expatriate allowances ceased upon his becoming an executive officer. Amounts reported above also reflect $75,137 of reimbursement of eligible relocation costs paid during fiscal 2011 relating to Mr. Locoh-Donou's return to the United States and reimbursement of costs associated with financial planning and tax preparation services, generally made available to all Named Executive Officers, subject to a $10,000 annual limit on such expense.

d.	For Mr. Nachbar, reflects payment of $34,411 relating to reimbursement of eligible relocation costs during fiscal 2011 and a related tax gross-up.

Grants of Plan-Based Awards

The following table sets forth information regarding equity and non-equity incentive awards granted to each of the NEOs during fiscal 2011. For fiscal 2011, non-equity incentive awards included cash incentive compensation awards, for the first half and second half of fiscal 2011, and sales incentive compensation opportunities, as applicable. For fiscal 2011, equity awards included restricted stock unit and performance stock unit awards. The actual amounts earned by the NEOs during fiscal 2011 are set forth in the “Non-Equity Incentive Compensation” and “Stock Awards” columns of the “Summary Compensation Table” above.

Non-Equity Incentive Plan Awards.  Non-equity incentive plan awards for fiscal 2011 represent the estimated range of potential payouts possible under our cash incentive bonus plan. For fiscal 2011 the Compensation Committee approved bonus arrangements applicable for each of the first half and the second half of fiscal 2011 performance periods. The design for each of these “half-year” plan periods, set forth in the table below, is more fully described in “Compensation Discussion and Analysis” above. Assuming the satisfaction of the related corporate financial performance objective, bonus opportunities were payable at each of the “threshold,” “target” and “maximum” levels as set forth below, with payments interpolated for results falling between the designated levels:

	First Half Fiscal 2011 Incentive Bonus Plan		Second Half Fiscal 2011 Incentive Bonus Plan
	Perf. Goal Achieved	Target Bonus Payable	Perf. Goal Achieved	Target Bonus Payable
Threshold	90%	90%	45%	40%
Target	100%	100%	100%	100%
Maximum	>125%	150%	>135%	200%

The “threshold,” “target” and “maximum” values in the table below are calculated by multiplying each person’s base salary for the half-year period (or shorter period in the case of Messrs. Aquino and Locoh-Donou) by their respective target bonus opportunity (expressed as a percentage of annual base salary) by the applicable target bonus payable factor above.

For Messrs. Aquino and Locoh-Donoh, amounts reported also reflect annual sales incentive compensation opportunities payable during fiscal 2011, without giving effect to any reduction to such amounts resulting from their non-participation in these compensation arrangements during the fourth quarter of fiscal 2011 as indicated in the table below.

Equity Awards.  During fiscal 2011, we made equity awards to our NEOs in the form of restricted stock units (RSUs) and performance stock units (PSUs), with all such awards granted under our 2008 Plan. Each such stock award represents a contractual right to receive one share of our common stock, with PSUs awarded in December 2010 including variable payouts depending upon the timing of any attainment of the relevant performance objectives. Except as noted below, the RSU awards granted to the NEOs in fiscal 2011 vest over a four-year term, with one-sixteenth of the grant amount vesting four times each calendar year. Consistent with Ciena’s new hire grant practices, the RSU award granted to Mr. Nachbar during fiscal 2011 vests over a four-year term, with the first one-quarter of the grant amount vesting on the first anniversary of the grant date and the remainder vesting in equal one-twelfth amounts four times each year over the subsequent three-year period. For information regarding the performance criteria for earning shares underlying PSUs granted in fiscal 2011, and any additional vesting conditions, see “Compensation Discussion and Analysis” above.

For each equity award made to our NEOs during fiscal 2011, the date that the award was approved by our Compensation Committee was the same as the grant date, provided, however, that restricted stock unit and performance stock unit awards granted to Messrs. Locoh-Donou and Morin were approved by the Board on May 24, 2011 and awarded prospectively with the effective date of grant to coincide with the August 1, 2011 effective date of their respective promotions and changes in executive role.

Grants of Plan-Based Awards

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Stock Units	Full Grant Date Fair Value (2)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Type of Award	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)
Gary B. Smith	PSU	12/14/2010				—	31,760	53,990		$606,616
	RSU	12/14/2010							127,060	$2,426,846
	Incentive Cash	12/14/2010 and 5/24/2011	$609,375	$937,500	$1,640,625

James E. Moylan, Jr.	PSU	12/14/2010				—	12,700	21,590		$242,570
	RSU	12/14/2010							50,820	$970,662
	Incentive Cash	12/14/2010 and 5/24/2011	$248,625	$382,500	$669,375

Michael G. Aquino	RSU	8/1/2011							52,263	$774,538
	PSU	12/14/2010				—	12,700	21,590		$242,570
	RSU	12/14/2010							50,820	$970,662
	Incentive Cash	5/24/2011	$19,500	$48,750	$97,500
	Sales Incentive	12/7/2010	$210,000	$350,000	n/a

François Locoh-Donou	PSU	8/1/2011				—	29,865	—		$442,599
	RSU	8/1/2011							29,865	$442,599
	RSU	12/14/2010							31,760	$606,616
	Incentive Cash	5/24/2011	$28,125	$70,313	$140,625
	Sales Incentive	1/10/2011	n/a	$225,000	n/a

Philippe Morin	PSU	8/1/2011				—	29,865	—		$442,599
	RSU	8/1/2011							29,865	$442,599
	PSU	12/14/2010				—	12,700	21,590		$242,570
	RSU	12/14/2010							50,820	$970,662
	Incentive Cash	12/14/2010 and 5/24/2011	$259,528	$393,999	$686,070
David R. Nachbar	RSU	4/1/2011							60,000	$1,521,000
	Incentive Cash	12/14/2010 and 5/24/2011	$136,500	$210,000	$367,500
_______________________________________

(1)	Estimated possible payouts under non-equity incentive plan awards reflect the following:

a.
Sales incentive compensation opportunity reported for Mr. Aquino reflects the annual amount payable during fiscal 2011 at the time of initial award without giving effect to the applicable reduction in these amounts due to his non-participation in the fourth quarter of fiscal 2011. This change had the effect of reducing his estimated possible sales incentive compensation payable to $262,500 at the target level. Amounts payable for Mr. Aquino are also based on the achievement of both the applicable sales orders and gross margin dollars targets under his sales incentive compensation arrangement. For a description of Mr. Aquino’s sales incentive compensation program for fiscal 2011, including applicable threshold and target levels, and accelerator factors for performance in excess of target, see “Compensation Discussion and Analysis — Annual Performance-Based Cash Incentive Bonuses and Sales Commissions” above. The cash incentive opportunities reported for Mr. Aquino are calculated based upon his applicable opportunity for the fourth quarter of fiscal 2011 during which he was not an executive officer.

b.
Sales incentive compensation opportunity reported for Mr. Locoh-Donou reflects the annual amount payable during fiscal 2011 at the time of initial award without giving effect to the applicable reduction in this amount from the termination of this compensation element of this upon his becoming an executive officer for the fourth quarter of fiscal 2011. This change had the effect of reducing his estimated possible sales incentive compensation payable to $168,750 at the target level. Amounts payable for Mr. Locoh-Donou are also based on the achievement of both the applicable sales orders and gross margin dollars targets under his sales incentive compensation arrangement. The cash incentive opportunities reported for Mr. Locoh-Donou are calculated based upon his applicable opportunity for the fourth quarter of fiscal 2011.

c.	The cash incentive opportunities reported for Mr. Morin are calculated assuming the conversion of Canadian Dollars to U.S. dollars based on the average exchange rate for fiscal 2011.

d.
Cash incentive opportunity reported at the “threshold” level has been calculated in accordance with the plan design described in “Non-Equity Incentive Plan Awards” above and does not give effect to reductions associated with the discretionary payment mechanism approved by the Committee at the beginning of the bonus period and more fully described in “Compensation Discussion and Analysis — Annual Cash Incentive Bonus Plan.”

(2)
Grant Date Fair Value reported in the table above will likely vary from the amount actually realized by any NEO based on a number of factors, including the number of shares that are earned and ultimately vest, the timing of any sale of shares, and the price of our common stock. For RSUs, we calculate grant date fair value by multiplying the number of shares granted by the closing price per share of our common stock on the grant date. For PSUs, we calculate grant date fair value by assuming the satisfaction of any performance-based objectives at the "target" level and multiplying the corresponding number of shares earned based upon such achievement by the closing price per share of our common stock on the grant date.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, on an award-by-award basis, information related to unexercised options and unvested stock awards held by each Named Executive Officer as of the end of fiscal 2011. The vesting conditions for each award, including the identification of those awards that are subject to performance-based vesting conditions, are set forth in the footnotes below the table. The market value of equity awards that have not vested is calculated by multiplying the number of shares by $13.82, the closing market price per share of our common stock on The NASDAQ Stock Market on October 28, 2011, the last trading day of fiscal 2011. Each of the stock options in the table below has a ten-year term from the grant date and an exercise price equal to the closing price on the grant date. All of the options held by our Named Executive Officers at fiscal year end were “out of the money” and had no intrinsic value for purposes of the table below.

Outstanding Equity Awards at Fiscal Year-End

		Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price		Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested Number of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Grant Date	Exercisable	Unexercisable		($)	Option Expiration Date	(#)		($)	(#)		(#)
Gary B. Smith	12/18/2007	66,125	2,875	(1)	$35.21	12/18/2017
	12/18/2006	75,000	—		$27.88	12/18/2016
	11/2/2005	57,037	—		$16.52	11/2/2015
	12/9/2003	32,857	—		$47.32	12/9/2013
	11/19/2002	100,000	—		$31.71	11/19/2012
	3/12/2002	100,000	—		$72.03	3/12/2012
	12/14/2010									48,434	(5)	$669,358
	12/14/2010						103,237	(6)	$1,426,735
	12/16/2009						76,500	(8)	$1,057,230
	12/16/2008						41,667	(9)	$575,838
	12/18/2007						1,437	(10)	$19,859

Outstanding Equity Awards at Fiscal Year-End

		Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price		Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested Number of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Grant Date	Exercisable	Unexercisable		($)	Option Expiration Date	(#)		($)	(#)		(#)
	12/18/2007						28,500	(11)	$393,870
James E. Moylan, Jr.	12/18/2007	33,542	1,458	(1)	$35.21	12/18/2017
	12/14/2010									19,368	(5)	$267,666
	12/14/2010						41,292	(6)	$570,655
	12/16/2009						38,250	(8)	$528,615
	12/16/2008						16,667	(9)	$230,338
	12/18/2007						2,187	(10)	$30,224

Michael G. Aquino	12/18/2007	41,208	1,792	(1)	$35.21	12/18/2017
	12/18/2006	30,000	—		$27.88	12/18/2016
	6/1/2006	19,643	—		$31.43	6/1/2016
	10/26/2005	5,417	—		$17.43	10/26/2015
	6/10/2005	917	—		$16.52	6/10/2015
	10/26/2004	781	—		$16.87	10/26/2014
	11/5/2003	2,820	—		$46.90	11/5/2013
	5/14/2003	1,785	—		$38.85	5/14/2013
	5/20/2002	12,685	—		$48.30	5/19/2012
	8/1/2011						52,263	(2)	$722,274.66
	12/14/2010									19,368	(5)	$267,666
	12/14/2010						41,292	(6)	$570,655.44
	12/16/2009						27,000	(8)	$373,140
	12/16/2008						10,833	(9)	$149,712.06
	12/18/2007						875	(10)	$12,092.5
	12/18/2007						18,000	(11)	$248,760
François Locoh-Donou	12/18/2006	20,000	—		$27.88	12/18/2016
	10/26/2005	1,785	—		$17.43	10/26/2015
	6/10/2005	3,143	—		$16.52	6/10/2015
	10/26/2004	725	—		$16.87	10/26/2014
	6/14/2004	5,857	—		$23.73	6/14/2014
	5/26/2004	5,357	—		$22.96	5/31/2014
	5/18/2004	1,785	—		$25.06	5/18/2014
	12/9/2003	25,713	—		$47.32	12/9/2013
	5/14/2003	3,571	—		$38.85	5/14/2013
	8/26/2002	10,000	—		$29.12	8/26/2012
	8/1/2011									29,865	(3)	$412,734
	8/1/2011						29,865	(4)	$412,734
	12/14/2010						25,805	(6)	$356,625
	12/16/2009						29,250	(8)	$404,235

Outstanding Equity Awards at Fiscal Year-End

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price		Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested Number of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Grant Date	Exercisable	Unexercisable	($)	Option Expiration Date	(#)		($)	(#)		(#)
	12/16/2008					6,250	(9)	$86,375
	12/18/2007					1,162	(10)	$16,059
Philippe Morin	8/1/2011								29,865	(3)	$412,734
	8/1/2011					29,865	(4)	$412,734
	12/14/2010								19,368	(5)	$267,666
	12/14/2010					41,292	(6)	$570,655
	4/1/2010					68,750	(7)	$950,125
David R. Nachbar	4/1/2011					60,000	(12)	$829,200

_______________________________________

(1)	Remaining unvested options granted on December 18, 2007 vest in equal monthly amounts and were fully vested in December 2011.

(2)	RSUs granted on August 1, 2011 shall vest in their entirety on September 20, 2014, provided that Mr. Aquino remains an employee on that date.

(3)
PSUs granted on August 1, 2011 shall vest as to one-third of the grant amount on December 20, 2013, 2014 and 2015, subject to Ciena's achievement of the Board-approved performance goal for each such fiscal year.

(4)	Remaining unvested RSUs granted on August 1, 2011 shall vest as to one-third of the grant amount on each of December 20, 2013, 2014 and 2015.

(5)
PSUs granted on December 14, 2010 shall vest on the first to occur of March 20, June 20, September 20 or December 20 following the first anniversary of the last day of the fiscal quarter in which the related performance goals were met and the PSUs were earned. Based upon satisfaction, in part, of the corresponding performance conditions in fiscal 2011, the initial vesting relating to half of each such award, plus an additional incentive opportunity of 70% of such shares due to the early attainment of such performance goals, shall vest on December 20, 2012. The amount reported reflects the maximum possible amount that could vest given the remaining performance period.

(6)	Remaining unvested RSU's granted on December 14, 2010 vest at one-sixteenth of the grant amount on March 20, June 20, September 20, and December 20 of each year, through December 20, 2014.

(7)	Remaining unvested RSUs granted on April 1, 2010 will vest in equal amounts on March 20, June 20, September 20 and December 20 of each year through June 20, 2014.

(8)	Remaining unvested RSUs granted on December 16, 2009 vest in equal amounts on March 20, June 20, September 20 and December 20 of each year through December 20, 2013.

(9)	Remaining unvested RSUs granted on December 16, 2008 vested on December 20, 2011.

(10)	Remaining unvested RSUs granted on December 18, 2007 vested on December 20, 2011.

(11)	Remaining unvested performance-accelerated restricted stock units (PARS) granted on December 18, 2007 vested on December 20, 2011.

(12)	RSUs granted on April 1, 2011 were to vest over four years, with 25% of the grant amount vesting on March 20, 2012 and thereafter as to one-sixteenth of the grant amount on March 20, June 20, September 20 and December 20 of each year through March 20, 2015. Mr. Nachbar voluntarily resigned his position with Ciena on January 6, 2012 and vesting ceased as of his separation of service.

Option Exercises and Stock Vested

The following table sets forth, as to each NEO, information related to stock options exercised and stock awards that vested during fiscal 2011. No stock options were exercised by the Named Executive Officers during fiscal 2011. The value realized upon vesting of stock awards is a pre-tax amount determined by multiplying the aggregate number of shares of stock vested for each NEO during fiscal 2011 by the closing price per share on the corresponding vesting date for that award. Information as to value realized does not take into account reductions related to withholding and other tax-related items, brokerage commissions or fees, or forfeiture or other disposition of shares to cover these amounts.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)
Gary B. Smith	—	—	250,240	$4,668,328
James E. Moylan, Jr.	—	—	107,720	$1,997,603
Michael G. Aquino	—	—	78,362	$1,470,276
François Locoh-Donou	—	—	48,605	$894,811
Philippe Morin	—	—	40,778	$671,412
David R. Nachbar	—	—	—	—

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Overview

This section describes and quantifies the estimated compensation payments and benefits that would be paid to our Named Executive Officers in each of the following situations:

•	upon death or disability;

•	upon an involuntary separation of service for other than cause;

•	upon a change in control in Ciena; and

•	upon a termination of employment following a change in control of Ciena.

We do not maintain employment agreements with our executive officers, including the NEOs. The information below describes those instances in which our NEOs would be entitled to payments following a termination of employment and/or upon a change in control of Ciena. Our NEOs are “at will” employees and, except as otherwise described below, they are only entitled to payment of accrued salary and vacation time, on the same terms as provided to our other employees, upon any resignation, retirement or termination of employment, with or without cause. Except as otherwise noted below, the calculations below do not include any estimated payments for those benefits that we generally make available on the same terms to our full-time, non-executive employees in the United States.

The estimated payments below are calculated based on compensation arrangements in effect as of the last day of our fiscal 2011 and assume that the triggering event occurred on such date. The estimated payment amounts are based on a Ciena common stock price of $13.82, which was the closing price per share of our common stock on The NASDAQ Stock Market on October 28, 2011, the last trading day of our fiscal 2011. Our estimates of potential payments are further based on the additional assumptions specifically set forth in the tables below. Although these calculations are intended to provide reasonable estimates of potential compensation benefits payable, the estimated payment amounts may differ from the actual amount that any individual would receive upon termination or the costs to Ciena associated with continuing certain benefits following termination of employment.

Payments Upon Death or Disability

Stock awards, including restricted stock units (RSUs), performance-accelerated restricted stock units (PARS) and performance stock units (PSU), granted under our 2008 Plan and our since terminated 2010 Inducement Equity Award Plan (“2010 Plan”) provide for the acceleration of vesting of any awards that would otherwise vest in the 12 months of vesting following a termination of service resulting from the holder’s death or disability. Acceleration of vesting upon death or disability applies to all employees under these plans, not just our NEOs. Under these plans, a disability is defined as inability to perform each of the essential duties of that person’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months. For each NEO, the amount in the table below reflects the value of the NEO’s stock awards that are subject to acceleration of vesting upon death or disability multiplied by $13.82 per share, the closing price per share of our common stock on The NASDAQ Stock Market on October 28, 2011, the last trading day of our fiscal 2011.

Acceleration of Vesting of Stock Awards Upon Termination Due to Death or Disability

Value Realized Upon Acceleration
Name	($)
Gary B. Smith	$1,450,478
James E. Moylan, Jr.	$627,152
Michael G. Aquino	$678,158
François Locoh-Donou	$560,539
Philippe Morin	$771,329
David R. Nachbar	$207,300

Payments Upon Involuntary Separation of Service for Other than Cause

On June 8, 2011, Ciena adopted the U.S. Executive Severance Benefit Plan (the “Severance Plan”), as approved by the Compensation Committee of Ciena's Board of Directors. The Severance Plan provides certain U.S.-based employees of Ciena Corporation and certain of its affiliates, including Ciena's executive officers and employees of the rank of vice president or above, with certain severance benefits in the event of an involuntary termination of his or her services by Ciena without “cause.” As a non-U.S. employee, Mr. Morin does not participate in the Severance Plan, but is entitled to the benefit of severance payments and employment termination notice periods in accordance with relevant laws and regulations applicable to similarly situated Canadian employees of Ciena. Under the Severance Plan, benefits payable to participants upon an involuntary separation of service without cause consist of the following:

Cash Severance Payment. Ciena's Chief Executive Officer will be entitled to severance equal to two times his annual base salary and annual target incentive bonus, while our other executive officers will be entitled to severance equal to one times their annual base salary and annual target incentive bonus or commission. Non-executives entitled to severance may receive four weeks of base salary for each year of service, with a minimum of 26 weeks and a maximum of 52 weeks. The base salary and, where applicable, bonus payments above would be determined based on the salary rate and incentive compensation program in effect immediately prior to the date of termination. Bonus amounts are to be paid at the “target” level.

Benefits Continuation. For a period of 18 months, in the case of Ciena's Chief Executive Officer, 12 months for Senior Vice Presidents, and the severance period calculated above for non-executive participants, the participant and his or her family will be eligible to continue to participate in our group medical, dental and vision plans. If we cannot continue benefits coverage, we will provide equivalent coverage for the applicable coverage period above at our expense.

Outplacement Assistance. For a period of 12 months, in the case of Ciena's Chief Executive Officer and other executive officers, and six months for all other participants, Ciena will provide executive outplacement assistance, at its expense, through its then-current agency.

As a condition of receiving benefits under the Severance Plan, each participant shall agree to deliver a release of claims, comply with certain non-competition and non-solicitation obligations for a 12 month period, and comply with certain continuing obligations with respect to confidential and proprietary information and inventions. Failure to comply with these and other conditions set forth in the Severance Plan will require the repayment of severance benefits in full. In addition, severance payments are subject to recoupment in accordance with applicable law and any future “clawback” policy adopted by Ciena. Should any payment of severance benefits be subject to excise tax imposed under federal law, or any related interest or penalties, severance benefits shall be either (a) paid in full by us, or (b) paid in a lesser amount such that no portion of the payments would be subject to the excise tax, whichever results in receipt by the executive of a greater amount. This “best choice” mechanism above does not require Ciena to pay any excise taxes, or to make any gross-up payments related to excise taxes resulting from any payment of severance benefits.

Under the Severance Plan, a “separation of service” includes a termination of employment by the participant where Ciena and participant anticipate that participant will perform no further services for Ciena, or that the level of services to be performed will permanently decrease to no more than 20% of the average level of services performed over the immediately preceding 36 month period. In addition, under the Severance Plan, “cause” means the occurrence of any one or more of the following:

•
the participant's willful and continued failure substantially to perform his or her duties (other than as a result of disability), provided in the case of executive officers, such failure shall be determined by the Board following written notice to the participant and an opportunity to be heard;

•	any willful act or omission by the participant in connection with his or her responsibilities as an employee constituting dishonesty, fraud or other malfeasance, immoral conduct or gross misconduct;

•	any willful material violation by the participant of Ciena's Code of Business Conduct and Ethics or the Proprietary Information, Inventions and Non-Solicitation Agreement; or

•
the participant's conviction of, or plea of nolo contendere to, a felony or a crime of moral turpitude under the laws of the United States or any state thereof or any other jurisdiction in which Ciena conducts business.

No act or failure to act above shall be deemed “willful” unless effected by the participant not in good faith and without a reasonable belief that such act or failure to act was in or not opposed to Ciena's best interests. The Severance Plan provides that the benefits to which a participant is entitled under the Severance Plan will be reduced by amounts paid under other Ciena severance plans, policies, programs or practice.

Payments Upon Involuntary Separation of Service for Other than Cause

Name	Salary and Bonus Payment ($)	Continuation of Benefits Coverage and Outplacement ($)	Total ($)
Gary B. Smith	$3,375,000	$24,107	$3,399,107
James E. Moylan, Jr.	$832,500	$19,898	$852,398
Michael G. Aquino	$230,769	$16,255	$247,024
François Locoh-Donou	$656,250	$25,223	$681,473
David R. Nachbar	$560,000	$21,229	$581,229

Payments Upon Change in Control

Each of our NEOs is a party to an amended and restated change in control severance agreement which provides that upon a “change in control,” any performance-based equity awards (including awards that provide for performance-based vesting or acceleration of vesting, such as PARS and PSUs), to the extent unvested, will be converted into awards with time-based vesting conditions. For these converted awards, the unvested portion will be deemed to have commenced vesting on the grant date, with vesting continuing as to one-sixteenth of the grant amount at the end of each three-month period following the grant date. Converting these awards will cause certain unvested awards to become immediately exercisable or vested upon a change in control. With respect to PSUs granted in fiscal 2011 which include an additional incentive opportunity for accelerated attainment of performance objectives, calculations in the table below reflect values at the “target” level of achievement.

In addition, under the terms of certain of our legacy equity incentive plans and stock option award agreements, certain outstanding stock options held by employees, including our NEOs, are subject to 12 months acceleration of vesting upon a change in control of Ciena. As noted in the table below, because such stock options were “underwater” as of the end of fiscal 2011 (meaning exercise prices of these awards exceeded the market price of our common stock), no value would have been realized based upon acceleration of stock options if there had been a change of control as of October 31, 2011.

The following table shows, for each NEO, the estimated value of: (i) the conversion of performance-based equity awards, and the resulting acceleration of vesting of these awards, and (ii) the 12 months’ acceleration of vesting for stock options, in each case, assuming that there was a change in control of Ciena on the last day of our fiscal 2011 and that the acquiror has assumed or provided substitute awards for our outstanding equity awards (see also the “Acceleration of Vesting of Equity Awards Resulting from Change in Control Where Equity Awards are not Assumed or Replaced by Acquiror” table below). The value of stock awards is determined based on the number of shares subject to acceleration of vesting, multiplied by $13.82 per share, the closing price per share of our common stock on The NASDAQ Stock Market on October 28, 2011, the last trading day of our fiscal 2011. The value of stock options is determined based on the number of shares subject to acceleration of vesting, multiplied by the difference between the actual exercise price of each award and $13.82 per share. Conversion of performance-based stock awards and acceleration of stock option vesting upon a change in control does not require termination of employment.

Acceleration of Vesting of Equity Awards Upon Change in Control

			Conversion of Performance-Based Stock Awards Upon Change in Control			Accelerated Vesting of Option Awards Upon Change in Control
			Shares Subject to Conversion	Shares Subject to Accelerated Vesting Upon Conversion	Value Realized Upon Acceleration	Shares Subject to Accelerated Vesting	Value Realized Upon Acceleration
Name	Grant Date	Award	(#)	(#)	($)	(#)	($)
Gary B. Smith	12/14/2010	PSU	31,760	5,955	$82,298
	12/18/2007	PARS	28,500	26,719	$369,257
	12/18/2007	Option				2,875	—
James E. Moylan, Jr.	12/14/2010	PSU	12,700	2,381	$32,905
	12/18/2007	Option				1,458	—
Michael G. Aquino	12/14/2010	PSU	12,700	2,381	$32,905
	12/18/2007	PARS	18,000	16,875	$233,213
	12/18/2007	Option				1,792	—
François Locoh-Donou	8/1/2011	PSU	29,865	—	—
Philippe Morin	8/1/2011	PSU	29,865	—	—
	12/14/2010	PSU	12,700	2,381	$32,905

Payments Upon Change in Control Where Equity Awards are not Assumed or Substituted

Upon a change in control where the acquiror does not assume Ciena’s outstanding unvested awards or replace them with substitute awards, our current and legacy equity compensation plans provide for acceleration of vesting, or defer any determination of any acceleration of vesting generally to the discretion of our Compensation Committee. This is a typical provision in the design of equity plans and intended to protect the interests of executive and non-executive employees alike. Moreover, we consider the likelihood of such treatment of equity awards by an acquiror in a change in control to be remote. In the table below, however, for illustrative purposes, we have calculated the estimated payments assuming the full acceleration of outstanding awards upon a change in control where the acquiror neither assumes outstanding awards nor provides substitute awards.

Because all options held by our NEOs were underwater as of the end of fiscal 2011, no value would have been realized based on the acceleration of options if there had been a change of control as of October 31, 2011 where equity awards are not assumed or substituted. Stock awards subject to accelerated vesting have been valued at $13.82 per share, the closing price per share of our common stock on The NASDAQ Stock Market on October 28, 2011, the last trading day of our fiscal 2011. With respect to PSUs granted in fiscal 2011 which include an additional incentive opportunity for accelerated attainment of performance objectives, calculations in the table below reflect values at the “target” level of achievement.

Acceleration of Vesting of Equity Awards Upon Change in Control Where Equity Awards are not Assumed or Replaced by Acquiror

	Value Realized Upon Stock Option Acceleration	Value Realized Upon Stock Award Acceleration
Name	($)	($)
Gary B. Smith	—	$3,912,456
James E. Moylan, Jr.	—	$1,535,347
Michael G. Aquino	—	$2,252,149
François Locoh-Donou	—	$1,688,763
Philippe Morin	—	$2,521,763
David R. Nachbar	—	$829,200

Payments Upon Termination of Employment Following Change in Control

Our change in control severance agreements also provide our executive officers, including each of our NEOs, with severance benefits in the event that his or her employment is terminated by us or any successor entity without “cause,” or, by the officer for “good reason,” within one year following a “change in control.” We refer to this double trigger event, which requires both a change in control of Ciena and a subsequent termination of employment, as a “covered termination.” Severance benefits may also apply where the officer is terminated in advance of a change in control and the officer can reasonably demonstrate that his or her termination was in connection with or in anticipation of the change in control. Our change in control severance agreements continue in effect for a three-year term through October 31, 2013 (provided that the term is subject to an automatic extension in the event that Ciena is in active negotiations regarding, or has entered into a definitive agreement with respect to a change of control transaction) and for up to a period of 12 months following a change in control.

Payment of any severance benefits pursuant to the change in control severance agreements (to the extent permissible under applicable law), is conditioned upon the officer agreeing to be bound by provisions restricting his or her ability to compete with us, and to solicit our employees or business, for one year after termination (eighteen months for Gary Smith), as well as the officer’s delivery to us of a general release and waiver of claims. In the event of a breach of these provisions, the officer must reimburse all severance benefits paid. The severance benefits described below are to be paid by us or our successor upon a covered termination.

Salary and Bonus Payment.  Pursuant to his change in control severance agreement, upon a covered termination, Mr. Smith would be entitled to receive a lump sum payment equal to 2.5 times his annual base salary and annual target incentive bonus. Our other NEOs would be entitled to receive a lump sum payment equal to 1.5 times their annual base salary and annual target incentive bonus or commission. The base salary and bonus payments in both instances above would be determined based on the salary rate and incentive compensation program in effect immediately prior to either the date of termination or the effective date of the change in control, whichever is higher. Bonus amounts are to be paid at the “target” level.

Continuation of Benefits.  Upon a covered termination, each NEO and his or her family would be eligible to continue to participate in our group medical, dental and vision plans until the earlier of the eighteen months from the covered termination or the date of such officer’s commencement of alternate employment. If we cannot continue benefits coverage, we are obligated to pay for or provide equivalent coverage at our expense. During fiscal 2010, these agreements were amended to remove Ciena’s obligation to pay the officer, on a “grossed-up” basis at the highest marginal income tax rate for individuals, an amount sufficient to cover any additional taxes incurred due to income realized from continued benefits coverage, solely to the extent such taxes result from non-employee status. The agreements continue to provide for Ciena to maintain director and officer insurance coverage for the NEOs as well as any indemnification agreement we have entered into with them.

Acceleration of Vesting of Equity Awards.  Upon a covered termination, all unvested options and stock awards (including RSUs, PARS and PSUs) held by each NEO would immediately vest and become exercisable.

Applicability of Excise Taxes.  Should any payment of severance benefits to our NEOs pursuant to the change in control severance agreements be subject to excise tax imposed under federal law, or any related interest or penalties, the change in control severance agreements provide that the payments would be either (a) paid in full by us, or (b) paid in a lesser amount such that no portion of the payments would be subject to the excise tax, whichever results in receipt of a greater amount by the NEO. This “best choice” mechanism above does not require Ciena to pay any excise taxes, or to make any gross-up payments related to excise taxes resulting from any payment of severance benefits. Under the change in control severance agreements, responsibility for any excise taxes remains with the employee.

See “Applicable Definitions” below to better understand the meaning of the terms “change in control,” “cause” and “good reason” under our change in control severance agreements.

The following table shows the estimated value of the aggregate payments that would be paid to each NEO pursuant to the change in control severance agreements upon a covered termination. As a result, the total amount below also includes the value realized upon a change in control and reported in the table above in “Payments Upon Change in Control.”

Potential Payments Upon “Covered Termination”

	Salary and Bonus Payment	Continuation of Benefits Coverage	Value Realized Upon Equity Acceleration
Name	($)(1)	($)(2)	($)(3)	Total
Gary B. Smith	$4,218,750	$23,410	$3,912,456	$8,154,616
James E. Moylan, Jr.	$1,248,750	$17,097	$1,535,347	$2,801,194
Michael G. Aquino	$480,000	$15,607	$2,252,149	$2,747,756
François Locoh-Donou	$984,375	$25,085	$1,688,763	$2,698,223
Philippe Morin	$1,330,993	$4,575	$2,521,763	$3,857,331
David R. Nachbar	$840,000	$19,094	$829,200	$1,688,294

_______________________________________

(1)
Reflects pre-tax severance payments to each NEO based upon: (a) annual salary in effect as of the end of fiscal 2011, and (b) annual cash incentive compensation payable during fiscal 2011 at the target level. Mr. Aquino's change in control severance agreement, entered into July 2011 as part of the change in his role during fiscal year 2011, provides for the same terms described above, provided that he would receive payment equal to his salary and bonus payment. For Mr. Morin, the amount reported above is calculated using the average exchange rate for Canadian dollars during fiscal 2011.

(2)
Includes aggregate incremental costs for continuation of medical and dental benefits as used for financial statement reporting purposes, assuming we are able to continue such existing coverage and continuation costs are commensurate with costs incurred for such coverage during fiscal 2011 despite the NEO’s non-employee status.

(3)
Reflects the conversion of performance-based stock awards upon change in control and value associated with the resulting acceleration of vesting as described in “Payments Upon Change in Control” above, together with the acceleration of stock awards and stock options upon a covered termination. The value of stock option acceleration reflects the number of shares underlying stock option, multiplied by the difference between the actual exercise price of each award and $13.82 per share. None of the NEO’s held stock options with exercise prices below $13.82 as of the end of fiscal 2011.

Applicable Definitions. For purposes of determining whether a change in control or covered termination has occurred under the change in control severance agreements, the following terms generally have the following meanings:

“Cause” means:

•	the officer’s willful and continued failure substantially to perform the duties of his position, as determined by the Board of Directors following written notice to the officer;

•	any willful act or omission constituting dishonesty, fraud or other malfeasance;

•	any willful act or omission constituting immoral conduct or gross misconduct;

•	any willful material violation of our Code of Business Conduct and Ethics or Proprietary Information, Inventions and Non-Solicitation Agreement; or

•	the officer’s conviction of, or plea of nolo contendere to, a felony or crime of moral turpitude under federal or state law or the laws of any other jurisdiction in which Ciena conducts business.

“Good reason” means:

•	removal from, or failure to be reappointed or reelected to, the officer’s principal position held immediately prior to the change in control;

•
material diminution in the officer’s position, duties or responsibilities, or the assignment of duties that are inconsistent, in any material respect, with those held immediately prior to the change in control;

•	material reduction in base salary, incentive compensation opportunity or participation in other long-term incentive or benefit plans as in effect immediately before the change in control;

•	relocation of principal workplace, without the officer’s consent, by more than 50 miles; or

•	the failure to obtain the assumption of the change in control severance agreement by any successor company.

“Change in control” means:

•
the direct or indirect sale or exchange by our stockholders of all or substantially all of our outstanding stock, or a merger or consolidation, transaction, in each case, where the stockholders before such transaction do not retain at least a majority voting interest in the acquiring corporation after such transaction;

•	the sale, exchange or transfer of all or substantially all of our assets;

•	a change in the composition of the Board within a two-year period, as a result of which less than a majority of the directors are incumbent directors (as defined in the agreement);

•	our liquidation or dissolution; or

•	any other event determined to be a change in control by our Board of Directors.

In each case, the determination of whether a “change in control” has occurred shall be made without regard to whether such events were hostile or against the position of the Board or were approved or concurred by the Board.

PROPOSAL NO. 5

AN ANNUAL ADVISORY “SAY ON PAY” VOTE TO APPROVE OUR EXCUTIVE COMPENSATION

Ciena is required by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act to seek a non-binding advisory vote from its stockholders to approve the compensation paid to its Named Executive Officers as disclosed in this proxy statement. We encourage stockholders to read the “Compensation Discussion and Analysis” and “Executive Compensation Tables” sections of this proxy statement for a more detailed discussion of our compensation programs and policies, the compensation governance measures undertaken and implemented by our Board of Directors, and the compensation awarded to our Named Executive Officers during fiscal 2011.

Ciena actively reviews and assesses its executive compensation program in light of the dynamic industry in which it operates, the evolving marketplace for executive talent in which it competes, and changes in compensation governance best practices. Ciena is focused on compensating its executive officers fairly and in a manner that promotes our compensation philosophy. Specifically, Ciena's compensation program for executive officers focuses on the following principal objectives:

•	align executive compensation with stockholder interests;

•	attract and retain talented executives by offering competitive compensation packages;

•	motivate executives to achieve strategic and tactical corporate objectives, including the profitable growth of Ciena's business; and

•	promote a pay-for-performance culture and reward executives for individual, functional and corporate performance.

Our Board of Directors believes that Ciena's executive compensation program has been designed and executed to satisfy these objectives, and that our compensation program is worthy of stockholder support.

In considering our executive compensation practices during fiscal 2011, we believe it is important to view these decisions in the context of the significant corporate milestones and achievements attained by Ciena. Fiscal 2011 included the successful completion of substantially all integration activities relating to the MEN Acquisition — a complex and challenging combination of critical personnel and systems — as well as the unification of our solutions portfolios and go to market approach. Our fiscal 2011 results also reflected significant revenue growth and market share gains, the attainment of free cash flow in the fourth quarter of fiscal 2011, and a return to profitability for fiscal 2011 on an as-adjusted basis. We also successfully increased our cash position at October 31, 2011, as compared to the prior fiscal quarter, and generated cash from operations in the second half of fiscal 2011. We believe that the steps we have taken and milestones we have achieved in fiscal 2011 establish a strong platform from which to continue to grow and optimize Ciena's business in order to achieve improved operating leverage and deliver the full value of the combined company resulting our acquisition of the MEN Business.

We believe that stockholders should also consider the following discussion of key components of our compensation governance practices in determining whether to approve this proposal:

•
Independent Compensation Committee. Executive compensation is reviewed and established by a Compensation Committee of the Board consisting solely of independent directors. The Compensation Committee meets in executive session, without executive officers present, in determining annual compensation. The Compensation Committee receives data, analysis and input from an independent compensation consultant that is not permitted to perform any additional services for Ciena management.

•
Performance-Based Incentive Compensation. Through our compensation design and execution, we seek to promote a pay-for-performance culture. Fiscal 2011 compensation for the Named Executive Officers included an at-risk, performance-based cash incentive bonus opportunity as well as a mix of equity instruments which included at-risk performance stock unit awards. Elements of performance-based, incentive compensation are closely aligned with financial and operational objectives established in the Board-approved annual operating plan and strategic goals determined by the Board.

•
Limited Perquisites. Our executive officers are eligible for the same benefits as non-executive, salaried employees, and receive limited perquisites, consisting of an annual physical examination and limited tax and financial planning services, and do not participate in supplemental executive retirement plans.

•	Elimination of Tax Gross-ups. Starting in calendar year 2011, executive officers are no longer eligible for tax-related gross-ups on any perquisites.

•
“Double Trigger” Severance Agreements with Fixed Term. Ciena's change in control severance agreements with executive officers require an actual or constructive termination of employment before benefits are paid following any change in control of Ciena. These agreements also include a fixed, three-year term providing for the sunset and reconsideration of these benefits by the Compensation Committee.

•
Equity Plan Design. Our equity plan includes a number of mechanisms intended to promote alignment with stockholder interests. These include three-year minimum vesting periods for time-based awards, a prohibition on repricing or exchange of outstanding option awards or granting options with exercise prices below fair market value, and no liberal share recycling provisions.

•	Stock Ownership Guidelines. Our executive officers are subject to stock ownership guidelines described in “Compensation Discussion and Analysis.”

•
Recoupment or “Clawback” Mechanism. For fiscal 2012, the Board expanded Ciena's recoupment policy beyond what is currently required by applicable law to apply not only to our equity incentive plan awards but also to annual cash incentive plan awards, sales incentive plan compensation and severance benefit plan payments. See “Compensation Discussion and Analysis— Recoupment (Clawback) Policy” for information on the scope and applicability of our compensation clawback mechanism.

The Board recommends that stockholders vote in favor of the following resolution:

“Resolved, that the stockholders approve, on an advisory basis, the compensation of Ciena's Named Executive Officers, as disclosed in Ciena's proxy statement for its 2012 Annual Meeting of Stockholders pursuant to the rules of the Securities and Exchange Commission (including the Compensation Discussion and Analysis, the compensation tables and related footnotes and narrative disclosures under the heading “Executive Compensation Tables”).”

Although this vote is advisory and is not binding on the Board, the Compensation Committee of the Board values the input and views of Ciena stockholders. The Board and the Compensation Committee will review the results of the vote and take them into consideration when considering future executive compensation policies and decisions.

Proposal No. 5 — Recommendation of the Board of Directors

The Board of Directors recommends that Ciena stockholders vote “FOR” the advisory approval of our executive compensation.

POLICY FOR RELATED PERSON TRANSACTIONS

The Board of Directors has adopted a written Policy for Related Person Transactions. The purpose of the policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any related party transaction or series of transactions in which: (i) Ciena was, is or will be a participant; (ii) the amount involved exceeds $120,000; and (iii) a related person had, has or will have a direct or indirect material interest.

For purposes of the policy, a related person is one of the following:

•	any Ciena director, nominee for director or executive officer (as such term is used in Section 16 of the Exchange Act);

•	any immediate family member of a Ciena director, nominee for director or executive officer;

•
any person (including any “group” as such term is used in Section 13(d) of the Exchange Act) who is known to Ciena as a beneficial owner of more than 5% of its voting common stock (a “significant stockholder”); or

•	any immediate family member of a significant stockholder.

Under the policy, all related person transactions above a certain de minimis threshold are required to be approved or ratified by the Audit Committee, or another committee consisting solely of independent directors. As a general rule, any director who has a direct or indirect material interest in the related person transaction should not participate in the consideration of whether to approve or ratify the transaction. Prior to entering into a related person transaction, the material facts regarding the transaction, including the interest of the related person, must be presented to the Audit Committee for review. The Committee will consider whether the related person transaction is advisable and whether to approve, ratify or reject the transaction or refer it to the full Board of Directors, in its discretion. If the Committee approves a related person transaction, it will report the action to the full Board of Directors, and Ciena will disclose the terms of related person transactions in its filings with the SEC to the extent required.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of the end of fiscal 2011, with respect to the shares of Ciena common stock that may be issued under Ciena’s existing equity compensation plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A)

Plan category	(A)	(B)	(C)
Equity compensation plans approved by stockholders(1)	2,208,388	$31.25	7,246,626 (2)
Equity compensation plans not approved by stockholders(3)	1,481,406	$28.27	—
Total	3,689,794	$30.01	7,246,626
_______________________________________

(1)	Consists of awards outstanding under the following equity compensation plans:
•2008 Plan;
•2000 Equity Incentive Compensation Plan;
•1994 Third Amended and Restated Stock Option Plan; and
•1996 Outside Directors Stock Option Plan.
In accordance with SEC rules, awards outstanding in column (A) do not include approximately 3.3 million shares underlying RSU awards issued and outstanding at the end of fiscal 2011.

(2)
As of October 31, 2011, column (C) reflects approximately 4.0 million and 3.2 million shares available for issuance under the 2008 Plan and ESPP, respectively. Pursuant to the terms of the 2008 Plan, if any shares covered by an award under the 2008 Plan or a “prior plan” (as such term is defined in the 2008 Plan) are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock covered by that award will, to the extent of any such forfeiture or termination, again be available for making awards under the 2008 Plan. The ESPP includes an evergreen feature, pursuant to which, on December 31 of each year, the number of shares available for issuance annually increases by up to 571,428 shares, provided that the total number of shares available for issuance at any time under the ESPP may not exceed 3,571,428 shares. See Proposal No. 3 above for information relating to the proposed amendment and restatement of the ESPP at the Annual Meeting.

(3)	Consists of awards outstanding under the following equity compensation plans:
•2010 Plan;
•1999 Non-Officer Stock Option Plan; and

•
the following equity compensation plans assumed by Ciena in connection with acquisitions: the Cyras Systems, Inc. 1998 Stock Plan, the Catena Networks, Inc. 1998 Equity Incentive Plan, the Internet Photonics, Inc. 2000 Corporate Stock Option Plan, and the World Wide Packets, Inc. 2000 Stock Incentive Plan.

In accordance with SEC rules, awards outstanding in column (A) do not include approximately 1.0 million shares underlying RSU awards issued and outstanding at the end of fiscal 2011.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, some proposals by stockholders may be eligible for inclusion in our proxy statement for the 2013 Annual Meeting. Submitted stockholder proposals must include proof of ownership of Ciena common stock in accordance with Rule 14a-8(b)(2). These submissions must comply with the rules of the SEC for inclusion in our proxy statement and must be received no later than October 5, 2012. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. We strongly encourage any stockholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws.

If you wish to present a proposal or nomination before our 2013 Annual Meeting, but you do not intend to have your proposal included in our 2013 proxy statement, your proposal must be delivered no earlier than November 21, 2012 and no later than December 21, 2012. If the date of our 2013 Annual Meeting of stockholders is more than 30 calendar days before or more than 70 calendar days after the anniversary date of the 2012 Annual Meeting, your submission must be delivered not earlier than 120 days prior to such Annual Meeting and not later than the later of the 90th day prior to such Annual Meeting or the 10th day following the public announcement of the date of such meeting.

To submit a proposal or nomination, stockholders should provide written notice to Ciena Corporation, 1201 Winterson Road, Linthicum, Maryland 21090, Attention: Corporate Secretary. Stockholders should note that our bylaws clarify the applicability of Ciena’s advance notice provision to all stockholder proposals, whether or not submitted for inclusion in Ciena’s proxy statement. Specifically, Article I, Section 4(A)(3)(c) of the bylaws, governing stockholder submission of a proposal or nomination of a person for election as a director, requires a stockholder to include the following information in the notice provided to Ciena:

•	the name and address of such stockholder and any beneficial owner;

•	the class and number of shares that are owned beneficially and of record by the stockholder and any beneficial owner;

•	a representation that the stockholder is entitled to vote at the meeting and intends to attend the meeting to present the proposal or director nomination;

•	whether the stockholder intends to conduct a proxy solicitation;

•
a description of any agreement, arrangement or understanding between the stockholder, any beneficial owner, any of their affiliates or other persons acting in concert with them, with respect to the nomination or proposal; and

•
a description of any agreement, arrangement or understanding, including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares, entered into as of the notice date by, or on behalf of, the stockholder and any beneficial owner, the effect or intent of which is to mitigate loss, manage risk, benefit from share price changes, or increase or decrease voting power of the stock held by such person.

The description above is intended as a summary and is qualified in its entirety by reference to the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates available on the “Corporate Governance” page of the “Investors” section of our website at www.ciena.com.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires Ciena’s directors and officers, and persons who own more than 10% of Ciena’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and The NASDAQ Stock Market. Such persons are required by SEC regulations to furnish Ciena with copies of all Section 16(a) forms that they file.

Based solely on Ciena’s review of the copies of such forms furnished to Ciena and written representations from our executive officers and directors, we believe that, excluding late form 4 filings reporting annual restricted stock unit awards to our Board of Directors in March 2011 (Messrs. Bradley, Cash, Claflin, Gallagher, Nettles, and Rowney, Ms. Fitt and Ms. O'Brien), all Section 16(a) filing requirements of our directors and executive officers were met during fiscal 2011.

ANNUAL REPORT ON FORM 10-K

A copy of Ciena’s annual report to stockholders for fiscal 2011, which includes the annual report on Form 10-K, has been posted on the Internet along with this proxy statement, each of which is accessible by following the instructions in the Notice. The annual report is not incorporated into this proxy statement and is not considered proxy-soliciting material.

Ciena filed its annual report on Form 10-K with the SEC on December 22, 2011. Ciena will mail without charge, upon written request, a copy of its annual report on Form 10-K for fiscal 2011, excluding exhibits. Please send a written request to Investor Relations, Ciena Corporation, 1201 Winterson Road, Linthicum, Maryland, 21090, or access these materials from the “Investors” section of Ciena’s website at www.ciena.com.

HOUSEHOLDING OF PROXY MATERIALS

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials, including the Notice of Internet Availability of Proxy Materials, in accordance with a notice sent earlier by their bank or broker. This practice of sending only one copy of proxy materials is called “householding” and this practice saves Ciena money in printing and distribution costs and reduces the environmental impact of our Annual Meeting. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

DIRECTIONS TO ANNUAL MEETING

Directions to the Annual Meeting of Stockholders to be held at The Westin Baltimore Washington Airport — BWI, located at 1110 Old Elkridge Landing Road, Linthicum, Maryland, are set forth below.

I-495, Washington Beltway

Follow I-495 to Exit 22 (BWI Parkway-295 North), continue approximately 20 miles and exit onto West Nursery Road. Merge right at the West Nursery Road traffic light, follow to the 2nd traffic light and make a right onto Winterson Road. Follow to Old Elkridge Landing Road, turn right and the hotel is on left.

I-695, Baltimore Beltway

Follow I-695 to Exit 7A (BWI Parkway-295 South), continue on 295 South and exit onto West Nursery Road. Turn left onto West Nursery Road, follow to 3rd traffic light and make a right onto Winterson Road. Follow to Old Elkridge Landing Road, turn right and the hotel is on left.

Annapolis/Ocean City/Route 50

Follow Route 50 to Route 97, which will merge into Route 3. Follow Route 3 North towards Baltimore. Follow Route 3 North to I-695 West towards Towson. Follow I-695 to Exit 7A (BWI Parkway-295 South), continue on 295 South and exit onto West Nursery Road. Turn left onto West Nursery Road, follow to 3rd traffic light and make a right onto Winterson Road. Follow to Old Elkridge Landing Road, turn right and the hotel is on the left.

ANNEX A

AMENDMENT TO
CIENA CORPORATION 2008 OMNIBUS INCENTIVE PLAN

THIS AMENDMENT (this “Amendment”) to the Ciena Corporation 2008 Omnibus Incentive Plan (the “Plan”), adding 5,500,000 shares to the shares available for awards under the Plan, was adopted by the Board of Directors of Ciena Corporation (the “Company”) on January 20, 2012, and is effective as of March , 2012, the date upon which the Amendment received approval of the stockholders of the Company.

The Plan is hereby amended by deleting Section 4.1 and replacing it in its entirety as follows:

“4.1. Number of Shares Available for Awards.

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be 18,500,000, all of which may be granted as Incentive Stock Options, increased by shares of Stock covered by awards granted under a Prior Plan that are not purchased or are forfeited or expire, or otherwise terminate without delivery of any Stock subject thereto, to the extent such shares would again be available for issuance under such Prior Plan. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.”

* * *

To record adoption of the Amendment of the Plan by the Board as of January 20, 2012, and approval of the Amendment by the stockholders on March      , 2012, the Company has caused its authorized officer to execute this Amendment to the Plan.

CIENA CORPORATION

By: ___________________________________
Name:
Title:
Date:

A-1

ANNEX B

AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors of Ciena Corporation (the “Company”) has adopted this Amended and Restated 2003 Employee Stock Purchase Plan (the “Plan”) to enable eligible employees of the Company and its participating Affiliates (as defined below), through payroll deductions, to purchase shares of the Company's common stock, par value $0.01 per share (the “Common Stock”). The Plan is for the benefit of the employees of the Company and any participating Affiliates. The Plan is intended to benefit the Company by increasing the employees' interest in the Company's growth and success and encouraging employees to remain in the employ of the Company or its participating Affiliates. The provisions of the Plan are set forth below:

1. SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 26 below, the aggregate number of shares of Common Stock that may be made available for purchase by participating employees under the Plan is 8,211,915 shares; provided, that, beginning on December 31, 2005 and on each December 31 thereafter (the “Determination Date) there shall be added to the Plan an additional 571,428 shares; and provided further that, the number of shares so added on the Determination Date each year shall be reduced to the extent necessary that the total number of shares available for purchase under the Plan shall not at any time exceed 8,211,915 shares. Share amounts in Section 1 of the Plan have been adjusted to reflect the Company's 1-for-7 reverse stock split on September 22, 2006. The shares issuable under the Plan may, in the discretion of the Board of Directors of the Company (the “Board”), be authorized but unissued shares, treasury shares or issued and outstanding shares that are purchased in the open market.

2. ADMINISTRATION

The Plan shall be administered under the direction of the Compensation Committee of the Board (the “Committee”). No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

3. INTERPRETATION

It is intended that the Plan will meet the requirements for an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986 (the “Code”), and it is to be so applied and interpreted. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations will be final and binding upon all persons.

4. ELIGIBLE EMPLOYEES

Any employee of the Company and its participating Affiliates as determined by the Committee may participate in the Plan, except the following, who are ineligible to participate: (a) an employee who has been employed by the Company or any of its participating Affiliates for less than three months as of the beginning of an Offering Period (as defined in Section 8 below); (b) an employee whose customary employment is for less than five months in any calendar year; (c) an employee whose customary employment is less than 21 hours per week; (d) an employee who, after exercising his or her rights to purchase shares under the Plan, would own shares of Common Stock (including shares that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of stock of the Company; and (e) employees who are citizens or residents of a non-U.S. jurisdiction where the grant of an option under the Plan to a citizen or resident of the non-U.S. jurisdiction is prohibited under the laws of that jurisdiction, or where compliance with the laws of the foreign jurisdiction would cause the Plan to violate Code Section 423 requirements. The term “participating Affiliate” means any company or other trade or business that is a subsidiary of the Company (determined in accordance with the principles of Sections 424(e) and (f) of the Code and the regulations thereunder) designated by the Committee as being eligible to participate in the Plan. The Board may at any time in its sole discretion, if it deems it advisable to do so, terminate the participation of the employees of a particular participating Affiliate. The Committee may at any time in its sole discretion, if it deems it advisable to do so, restrict the participation of officers, highly compensated employees or such other employees whose principal duties consist of supervising the work of other employees.

5. PARTICIPATION IN THE PLAN

An eligible employee may become a participating employee in the Plan by completing an election to participate in the Plan on a form provided by the Company and submitting that form to the Benefits Department of the Company. The form will authorize payroll deductions (as provided in Section 6 below) and authorize the purchase of shares of Common Stock for the employee's account in accordance with the terms of the Plan. Enrollment will become effective upon the first day of the next Offering Period. Enrollment in this Plan is limited to one Offering Period at a time.

6. PAYROLL DEDUCTIONS

At the time an eligible employee submits his or her election to participate in the Plan (as provided in Section 5 above), the employee shall elect to have deductions made from his or her pay, on each pay day following his or her enrollment in the Plan, and for as long as he or she shall participate in the Plan. The Committee shall have discretion to establish limitations on the amount of any such deductions. As determined by the Committee, such deductions may be either as a percentage or as a maximum dollar amount, but in either case such deductions shall not exceed ten percent (10%) of such employee's base salary allocable to the Offering Period. The deductions will be credited to the participating employee's account under the Plan. An employee may not during any Offering Period change his or her amount or percentage of payroll deduction for that Offering nor may an employee withdraw any contributed funds, other than in accordance with Sections 15 through 20 below.

7. RECORD OF PAYROLL DEDUCTIONS

The Company and participating Affiliates will cause to be maintained a record of amounts credited to each participating employee authorizing a payroll deduction pursuant to Section 6. The Company will not credit interest on the balance of the employees' accounts during the Offering Period.

8. OFFERING AND PURCHASE PERIODS

An Offering Period is the period determined by the Committee during which payroll deductions are accumulated for the purpose of purchasing Common Stock under the Plan, provided such Offering Period shall in no event exceed twenty-four months (24 months). A Purchase Period is the period designated by the Committee and ending on the last trading day on which purchases of Common Stock are made under the Plan.

9. RIGHTS TO PURCHASE COMMON STOCK; PURCHASE PRICE

Rights to purchase shares of Common Stock will be deemed granted to participating employees as of the first trading day of each Offering Period. The purchase price of each share of Common Stock (the “Purchase Price”) shall be the lesser of 85 percent of the fair market value of the Common Stock (i) on the trading day immediately preceding the first day of the Offering Period or (ii) on the last trading day of the Purchase Period, unless the Purchase Price is otherwise established by the Committee; provided that in no event shall the Purchase Price be less than the amount determined pursuant to subparagraphs (i) and (ii) above, or the par value of the Common Stock. For purposes of the Plan, “fair market value” means the value of each share of Common Stock subject to the Plan determined as follows: if on the determination date the shares of Common Stock are listed on an established national or regional stock exchange, are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or are publicly traded on an established securities market, the fair market value of the shares of Common Stock shall be the closing price of the shares of Common Stock on such exchange or in such market (the exchange designated by the Board if there is more than one such exchange or market) on the determination date (or if there is no such reported closing price, the fair market value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of the shares of Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the shares of Common Stock are not listed on such an exchange, quoted on such System or traded on such a market, fair market value shall be determined by the Board in good faith.

10. TIMING OF PURCHASE; PURCHASE LIMITATION

Unless a participating employee has given prior written notice terminating such employee's participation in the Plan, or the employee's participation in the Plan has otherwise been terminated as provided in Sections 16 through 20 below, such employee will be deemed to have exercised automatically his or her right to purchase Common Stock on the last trading day of the Purchase Period (except as provided in Section 15 below) for the number of shares of Common Stock which the accumulated funds in the employee's account at that time will purchase at the Purchase Price, subject to the participation adjustment provided for in Section 14 below and subject to adjustment under Section 26 below. Notwithstanding any other provision of the Plan, no employee may purchase in any one Purchase Period and in any one calendar year under the Plan and all other “employee stock purchase plans” of the Company and its participating Affiliates shares of Common Stock having an aggregate fair market value in excess of $25,000, determined as of the last trading date preceding the Offering Period as to shares purchased during such period. Notwithstanding any other provision of the Plan, the Committee may specify a maximum number of shares of Common Stock that may be purchased by any participating employee for such Offering Period and/or a maximum aggregate number of shares of Common Stock that may be purchased by all participating employees for such Offering Period. Effective upon the last trading day of the Purchase Period, a participating employee will become a stockholder with respect to the shares purchased during such period, and will thereupon have all dividend, voting and other ownership rights incident thereto. Notwithstanding the foregoing, no shares shall be sold pursuant to the Plan unless the Plan is approved by the Company's stockholders in accordance with Section 25 below.

11. REGISTRATION; ISSUANCE OF STOCK CERTIFICATES

As of the last trading day of the Purchase Period, a participating employee will be credited with the number of shares of Common Stock purchased for his or her account under the Plan during such Offering Period. Shares purchased under the Plan will be held in the custody of an agent (the “Agent”) appointed by the Committee. Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates. The Agent may hold the shares purchased under the Plan in stock certificates in nominee names and may commingle shares held in its custody in a single account or stock certificate without identification as to individual participating employees. A participating employee may, at any time following his or her purchase of shares under the Plan and after the expiration of the qualifying holding period, by written notice instruct the Agent to have all or part of such shares reissued in the participating employee's own name and have the stock certificate delivered to the employee. The Committee shall have the right to require that participating employees abstain from selling or otherwise transferring shares of Common Stock purchased pursuant to the Plan for a period lasting up to two years from the date the shares were purchased pursuant to the Plan.

12. WITHHOLDING OF TAXES

To the extent that a participating employee realizes ordinary income in connection with a sale or other transfer of any shares of Common Stock purchased under the Plan, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder. Any participating employee who sells or otherwise transfers shares purchased under the Plan within two years after the beginning of the Offering Period in which the shares were purchased must within 30 days of such transfer notify the Payroll Department of the Company in writing of such transfer.

13. ACCOUNT STATEMENTS

The Company will cause the Agent to deliver to each participating employee a statement for each Purchase Period during which the employee purchases Common Stock under the Plan, but no more frequently than every six months, reflecting the amount of payroll deductions during the Purchase Period, the number of shares purchased for the employee's account, the price per share of the shares purchased for the employee's account and the number of shares held for the employee's account at the end of the Purchase Period.

14. PARTICIPATION ADJUSTMENT

If in any Purchase Period the number of unsold shares that may be made available for purchase under the Plan pursuant to Section 1 above (or, as determined by the Committee, pursuant to any limitation on the aggregate number of shares purchasable in any Purchase Period) is insufficient to permit exercise of all rights deemed exercised by all participating employees pursuant to Section 9 above, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately. Any funds then remaining in a participating employee's account after such exercise will be refunded to the employee.

15. CHANGES IN ELECTIONS TO PURCHASE

(a)
A participating employee may, at any time prior to the fifth business day before the last day of the Purchase Period, by written notice to the Company, direct the Company to cease payroll deductions (or, if the payment for shares is being made through periodic cash payments, notify the Company that such payments will be terminated), in accordance with the following alternatives:

(i)
The employee's option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee's account; or

(ii)	Withdraw the amount in such employee's account and terminate such employee's option to purchase.

(b)
Any participating employee may decrease his or her payroll deduction or periodic cash payments, to take effect as soon as administratively practicable by delivering to the Company a new form regarding election to participate in the Plan under Section 5 above.

(c)
Any participating employee may increase his or her payroll deduction or periodic cash payments, to take effect on the first day of the next following Offering Period by delivering to the Company a new form regarding election to participate in the Plan under Section 5 above.

16. TERMINATION OF EMPLOYMENT

In the event a participating employee voluntarily leaves the employ of the Company or a participating Affiliate, otherwise than by retirement under a plan of the Company or a participating Affiliate, or is terminated by the Company prior to the last day of the Purchase Period, the amount in the employee's account will be distributed and the employee's option to purchase will terminate.

17. RETIREMENT

In the event a participating employee who has an option to purchase shares leaves the employ of the Company or a participating Affiliate because of retirement under a plan of the Company or a participating Affiliate, the participating employee may elect, within 60 days after the date of such retirement or termination, but, in no event, later than the end of the current Purchase Period, one of the following alternatives:

(a)
The employee's option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee's account; or

(b)	Withdraw the amount in such employee's account and terminate such employee's option to purchase.

In the event the participating employee does not make an election within the aforesaid 60-day period, he or she will be deemed to have elected subsection 17(b) above.

18. LAY-OFF, AUTHORIZED LEAVE OF ABSENCE OR DISABILITY

Payroll deductions for shares for which a participating employee has an option to purchase may be suspended during any period of absence of the employee from work due to lay-off, authorized leave of absence or disability or, if the employee so elects, periodic payments for such shares may continue to be made in cash.

If such employee returns to active service prior to the last day of the Purchase Period, the employee's payroll deductions will be resumed and if said employee did not make periodic cash payments during the employee's period of absence, the employee shall, by written notice to the Company's Payroll Department within 10 days after the employee's return to active service, but not later than the last day of the Purchase Period, elect one of the following alternatives:

(a)
The employee's option to purchase shall be reduced to the number of shares that can be purchased with the amount, if any, then credited to the employee's account plus the aggregate amount, if any, of all payroll deductions to be made thereafter; or

(b)	Withdraw the amount in the employee's account and terminate the employee's option to purchase.

A participating employee on lay-off, authorized leave of absence or disability on the last day of the Purchase Period shall deliver written notice to his or her employer on or before the last day of the Purchase Period, electing one of the alternatives provided in the foregoing clauses (a) or (b) of this Section 18. If any employee fails to deliver such written notice within 10 days after the employee's return to active service or by the last day of the Purchase Period, whichever is earlier, the employee shall be deemed to have elected subsection 18(b) above.

If the period of a participating employee's lay-off, authorized leave of absence or disability shall terminate on or before the last day of the Purchase Period, and the employee shall not resume active employment with the Company or a participating Affiliate, the employee shall receive a distribution in accordance with the provisions of Section 17 of this Plan.

19. DEATH

In the event of the death of a participating employee while the employee's option to purchase shares is in effect, the legal representatives of such employee may, within 60 days after the employee's death (but no later than the last day of the Purchase Period) by written notice to the Company or participating Affiliate, elect one of the following alternatives:

(a)
The employee's option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee's account; or

(b)	Withdraw the amount in such employee's account and terminate such employee's option to purchase.

In the event the legal representatives of such employee fail to deliver such written notice to the Company or participating Affiliate within the prescribed period, the election to purchase shares shall terminate and the amount then credited to the employee's account shall be paid to such legal representatives.

20. TERMINATION OF PARTICIPATION

A participating employee will be refunded all moneys in his or her account, and his or her participation in the Plan will be terminated if either (a) the Board elects to terminate the Plan as provided in Section 25 below, or (b) the employee ceases to be eligible to participate in the Plan under Section 4 above. As soon as practicable following termination of an employee's participation in the Plan, the Company will deliver to the employee a check representing the amount in the employee's account and a stock certificate representing the number of whole shares held in the employee's account. Once terminated, participation may not be reinstated for the then current Offering Period, but, if otherwise eligible, the employee may elect to participate in any subsequent Offering Period.

21. ASSIGNMENT

No participating employee may assign his or her rights to purchase shares of Common Stock under the Plan, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of Common Stock under the Plan may be made only to the participating employee (or, in the event of the employee's death, to the employee's estate). Once a stock certificate has been issued to the employee or for his or her account, such certificate may be assigned the same as any other stock certificate.

22. APPLICATION OF FUNDS

All funds received or held by the Company under the Plan shall be deposited with the Agent for the account of the participating employees. Participating employees' accounts will not be segregated.

23. NO RIGHT TO CONTINUED EMPLOYMENT

Neither the Plan nor any right to purchase Common Stock under the Plan confers upon any employee any right to continued employment with the Company or any of its participating Affiliates, nor will an employee's participation in the Plan restrict or interfere in any way with the right of the Company or any of its participating Affiliates to terminate the employee's employment at any time.

24. AMENDMENT OF PLAN

The Board may, at any time, amend the Plan in any respect (including an increase in the percentage specified in Section 9 above used in calculating the Purchase Price). An amendment to the Plan shall be contingent on approval of the stockholders of the Company only to the extent required by applicable law, regulations or rules or as provided by the Board.

25. EFFECTIVE DATE; TERM AND TERMINATION OF THE PLAN

The Plan, as amended and restated, shall be effective as of the date of adoption by the Board, which date is set forth below, subject to approval of the Plan by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy; provided, however, that upon approval of the Plan by the shareholders of the Company as set forth above, all rights to purchase shares granted under the Plan on or after the effective date shall be fully effective as if the shareholders of the Company had approved the Plan on the effective date. If the shareholders fail to approve the Plan on or before one year after the effective date, the amendment and restatement of the Plan shall be rejected, any rights to purchase shares granted hereunder shall be null and void and of no effect and all contributed funds shall be refunded to participating employees to the extent based upon the amendment and restatement of the Plan. The Board may terminate the Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participating employees that have vested at the time of termination. In any event, the Plan shall, without further action of the Board, terminate ten (10) years after the January 20, 2012 adoption of the amendment and restatement of the Plan by the Board or, if earlier, at such time as all shares of Common Stock that may be made available for purchase under the Plan pursuant to Section 1 above have been issued.

26. EFFECT OF CHANGES IN CAPITALIZATION

(a) Change in Stock

If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the effective date of the Plan, the number and kinds of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which rights are outstanding shall be similarly adjusted so that the proportionate interest of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding rights shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such rights, but shall include a corresponding proportionate adjustment in the Purchase Price per share.

(b) Reorganization in Which the Company Is the Surviving Corporation

Subject to Subsection (c) of this Section 26, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, all outstanding rights under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such rights would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such rights immediately prior to such reorganization, merger or consolidation.

(c) Reorganization in Which the Company Is Not the Surviving Corporation or Sale of Assets or Stock

Upon any dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than 80 percent of the combined voting power of all classes of stock of the Company, the Plan and all rights outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the rights theretofore granted, or for the substitution for such rights of new rights covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and rights theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, all current Purchase Periods and Offering Periods shall be deemed to have ended on the last trading day prior to such termination, and in accordance with Section 10 above the rights of each participating employee then outstanding shall be deemed to be automatically exercised on such last trading day. The Board shall send written notice of an event that will result in such a termination to all participating employees not later than the time at which the Company gives notice thereof to its stockholders.

(d) Adjustments

Adjustments under this Section 26 related to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.

(e) No Limitations on Company

The grant of a right pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

27. GOVERNMENTAL REGULATION

The Company's obligation to issue, sell and deliver shares of Common Stock pursuant to the Plan is subject to such approval of any governmental authority and any national securities exchange or other market quotation system as may be required in connection with the authorization, issuance or sale of such shares.

28. STOCKHOLDER RIGHTS

Any dividends paid on shares held by the Company for a participating employee's account will be transmitted to the employee. The Company will deliver to each participating employee who purchases shares of Common Stock under the Plan, as promptly as practicable by mail or otherwise, all notices of meetings, proxy statements, proxies and other materials distributed by the Company to its stockholders. Any shares of Common Stock held by the Agent for an employee's account will be voted in accordance with the employee's duly delivered and signed proxy instructions. There will be no charge to participating employees in connection with such notices, proxies and other materials.

29. RULE 16B-3

Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Securities Exchange Act of 1934, as amended. If any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.

30. PAYMENT OF PLAN EXPENSES

The Company will bear all costs of administering and carrying out the Plan; provided however, participating employees shall bear all costs incurred subsequent to the issuance of stock certificates pursuant to Section 11.

* * *

This Plan was duly adopted and approved by the Board of Directors on January 24, 2003 and amended by action of the Board or a committee thereof on December 8, 2004, March 3, 2005, May 30, 2006, and September 10, 2010. This Plan, as amended, was approved by action of the stockholders on March 12, 2003, and March 16, 2005. This Plan was further amended and restated by action of the Board on January 20, 2012, and, this Plan, as amended, was approved by action of the stockholders on March __, 2012.

CIENA CORPORATION

By: ___________________________________
Name:
Title:
Date:

ciena.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_______________

MR A SAMPLE
DESIGNATION (IF ANY)
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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on March 21, 2012.

Vote by Internet

- Log on to the Internet and go to **envisionreports.com/ciena**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote "FOR" Proposals 1, 2, 3, 4 and 5.

1. Election of two Class III directors:

	For	Against	Abstain
01 - Bruce L. Claflin	☐	☐	☐
02 - Patrick T. Gallagher	☐	☐	☐

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In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or continuation thereof.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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01EXNE

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

ciena.

Proxy — CIENA CORPORATION

1201 Winterson Road
Linthicum, Maryland 21090

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, and appoints Gary B. Smith, James E. Moylan, Jr. and David M. Rothenstein, or any of them, the proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Ciena Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Ciena Corporation to be held on Wednesday, March 21, 2012 at 3:00 p.m., or any adjournment thereof.